BLACKROCK DIRECT LENDING CORP.,
as Borrower

REVOLVING CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION,
as the Administrative Agent, Lead Arranger, Letter of Credit Issuer, and a Lender

June 18, 2021

TABLE OF CONTENTS (Page)

Section 1. DEFINITIONS (1)

1.1 Defined Terms (1)

1.2 Other Definitional Provisions (40)

1.3 Times of Day (40)

1.4 Schedules and Exhibits, Sections (40)

1.5 References to Agreements, Laws, Etc. (40)

1.6 Interest Rates (40)

1.7 Exchange Rates; Currency Equivalents (41)

1.8 Letter of Credit Amounts (41)

Section 2. REVOLVING CREDIT LOANS (41)

2.1 The Commitment (41)

2.2 Revolving Credit Commitment (45)

2.3 Manner of Borrowing (46)

2.4 Minimum Loan Amounts (48)

2.5 Funding (48)

2.6 Interest (49)

2.7 Determination of Rate and Billing (50)

2.8 Addition of Qualified Borrowers and Payment of the Borrower Guaranty (50)

2.9 Use of Proceeds and Borrower Guaranties (51)

2.10 Unused Commitment Fee (51)

2.11 Upfront Fee and Other Fees (52)

2.12 Extension of Maturity Date (52)

2.13 Increase in the Maximum Commitment (52)

2.14 Letters of Credit (54)

2.15 Letter of Credit Fees (58)

2.16 Benchmark Replacement Setting (58)

2.17 Canadian Benchmark Replacement Setting (60)

Section 3. PAYMENT OF OBLIGATIONS (61)

3.1 Revolving Credit Notes (62)

3.2 Payment of Obligations (62)

3.3 Payment of Interest (62)

3.4 Payments on the Obligations (63)

3.5 Voluntary Prepayments (63)

3.6 Reduction or Early Termination of Commitments (64)

3.7 Lending Office (64)

3.8 Joint and Several Liability (64)

Section 4. TAXES; CHANGE IN CIRCUMSTANCES (65)

4.1 Taxes (65)

4.2 Illegality (69)

4.3 Inability to Determine Rates (70)

i

4.4 Increased Cost and Capital Adequacy (71)

4.5 Funding Losses (73)

4.6 Requests for Compensation (73)

4.7 Survival (73)

Section 5. SECURITY (74)

5.1 Liens and Security Interest (74)

5.2 Collateral Accounts; Investor Capital Calls (74)

5.3 Lender Offset (77)

5.4 Agreement to Deliver Additional Collateral Documents (78)

5.5 Subordination (78)

Section 6. CONDITIONS PRECEDENT TO LENDING (78)

6.1 Obligations of the Lenders (78)

6.2 Conditions to all Loans (81)

6.3 Conditions to Qualified Borrower Loans (81)

6.4 Addition of Fund Parties (82)

Section 7. REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES (84)

7.1 Organization and Good Standing (84)

7.2 Authorization and Power (84)

7.3 No Conflicts or Consents (84)

7.4 Enforceable Obligations (84)

7.5 Priority of Liens (85)

7.6 Financial Condition (85)

7.7 Full Disclosure (85)

7.8 No Default (85)

7.9 No Litigation (85)

7.10 Material Adverse Effect (85)

7.11 Taxes (86)

7.12 ERISA (86)

7.13 Compliance with Law (86)

7.14 Investor Information; Investor Capital Commitments and Contributions (86)

7.15 Fiscal Year (86)

7.16 Principal Office; Jurisdiction of Formation; Organizational Structure (86)

7.17 Margin Stock (87)

7.18 Investment Company Act (87)

7.19 No Defenses (87)

7.20 No Withdrawals Without Approval (87)

7.21 Anti-Corruption Laws; Anti-Money Laundering Laws; and Sanctions (87)

7.22 Alternative Investment Vehicles and Parallel Funds (88)

7.23 Beneficial Ownership Certification (88)

Section 8. AFFIRMATIVE COVENANTS (88)

8.1 Financial Statements, Reports and Notices (88)

8.2 Transfers by Existing Investors (91)

8.3 Payment of Taxes (92)

8.4 Maintenance of Existence and Rights (92)

8.5 Other Notices (93)

8.6 Compliance with Loan Documents, Constituent Documents and Fund Documents (93)

8.7 Operations (93)

8.8 Books and Records; Access (93)

8.9 Compliance with Law (93)

8.10 Insurance (94)

8.11 Authorizations and Approvals (94)

8.12 Maintenance of Liens (94)

8.13 Further Assurances (94)

8.14 Maintenance of Separate Existence (94)

8.15 Investor Capital Call (94)

8.16 Collateral Accounts and Permitted Investments (94)

8.17 Covenants of Qualified Borrowers (94)

8.18 Solvency (94)

8.19 Anti-Corruption Laws; Anti-Money Laundering Laws; and Sanctions (94)

8.20 Pre-Executed Capital Call Notices (95)

8.21 Investor Default (95)

Section 9. NEGATIVE COVENANTS (95)

9.1 Mergers, Etc. (95)

9.2 Negative Pledge (95)

9.3 Fiscal Year and Accounting Method (95)

9.4 Constituent Documents and Related Documents (96)

9.5 Admission of Investors; Transfers of Affiliate Interests; Investor Withdrawals; Alternative Investment Vehicles; Parallel Funds (97)

9.6 Capital Commitments (98)

9.7 ERISA Compliance (99)

9.8 Dissolution (99)

9.9 Limitations on Distributions (99)

9.10 Limitations on Indebtedness (100)

9.11 Limitation on Withdrawals (100)

9.12 Transfers by Credit Parties (100)

9.13 Deemed Capital Contributions (100)

9.14 Change of Depository Bank or Securities Intermediary (100)

9.15 Collateral Accounts (100)

Section 10. EVENTS OF DEFAULT (101)

10.1 Events of Default (101)

10.2 Remedies Upon Event of Default (103)

10.3 Additional Default Remedies (104)

10.4 Waivers of Notice, Etc. (106)

10.5 Curing an Event of Default by Investor Capital Call and Duty to Liquidate Portfolio Investments (107)

10.6 Events of Default or Defaults relating to Qualified Borrowers (108)

Section 11. AGENCY PROVISIONS (108)

11.1 Appointment and Authorization of Agents (108)

11.2 Delegation of Duties (109)

11.3 Exculpatory Provisions (109)

11.4 Reliance on Communications (111)

11.5 Notice of Default (111)

11.6 Non-Reliance on Agents and Other Lenders (111)

11.7 Indemnification (111)

11.8 Agents in Their Individual Capacity (112)

11.9 Successor Agent (112)

11.10 Reliance by the Credit Parties (114)

11.11 Administrative Agent May File Proofs of Claim (114)

Section 12. MISCELLANEOUS (114)

12.1 Amendments (115)

12.2 Sharing of Offsets (116)

12.3 Sharing of Collateral (117)

12.4 Waiver (117)

12.5 Payment of Expenses; Indemnity (117)

12.6 Notice (120)

12.7 Governing Law (122)

12.8 Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver

of Trial by Jury (122)

12.9 Invalid Provisions (123)

12.10 Entirety (123)

12.11 Parties Bound; Assignment (123)

12.12 Lender Removal/Replacement (126)

12.13 Maximum Interest (127)

12.14 Headings (127)

12.15 Survival (127)

12.16 Full Recourse (127)

12.17 Availability of Records; Confidentiality (128)

12.18 USA Patriot Act Notice (129)

12.19 Multiple Counterparts (129)

12.20 Joint and Several Liability (129)

12.21 Acknowledgment and Consent to Bail-In of Affected Financial Institutions (130)

12.22 Judgment Currency (130)

SCHEDULES

SCHEDULE I: Fund Party Information

SCHEDULE II: Lender Commitments

SCHEDULE III: Responsible Officers

SCHEDULE IV: Schedule of Maximum Commitments for SLS Facilities

SCHEDULE V: Structure Chart

EXHIBITS

EXHIBIT A-1: Schedule of Investors / Form of Borrowing Base Certificate

EXHIBIT A-2: Form of Borrowing Request Borrowing Base Certificate

EXHIBIT B: Form of Note

EXHIBIT C: Form of Borrower Security Agreement

EXHIBIT D: Form of Borrower Pledge of Collateral Account

EXHIBIT E-1: Form of Request for Borrowing

EXHIBIT E-2: Form of Request for Letter of Credit

EXHIBIT F: Form of Rollover / Conversion Notice

EXHIBIT G: Form of Assignment and Acceptance Agreement

EXHIBIT H: Form of Qualified Borrower Promissory Note

EXHIBIT I: Form of Borrower Guaranty

EXHIBIT J: Form of Responsible Officer’s Certificate

EXHIBIT K: Form of Extension Request

EXHIBIT L-1: Form of U.S. Tax Compliance Certificate

EXHIBIT L-2: Form of U.S. Tax Compliance Certificate

EXHIBIT L-3: Form of U.S. Tax Compliance Certificate

EXHIBIT L-4: Form of U.S. Tax Compliance Certificate

EXHIBIT M: Form of Facility Increase Request

EXHIBIT N: Form of Lender Joinder Agreement

EXHIBIT O: Form of Joinder Agreement

v

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT is dated as of June 18, 2021, by and among BLACKROCK DIRECT LENDING CORP., a Delaware corporation, as borrower (the “Initial Borrower”; the Initial Borrower together with any AIV Borrower or Parallel Fund that joins as a borrower pursuant to Section 6.4, the “Primary Borrowers” and each a “Primary Borrower”; the Primary Borrowers together with any Qualified Borrowers becoming a party hereto pursuant to Section 6.3, in each case, as set forth on Schedule I (or any updated version delivered in accordance with the terms hereof), the “Borrowers” and each, a “Borrower”), and SUMITOMO MITSUI BANKING CORPORATION, (“SMBC”), as the Administrative Agent for the Secured Parties, Letter of Credit Issuer (as hereinafter defined), Lead Arranger and as a Lender, and each of the other Persons from time to time party hereto as Lenders (each capitalized term not defined is defined below).

RECITALS:

A.
The Borrowers have requested that the Lenders provide credit to the Borrowers in the form of revolving loans on the terms and conditions set forth herein; and
B.
The Lenders are willing to make Loans (as hereinafter defined) upon the terms and subject to the conditions set forth in this Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1.
DEFINITIONS
1.1
Defined Terms. For the purposes of this Credit Agreement, unless otherwise expressly defined, the following terms shall have the respective meanings assigned to them in this Section 1.1 or in the section or recital referred to:
“Adequately Capitalized” means compliance with the minimum capital standards for a Bank Holding Company as described in the Bank Holding Company Act of 1956, as amended, and regulations promulgated thereunder.
“Adjusted Eurocurrency Rate” means an interest rate per annum equal to (a) the Eurocurrency Rate for such Interest Period divided by (b) one minus the Eurocurrency Reserve Percentage.
“Administrative Agent” means SMBC, until the appointment of a successor “Administrative Agent” pursuant to Section 11.9 and, thereafter, shall mean such successor Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any Person means any other Person that, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purpose of this definition, “control” and the correlative meanings of the terms “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, membership interests or partnership interests or by contract or otherwise.

“Agent-Related Party” is defined in Section 12.5(f).
“Agent-Related Person” is defined in Section 11.3.
“Agents” means, collectively, the Administrative Agent, the Lead Arranger and any successors and assigns in such capacities.
“Agreed Currencies” means Dollars and each Alternative Currency and “Agreed Currency” means any of such Agreed Currencies.
“AIV Borrower” means each Borrower identified as an “AIV Borrower” on Schedule I, together with any other Portfolio Investment Vehicle which becomes a Borrower under this Credit Agreement pursuant to Section 9.5(c).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1% and (c) Term SOFR for a one month Interest Period in effect on such day plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.16 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.16(b)), then the Alternate Base Rate shall be the greater of clause (a) and clause (b) of this definition and shall be determined without reference to clause (c) of this definition. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Credit Agreement and the other Loan Documents.
“Alternate Base Rate Borrowing” means, as to any Borrowing, the Alternate Base Rate Loans comprising such Borrowing.
“Alternate Base Rate Conversion Date” is defined in Section 2.3(h).
“Alternate Base Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to the Alternate Base Rate.
“Alternate Base Rate Loan” means a Loan denominated in Dollars made hereunder with respect to which the interest rate is calculated by reference to the Alternate Base Rate.
“Alternate Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Alternative Currency” means any of (a) Euro, (b) Sterling, (c) Canadian Dollars and other such currencies as approved from time to time by the Lenders in their sole discretion (such other currencies being on an uncommitted basis) and, in the case of a Letter of Credit, the Letter of Credit Issuer in its sole discretion.
“Alternative Investment Fund Management Agreement” means any Alternative Investment Fund Management Agreement reasonably acceptable to the Administrative Agent.
“Alternative Investment Vehicle” means any corporation, limited liability company, partnership or other entity or alternative structure created by a General Partner in accordance with the applicable Partnership Agreements or as otherwise permitted thereunder for the purpose of making Portfolio Investments.
“Annual Valuation Period” means, with respect to each Borrower that qualifies as an Operating Company, the “annual valuation period” for such Borrower, as defined in 29 C.F.R. §2510.3-101(d)(5), as determined by designation of such Borrower’s general partner, managing member or other similar managing fiduciary.
“Anticipated Expenses” any amounts which are necessary (x) to satisfy existing commitments or other similar arrangements of the Borrowers to purchase Portfolio Investments or Portfolio Investment Vehicles or to fund commitments in respect of such Portfolio Investments or Portfolio Investment Vehicles, (y) to satisfy obligations under Swap Agreements (including any applicable requirements to post collateral) or to satisfy any obligations then due and payable arising under any Indebtedness permitted to be incurred pursuant to Section 9.10, to the extent such commitments or obligations were entered into prior to the Responsible Officer of the Primary Borrowers becoming aware of the requirement to make the applicable prepayment required under Section 2.1(e) or other applicable payment under this Credit Agreement, or (z) to pay other Borrower Expenses then due and payable.
“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti‑bribery or anti‑corruption laws, regulations or ordinances in any jurisdiction in which any Credit Party or any of its Subsidiaries or their respective Related Parties is located or doing business.
“Anti-Money Laundering Laws” means Applicable Law in any jurisdiction in which any Credit Party or any of its Subsidiaries or their respective Related Parties are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Lending Office” means, for each Lender and for each Type of Loan, the “lending office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on Schedule I hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrowers by written notice in accordance with the terms hereof as the office by which such Type of Loans are to be made and maintained.
“Applicable Margin” means (a) with respect to any Term SOFR Loan, 2.25% per annum, (b) with respect to any Eurocurrency Rate Loan, 2.25% per annum, (c) with respect to any Daily Simple RFR Loan, 2.25% per annum and (d) with respect to Alternate Base Rate Loans, 1.25% per annum.
“Applicable Requirement” means:
(a)
with respect to PIFSS, a Rating of A-/A1 or higher for its Credit Provider;
(b)
except as set forth in clause (a) of this definition, if such Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, if applicable) is:
(i)
a Bank Holding Company, it shall have Adequately Capitalized status or better;

(ii)
an insurance company, it shall have a Best’s Financial Strength Rating of A- or higher and a Rating of BBB-/Baa3 or higher;
(iii)
a pension fund, it shall have a Rating of BBB-/Baa3 or higher for it or its Sponsor and maintenance of minimum funding levels based on the Rating of its Sponsor or responsible party as set forth below:

Sponsor Rating/Responsible Party RatingA-/A3 or higherBBB/Baa2 or higher Minimum Funding RatioNo minimum80%

(c)
except as set forth in clause (a) of this definition, all other Investors (or their Credit Provider) shall have Ratings of BBB/Baa2 or higher.
The first Rating indicated in each case above is the S&P Rating and the second Rating indicated in each case above is the Moody’s Rating. In the event that the S&P and Moody’s Ratings are not equivalent, the Applicable Requirement shall be based on the lower of the two. If any Investor has only one Rating from either S&P or Moody’s, then that Rating shall apply. If the Rating of any Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, as applicable) falls below the Rating required by this definition, then such Investor shall be deemed to have failed the Applicable Requirement.

Notwithstanding the foregoing, an Investor which does not have any Rating shall be deemed to meet the Rating requirements set forth above which are applicable to it, to the extent that the Administrative Agent determines in its sole discretion based upon its internal rating methodology, that such Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, as applicable) is of a credit quality which is at least equivalent to the Ratings set forth above applicable to it.

“Assignee” is defined in Section 12.11(d).
“Assignment Amount” means, with respect to a Lender at the time of any assignment pursuant to Section 12.11(d) by such Lender, an amount equal to the lesser of: (a) such Lender’s Lender Pro Rata Share of the Obligations requested by such Lender to be assigned at such time; and (b) such Lender’s unused Commitment.
“Assignment and Acceptance Agreement” means the agreement contemplated by Section 12.11(d), pursuant to which any Lender assigns all or any portion of its rights and obligations hereunder, which agreement shall be substantially in the form of Exhibit G attached hereto.
“Available Commitment” means, at any time of determination, the lesser of (a) the Maximum Commitment and (b) the Borrowing Base minus, in either case, the FX Reserve Amount.
“Available Canadian Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (a) if the then-current Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Canadian Benchmark, as applicable, pursuant to this Credit Agreement as of such date.
“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Credit Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Credit Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.16(e).
“Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority (or other applicable authority) in respect of any liability of an Affected Financial Institution (or other applicable institution).
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Holding Company” means a “bank holding company” as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended from time to time and any successor statute or statutes, or a non-bank subsidiary of such bank holding company.
“Benchmark” means, initially, with respect to any:
(d)
Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark for Dollars, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant Section 2.16(a);
(e)
Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the Daily Simple RFR; provided that, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to such Daily Simple RFR or the then-current Benchmark for Sterling, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant Section 2.16(a); and
(f)
Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, EURIBOR; provided that, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to EURIBOR or the then-current Benchmark for Euros, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant Section 2.16(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent after consultation with the Borrowers for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and
(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent with the consent of the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Alternative Currency at such time and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or clause (2) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by the Administrative Agent.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Best’s Financial Strength Rating” means a “Best’s Financial Strength Rating” by A.M. Best Company.
“Borrower” and “Borrowers” is defined in the first paragraph hereof or any other entity designated as a “Borrower” which is joined to this Credit Agreement and/or the Loan Documents in accordance with Section 6.4.
“Borrower Expense” means any operating expense of any Borrower incurred in the ordinary course of such Borrower’s activities pursuant to and in compliance with its respective Constituent Documents.

“Borrower Guaranty” and “Borrower Guaranties” are defined in Section 2.8(c).
“Borrower Party” is defined in Section 11.1(a).
“Borrower Security Agreement” means the Borrower Security Agreement, substantially in the form of Exhibit C-1 hereto, as the same may be amended, restated, modified or supplemented from time to time.
“Borrowing” means a disbursement made by the Lenders of any of the proceeds of one or more Loans, and “Borrowings” means the plural thereof.
“Borrowing Base” means, on any date of determination, the sum of (a) ninety percent (90%) of the aggregate Unfunded Capital Commitments of the Included Investors and (b) sixty-five percent (65%) of the aggregate Unfunded Capital Commitments of the Designated Investors, in each case as such Unfunded Capital Commitments are first reduced by the excess of such Unfunded Capital Commitments that are greater than the applicable Concentration Limits for such Included Investors. For the avoidance of doubt, the Unfunded Capital Commitments of an Excluded Investor shall be excluded from the Borrowing Base until such time as such Investor becomes or is restored as a Borrowing Base Investor.
“Borrowing Base Certificate” means the certificate (with attached spreadsheet setting forth the calculation of the Available Commitment) substantially in the form of Exhibit A-1.
“Borrowing Base Criteria” means in respect of any Investor, the following requirements:
(g)
such Investor has executed and delivered (directly or by power of attorney) a legal, valid and binding Subscription Agreement which evidences such Investor’s Investor Capital Commitment and pursuant to which such Investor agrees to make Investor Capital Contributions to the applicable Fund, which Subscription Agreement is in full force and effect and a copy of which has been delivered to the Administrative Agent;
(h)
such Investor delivered a true and correct copy of each Side Letter, including any Side Letter that contains an election to opt into the provisions from another Investor’s Side Letter via a ‘most favored nations’ clause, which shall be in form and substance acceptable to the Administrative Agent in its sole discretion;
(i)
with respect to the Initial Investor only, such Investor delivered an Investor Consent Letter in form and substance satisfactory to the Administrative Agent in its sole discretion; provided that the executed Investor Consent Letter delivered to the Administrative Agent is deemed satisfactory; and
(j)
with respect to any Investor becoming an Investor after the Closing Date which has entered into a Side Letter, such Investor delivered a true and correct copy of such Side Letter , which shall be in form and substance acceptable to the Administrative Agent in its sole discretion;
provided that certain transferee Investors shall be treated as Borrowing Base Investors in accordance with Section 8.2.
“Borrowing Base Investor” means a Designated Investor or an Included Investor; “Borrowing Base Investors” means the Designated Investors and Included Investors, collectively.

“Borrowing Request Borrowing Base Certificate” means the certificate substantially in the form of Exhibit A-2.
“Business Day” means, as applicable, (A) any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, (B) in relation to any Eurocurrency Rate Loan and any interest rate settings, fundings, disbursements, settlements or payments of any such Eurocurrency Rate Loan, or any other dealings in Euros, any day that is a Eurocurrency Banking Day, and (C) in relation to any Daily Simple RFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any such Daily Simple RFR Loan, or any other dealings in Sterling, any day that is a Daily Simple RFR Business Day, and with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, Loans denominated in any Alternative Currency, any day that is a Business Day which is not a legal holiday or a day on which banking institutions are authorized or required by any applicable Laws or other governmental action to remain closed in the country of issuance of the applicable currency.
“Canadian Benchmark” means, initially, CDOR; provided that if a replacement of the Canadian Benchmark has occurred pursuant to Section 2.17, then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Canadian Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Canadian Benchmark Replacement” means, for any Available Canadian Tenor:
(a) For purposes of Section 2.17(a), the first alternative set forth below that can be determined by the Administrative Agent:
(i) the sum of: (i) Term CORRA and (ii) 0.29547% (29.547 basis points) for an Available Canadian Tenor of one-month’s duration, and 0.32138% (32.138 basis points) for an Available Canadian Tenor of three-months’ duration, or
(ii) the sum of: (i) Daily Compounded CORRA and (ii) 0.29547% (29.547 basis points) for an Available Canadian Tenor of one-month’s duration, and 0.32138% (32.138 basis points) for an Available Canadian Tenor of three-months’ duration; and
(b) For purposes of Section 2.17(b), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Canadian Tenor of such Canadian Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Canadian Governmental Body, for Canadian dollar-denominated syndicated credit facilities at such time;
provided that, if the Canadian Benchmark Replacement as determined pursuant to clause (a) or (b) of this definition would be less than the zero (0), the Canadian Benchmark Replacement will be deemed to be zero (0) for the purposes of this Credit Agreement and the other Loan Documents.

Any Canadian Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Canadian Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Canadian Benchmark Replacement Conforming Changes” means, with respect to any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “Interest Period”, the definition of “Alternative Currency Daily Rate”, the definition of “Alternative Currency Term Rate”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Canadian Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Canadian Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

“Canadian Benchmark Transition Event” means, with respect to any then-current Canadian Benchmark other than CDOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Canadian Benchmark, the regulatory supervisor for the administrator of such Canadian Benchmark, any Governmental Authority with jurisdiction over such administrator for such Canadian Benchmark, or the Bank of Canada, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Canadian Tenors of such Canadian Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Canadian Tenor of such Canadian Benchmark or (b) all Available Canadian Tenors of such Canadian Benchmark are or will no longer be representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored.

“Canadian Dollar” and “C$” mean the lawful currency of Canada.
“Cash Collateral Account” means each deposit account held at the Administrative Agent (or at another Eligible Institution and subject to a Control Agreement) for the purposes of holding Cash Collateral that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and the Letter of Credit Issuer.
“Cash Collateralize” means to deposit in a Cash Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Letter of Credit Issuer or the Lenders, as collateral for the Letter of Credit Liability or obligations of the Lenders to fund participations in respect of the Letter of Credit Liability, cash or deposit account balances, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Letter of Credit Issuer. “Cash Collateral” and “Cash Collateralize” shall have meanings correlative to the foregoing and shall include the proceeds of such Cash Collateral.
“Cash Control Event” shall occur if, on any date of determination, (A) an Event of Default has occurred and is continuing, (B) a Default pursuant to Section 10.1(a), Section 10.1(b), Section 10.1(h) or Section 10.1(i) has occurred and is continuing, or (C) a mandatory prepayment has been triggered pursuant to Section 2.1(e), irrespective of whether such prepayment has become due and payable under the grace periods afforded in Section 2.1(e).
“CDOR” means, with respect to any Eurocurrency Rate Loan denominated in Canadian Dollars for any Interest Period, the rate per annum equal to the Canadian Dollar Offered Rate, as published on the applicable Reuters screen pages (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (New York time) two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period. If any such rate is below zero, CDOR will be deemed to be Floor for purposes of this Credit Agreement and the other Loan Documents.
“CDOR Loan” means a Loan that bears interest based on CDOR. All CDOR Loans shall be denominated in Canadian Dollars.
“CDOR Rate” has the meaning provided in the definition of “Eurocurrency Rate”.
“Change in Law” means (a) the adoption of any Governmental Rule, Applicable Law or bank regulatory guideline after the Closing Date (or, with respect to any Person first becoming a Lender after the Closing Date, the date such Person first becomes a Lender), (b) any change in any Governmental Rule, Applicable Law or bank regulatory guideline or any clarification or change in the interpretation, application or administration thereof by any Governmental Authority after the Closing Date (or, with respect to any Person first becoming a Lender after the Closing Date, the date such Person first becomes a Lender), or (c) the making or issuance of any rule, guideline, request or directive (whether or not having the force of law) by any Governmental Authority after the Closing Date (or, with respect to any Person first becoming a Lender after the Closing Date, the date such Person first becomes a Lender).
“Closing Date” means the date hereof.
“Collateral” means:
(k)
with respect to the Borrowers, all of the collateral security for the Obligations pledged or granted by way of assignment in favor of the Administrative Agent pursuant to the Collateral Documents, which shall include (i) the Borrowers’ rights with respect to Capital Commitments, Capital Calls, Capital Contributions in favor of the Borrowers, and all related remedies and privileges and rights with respect thereto, including all rights to enforce the same under the Constituent Documents of the Borrowers, (ii) all of the Borrowers’ rights as a secured party and pledgee pursuant to (x) the Intermediate Entity Documents (including the pledge and assignment to the Borrowers of any Intermediate Entity’s rights as a secured party and pledgee pursuant to the Feeder Fund Documents made in favor of such Intermediate Entity), and (y) the Feeder Fund Documents made in favor of the Borrowers, and (iii) the Collateral Accounts of the Borrowers;
(l)
with respect to each of the Intermediate Entities, all of the collateral security for the Intermediate Entity Obligations (as defined in the Security Agreement) pledged or granted by way of assignment in favor of the Borrowers and/or one or more other Intermediate Entities pursuant to the Collateral Documents, which shall include (i) such Intermediate Entity’s rights with respect to Capital Commitments, Capital Calls, Capital Contributions in favor of such Intermediate Entity, and all related remedies and privileges and rights with respect thereto, including all rights to enforce the same under the Partnership Agreement of such Intermediate Entity, (ii) all of such Intermediate Entity’s rights as a secured party and pledgee pursuant to (x) the Intermediate Entity Documents (including the pledge and assignment to such Intermediate Entity of any other Intermediate Entity’s rights as a secured party and pledgee pursuant to the Feeder Fund Documents made in favor of such Intermediate Entity) and (y) the Feeder Fund Documents made in favor of such Intermediate Entity and (iii) the Collateral Accounts of such Intermediate Entity; and
(m)
with respect to each of the Feeder Funds, all of the collateral security for the Feeder Fund Obligations (as defined in the applicable Security Agreement) pledged or granted by way of assignment in favor of the Borrowers and/or one or more Intermediate Entities pursuant to the Collateral Documents, which shall include (i) such Feeder Fund’s rights with respect to Capital Commitments, Capital Calls, Capital Contributions in favor of such Feeder Fund, and all related remedies and privileges and rights with respect thereto, including all rights to enforce the same under the Partnership Agreement of such Feeder Fund, the Subscription Agreements of Investors in such Feeder Fund and any Side Letters of Investors in such Feeder Fund and (ii) the Collateral Accounts of such Feeder Fund;
provided that notwithstanding the foregoing, Collateral shall exclude (A) any funds properly withdrawn from a Collateral Account in accordance with the Loan Documents to the extent used, pursuant to the terms of the applicable Partnership Agreement, to purchase Portfolio Investments (other than Permitted Investments deposited in or credited to any such account), to make payments or distributions to Investors in accordance with the terms hereof or for any other purpose permitted under the applicable Partnership Agreement and this Credit Agreement, and (B) the proceeds of such withdrawn funds (the items in (A) and (B), collectively “Excluded Proceeds”).
Notwithstanding the foregoing or anything to the contrary in this Credit Agreement or any other Loan Document (i) the term “Collateral” shall not include any Portfolio Investment or any Portfolio Assets, (ii) the term “Collateral” shall not include any collateral posted or received in connection with any Swap Agreements; (iii) the Collateral may be subject only to Permitted Liens, (iv) a Borrower may maintain other bank accounts or securities accounts in addition to the Collateral Accounts that will not be considered “Collateral” and such other accounts shall not be subject to control agreements in favor of the Administrative Agent or other restrictions and (v) the Administrative Agent and the Secured Parties shall not have any Lien on any property that is not “Collateral” or Cash Collateral, except in connection with any Swap Agreement, as provided therein.
“Collateral Account” means each account specified on Schedule I (as may be updated from time to time by any Credit Party with the written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed) as a Collateral Account and established by any Fund Party with the Depository Bank into which Investor Capital Contributions received or otherwise collected from the Investors shall be deposited or credited and into which Portfolio Investment proceeds or other sums not related to Investor Capital Contributions may be deposited or credited.
“Collateral Account Pledge” means a pledge by any Fund substantially in the form of Exhibit D hereto pursuant to which such Fund pledges and grants to the applicable secured party (subject only to Permitted Liens), a first priority security interest and Lien in and on its Collateral Account.
“Collateral Documents” is defined in Section 5.1.
“Commitment” means, with respect to each Lender, as the context requires, the commitment of such Lender to make Loans and to pay Assignment Amounts in accordance herewith in an amount not to exceed the amount set forth opposite such Lender’s name on Schedule II attached hereto under the heading “Commitment” (or, in the case of a Lender which becomes a party hereto pursuant to an Assignment and Acceptance Agreement or Lender Joinder Agreement, as applicable, entered into pursuant to the terms hereof, as set forth in such Assignment and Acceptance Agreement or Lender Joinder Agreement, as applicable); minus the amount of any Commitment or portion thereof assigned by such Lender pursuant to an Assignment and Acceptance Agreement entered into pursuant to Section 12.11(d) or otherwise reduced from time to time by the Borrowers pursuant to Section 3.6, plus any additional amounts committed pursuant to Section 2.13 or reflected in a subsequent Assignment and Acceptance Agreement.

Administrative Agent may (and, upon the reasonable request of the Primary Borrowers, shall promptly) amend and re-issue Schedule II from time to time to reflect the Commitments of the Lenders.
“Commitment Period” means the period commencing on the Closing Date and ending on the Maturity Date.
“Competitor” means any private equity fund, real estate fund, hedge fund, Affiliate thereof or Person whose primary business is the management of private equity funds or hedge funds, excluding any commercial or investment bank (including any commercial or investment bank that sponsors private equity funds or hedge funds or makes private equity investments, hedge fund investments or privately negotiated infrastructure investments).
“Compliance Certificate” is defined in Section 8.1(b).
“Concentration Limits” means the limits on the aggregate amount of an Unfunded Capital Commitment of a Borrowing Base Investor (for a single Borrowing Base Investor or aggregate Borrowing Base Investors, as applicable) set forth below, calculated for each Investor classification as a percentage of the aggregate Unfunded Capital Commitments of all Borrowing Base Investors:

Investor Classification	Individual Concentration Limit	Aggregate Concentration Limit
Initial Investor	None	None
Included Investors (other than Initial Investor)	25%	None
Designated Investors	10%	35-50%

provided that for purposes of calculating the above Concentration Limits for any Investor, each Investor and its investing Affiliates shall be treated as a single Investor; provided further, that, an increased “Special Concentration Limit” may be permitted by the Administrative Agent and Required Lenders for certain Investors in their sole discretion; provided further, that, after the Closing Date, the parties shall negotiate in good faith to establish updated Concentration Limits for the Initial Investor after additional investors join so long as the Available Commitment is not reduced as a result of such updated Concentration Limits for the Initial Investor. Notwithstanding any other provisions to the contrary, none of the above Concentration Limits shall be effective until the Final Closing Date.
“Confidential Information” means, at any time, all data, reports, interpretations, forecasts and records containing or otherwise reflecting information concerning the Credit Parties or Investors, together with analyses, compilations, studies or other documents, which contain or otherwise reflect such information made available by or on behalf of the Credit Parties to this Credit Agreement orally or in writing to any Agent or Lender or their respective attorneys, certified public accountants or agents, including, but not limited to, all information disclosed or identified in connection with any Request for Borrowing but shall not include any data or information that: (a) was or became generally available to the public at or prior to such time (unless divulged by such Agent or Lender or such Agent’s or Lender’s respective attorneys, certified public accountants or agents); or (b) was or became available to an Agent or a Lender on a non‑confidential basis from the Credit Parties or any other source not bound by confidentiality obligations to any Credit Parties at or prior to such time.
“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted

Eurocurrency Rate”, the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Eurocurrency Banking Day”, the definition of “Daily Simple RFR Business Day”, the definition of “Interest Period”, the definition of “Term SOFR”, the definition of “CDOR”, the definition of “CDOR Rate”, the definition of “EURIBOR”, the definition of “Daily Simple RFR” or any similar or analogous definition (or the addition of a concept of “interest period”)), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrowers) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrowers) is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Constituent Documents” means, for any Person, its constituent or organizational documents and any governmental or other filings related thereto, including: (a) in the case of any limited partnership, exempted limited partnership, special limited partnership, joint venture, trust or other form of business entity, the limited partnership agreement, the exempted limited partnership agreement, joint venture agreement, articles of association or other applicable agreement of formation and any agreement, instrument, filing, statement or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state or jurisdiction of its formation; (b) in the case of any limited liability company or private limited liability company, the articles of formation or association, limited liability company agreement and/or operating agreement for such Person; and (c) in the case of a corporation or an exempted company the certificate or articles of incorporation or association and the bylaws for such Person, in each such case as it may be restated, amended, supplemented or modified from time to time.
“Control Agreement” means each deposit account control agreement among (a) the applicable Fund Party, (b) the Administrative Agent on behalf of the Secured Parties and (c) the depository bank, as the same may be restated, amended, supplemented or modified from time to time. For the avoidance of doubt the term “Control Agreement” shall not include any deposit account control agreement that a Borrower or any of its respective Subsidiaries may from time to time enter into with a swap counterparty and a depository bank for the purpose of holding collateral (together with, if applicable, interest and distributions thereon) in connection with any Swap Agreement.
“Controlled Group” means: (a) the controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code; (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code; or (c) for purposes of Section 412 of the Internal Revenue Code, the group of corporations, organizations, or trades or businesses treated as a single employer under Sections 414(m) or (o) of the Internal Revenue Code, in each case of which the applicable Borrower is a member or may become a member.
“Conversion Date” means any Term SOFR Conversion Date or Alternate Base Rate Conversion Date, as applicable.

“Conversion Notice” is defined in Section 2.3(h).
“Convert,” “Conversion,” and “Converted” shall refer to a conversion pursuant to Section 2.3(i) or Section 4 of one Type of Loan into another Type of Loan.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Agreement” means this Revolving Credit Agreement, of which this Section 1.1 forms a part, together with all restatements, amendments, supplements and modifications hereof, and schedules, exhibits, supplements and attachments hereto.
“Credit Facility” means the Loans and Letters of Credit provided to the Borrowers by the Lenders under the terms and conditions of this Credit Agreement.
“Credit Link Documents” means such financial information and documents as may be requested by the Administrative Agent in its reasonable discretion, to reflect and connect the relevant or appropriate credit link or credit support of a Sponsor, Credit Provider or Responsible Party, as applicable, to the obligations of the applicable Investor to make Investor Capital Contributions, which may include a written guaranty or such other acceptable instrument determined by the Administrative Agent in its reasonable discretion as to whether the applicable Investor satisfies the Applicable Requirements to be a Rated Included Investor based on the Rating or other credit standard of its Sponsor, Credit Provider or Responsible Party, as applicable.
“Credit Party” means any Borrower or any General Partner. “Credit Parties” means, where the context requires, all of the Borrowers, and the General Partners, collectively.
“Credit Provider” means a Person providing Credit Link Documents, in each case in form and substance reasonably acceptable to the Administrative Agent, of the obligations of an Included Investor to make Investor Capital Contributions, which, for the avoidance of doubt, shall include the Government of Kuwait with respect to The Public Institution for Social Security of Kuwait.
“Current Party” is defined in Section 12.12.
“Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate being established by the Administrative Agent.

“Daily Simple RFR” means, for any day (a “Daily Simple RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, the greater of (i) SONIA for the day (such day, a “Daily Simple RFR Determination Day”) that is two (2) Daily Simple RFR Business Days prior to (A) if such Daily Simple RFR Rate Day is a Daily Simple RFR Business Day, such Daily Simple RFR Rate Day or (B) if such Daily Simple RFR Rate Day is not a Daily Simple RFR Business Day, the Daily Simple RFR Business Day immediately preceding such Daily Simple RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) Daily Simple RFR Business Day immediately following any Daily Simple RFR

Determination Day, SONIA in respect of such Daily Simple RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR has not occurred, then SONIA for such Daily Simple RFR Determination Day will be SONIA as published in respect of the first preceding Daily Simple RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive Daily Simple RFR Rate Days and (ii) the Floor.

“Daily Simple RFR Borrowing” means, as to any Borrowing, the Daily Simple RFR Loans comprising such Borrowing.

“Daily Simple RFR Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which banks are closed for general business in London.

“Daily Simple RFR Determination Day” shall have the meaning assigned to such term in the definition of “Daily Simple RFR”.

“Daily Simple RFR Interest Payment” means, in respect of any interest period in relation to an Daily Simple RFR Loan, the aggregate amount of interest that is, or is scheduled to become, payable under any Loan Document.

“Daily Simple RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR.

“Daily Simple RFR Rate Day” shall have the meaning assigned to such term in the definition of “Daily Simple RFR”.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Limitations” means the limitations set forth in Section 9.10.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally in any jurisdiction, including, without limitation, the United States Bankruptcy Code and all amendments thereto, other similar debtor relief laws of any other applicable jurisdiction, as are in effect from time to time during the term of the Loans.
“Default” means any condition, act or event which, with the giving of notice or lapse of time or both, would become an Event of Default.
“Default Rate” means on any day a per annum rate of interest equal to the lesser of: (a) the then applicable interest rate in effect on such day (i.e., either the Alternate Base Rate, Adjusted Eurocurrency Rate, Daily Simple RFR or Term SOFR) for such item bearing interest, plus two percent (2.00%) or, if there is not a then applicable interest rate in effect on such day for such item the Alternate Base Rate in effect on such day, plus two percent (2.00%); or (b) the Maximum Rate.

“Defaulting Lender” means any Lender that has failed or refused to perform its obligations hereunder, including any Lender that: (a) has failed to timely make its Lender Pro Rata Share (immediately prior to becoming a Defaulting Lender) of any advance required to be made in respect of Loans or participations in the Letter of Credit Liability as contemplated by Section 2.3(f) or Section 2.14, as applicable, or otherwise within two (2) Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (b) has otherwise failed to pay to the Administrative Agent, the Letter of Credit Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within three (3) Business Days of the date when due, unless the subject of a good faith dispute; (c) has been deemed insolvent or become the subject of a proceeding under Debtor Relief Laws; (d) has notified the Borrowers, any Agent, the Letter of Credit Issuer, or any Lender in writing that it does not intend to comply with any of its funding obligations under this Credit Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Credit Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not or cannot be satisfied); or (e) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (e) of this definition, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 12.12) upon delivery of written notice of such determination to the Credit Parties, the Letter of Credit Issuer and each other Lender.
“Depository Bank” means State Street Corporation, its successors or assigns, or such other depositary bank as the parties may agree in writing.
“Designated Investor” means (i) an Investor (that is not an Included Investor) that, (a) is listed on Exhibit A-1 on the Closing Date or (b) has satisfied the Borrowing Base Criteria and either (x) is approved in writing as a “Designated Investor” by the Administrative Agent and the Required Lenders (in their reasonable discretion) on the date of initial inclusion in the Borrowing Base as a Designated Investor or (y) was an Included Investor that no longer satisfies the Applicable Requirement.
“Distribution” is defined in Section 9.9.
“Dollar Equivalent” means, at any time: (a) with respect to any amount denominated in Dollars, such amount; and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or Letter of Credit Issuer, as the case may be, at such time on the basis of the Spot Rate as of the applicable valuation date, as provided in this Credit Agreement (i.e., either the date upon which such amount is initially drawn or on the most recent Revaluation Date, as applicable) for the purchase of Dollars with such Alternative Currency.
“Dollars” and the sign “$” mean the lawful currency of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means: (a) a Lender or (b) any other Person which has a short-term unsecured debt rating of at least P-1 from Moody’s or at least A-1 from S&P (or (x) if such Person has a rating from one of Moody’s or S&P that is not P-1 or A-1, as applicable, it has a short-term unsecured debt rating of at least F-1 from Fitch or (y) such lower ratings as may be approved in writing by the Borrowers and the Administrative Agent) and is approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and, unless an Event of Default exists at the time any assignment is effected, the Borrowers (such approval not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrowers if no objection is received by the assigning Lender and the Administrative Agent from the Borrowers within ten (10) Business Days after notice of such proposed assignment has been delivered by the assigning Lender to the Borrowers); provided that (i) no Borrower nor any Affiliate of a Borrower shall qualify as an Eligible Assignee, and (ii) in each case, the Eligible Assignee shall be a Qualified Purchaser.
“Eligible Institution” means (i) SMBC; and (ii) any depository institution, organized under the laws of the United States or any state, having capital and surplus in excess of $200,000,000, the deposits of which are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by Applicable Law and which is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a short-term unsecured debt rating of at least P-1 from Moody’s and at least A-1 from S&P (or otherwise approved by the Administrative Agent in its sole discretion). If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
“Endowment Fund Investor” means an Investor that is a wholly owned, tax exempt, public charity subsidiary of a Sponsor, the assets of which Investor are not wholly disbursable for the Sponsor’s purposes on a current basis under the specific terms of all applicable gift instruments, formed for the sole purpose of accepting charitable donations on behalf of such Sponsor and investing the proceeds thereof.
“Environmental Laws” means all federal, state, national, international and local laws, ordinances, regulations or written and legally binding guidelines of Governmental Authorities relating to pollution or protection of the environment including, without limitation, air pollution, water pollution, or the use, handling, disposal or release of hazardous materials, applicable to any Credit Party.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any U.S. Governmental Authority, as from time to time in effect.
“ERISA Affiliate Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Section 4001(a)(15) and in Section 4001(a)(3) of ERISA, respectively), that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code, each as established or maintained for, or contributed to on behalf of, employees of any member of the Controlled Group (other than any Borrower).
“ERISA Investor” means an Investor that is: (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA; (b) any “plan” defined in and subject to Section 4975 of the Internal Revenue Code; (c) a group trust, as described in Revenue Ruling 81-100 as updated or amended from time to time; or (d) any other entity or account whose assets are deemed to include the assets of one or more such employee benefit plans subject to Title I of ERISA or plans subject to Section 4975 of the Internal Revenue Code, as determined under the Plan Asset Regulations.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR” has the meaning specified in the definition of “Eurocurrency Rate”.
“EURIBOR Rate” has the meaning specified in the definition of “Eurocurrency Rate”.
“Euro” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency Banking Day” means, for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day.

“Eurocurrency Interpolated Rate” means, at any time, with respect to any Eurocurrency Rate Borrowing and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Rate for the longest period (for which the EURIBOR Rate is available for Euros) that is shorter than the Interest Period; and (b) the EURIBOR Rate for the shortest period (for which the EURIBOR Rate is available for Euros) that exceeds the Interest Period, in each case, at approximately 11:00 a.m. (Brussels time) two Eurocurrency Banking Days prior to the commencement of such Interest Period; provided that, if any Eurocurrency Interpolated Rate shall be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

“Eurocurrency Rate” means, with respect to any Borrowing for any Interest Period (a) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period comparable in length to such Interest Period (the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) two Eurocurrency Banking Days prior to the commencement of such Interest Period; and (b) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) on the Rate Determination Date with a term equivalent to such Interest Period; provided that if such rate is not available at such time for any reason, then (i) the “EURIBOR Rate” with respect to such Eurocurrency Rate Borrowing for such Interest Period shall be the Eurocurrency Interpolated Rate; and (ii) the “CDOR Rate” with respect to such Eurocurrency Rate Borrowing for such Interest Period shall be the Floor.
“Eurocurrency Rate Borrowing” means, as to any Borrowing, the Eurocurrency Rate Loans comprising such Borrowing.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Eurocurrency Rate.
“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Event of Default” is defined in Section 10.1.
“Excluded Investor” is defined in Section 2.1(d).
“Excluded Proceeds” is defined in the definition of the term “Collateral” under Section 1.1.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 12.12(a)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.1(f) or Section 4.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Exclusion Event” is defined in Section 2.1(d).
“Existing Law” means (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”); (ii) the publication entitled “Basel III: A global regulatory framework for more resilient banks and banking systems,” as updated from time to time (“Basel III”), including without limitation, any publications addressing the liquidity coverage ratio or the supplementary leverage ratio; or (iii) any implementing laws, rules, regulations, guidance, interpretations or directives from any Governmental Authority relating to the Dodd-Frank Act or Basel III (whether or not having the force of law).
“Extension Request” means a written request by the Borrowers substantially in the form attached hereto as Exhibit K to extend the initial or extended Stated Maturity Date for an additional period of no greater than 364 days.
“Facility Extension” is defined in Section 2.12.
“Facility Increase” is defined in Section 2.13(a).
“Facility Increase Effective Date” is defined in Section 2.13(b).
“Facility Increase Fee” has the meaning set forth in the Fee Letter.
“Facility Increase Request” means the notice substantially in the form attached hereto as Exhibit M pursuant to which the Borrowers request an increase of the Commitments in accordance with Section 2.13.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Credit Agreement (or any amended or successor provisions that are substantially similar), any regulations or official interpretations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate and (b) the Floor.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letter” means (a) that certain letter agreement or letter agreements, dated as of the date hereof, between the Administrative Agent and the Initial Borrower and (b) any letter agreement entered into between certain Lenders and the Initial Borrower setting forth the fees due under this Credit Agreement, as such letter agreement(s) may be amended, restated, supplemented, or otherwise modified from time to time. “Fee Letters” means, where the context requires, all such Fee Letters, collectively.
“Feeder Fund” means any entity designated as a “Feeder Fund” which is joined to the Loan Documents in accordance with Section 6.4. “Feeder Funds” means, where the context requires, all Feeder Funds, collectively. For the avoidance of doubt, there are no Feeder Funds as of the Closing Date.
“Feeder Fund Documents” means the Security Agreements and Collateral Account Pledge to which a Feeder Fund is party. For the avoidance of doubt, there are no Feeder Fund Documents as of the Closing Date.

“Feeder Fund Obligations” means the obligations of each of the Feeder Funds in respect of the Investor Capital Commitments it has made to the Intermediate Entities and/or Borrowers to which such Feeder Fund has made Investor Capital Commitments, together with all other obligations of the Feeder Funds under the Feeder Fund Documents.
“Filings” means (a) UCC financing statements, UCC financing statement amendments and UCC financing statement terminations, as applicable; and (b) the substantial equivalent as reasonably determined to be necessary by the Administrative Agent in any other jurisdiction in which any Credit Party or Fund Party may be formed.
“Final Closing Date” means the date of the “Final Co-Invest Fund Closing Date”, as defined in the Initial Borrower’s Constituent Documents, as in effect on the Closing Date (or comparable defined term in the applicable Constituent Documents).
“Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with Generally Accepted Accounting Principles, is or should be accounted for as a finance lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with Generally Accepted Accounting Principles.
“Fitch” means Fitch Ratings, Inc., and any successor thereto.
“Floor” means a rate of interest equal to zero percent (0%).
“Foreign Lender” means a Lender that is not a U.S. Person.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Letter of Credit Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Liability other than the Letter of Credit Liability as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Full Repayment Capital Call” has the meaning specified in Section 10.5(b).
“Fund” means any Borrower, Intermediate Entity, Feeder Fund or any other entity designated as a “Fund” which is joined to this Credit Agreement and/or the Loan Documents (as applicable) in accordance with Section 6.4. “Funds” means, where the context requires, all such Persons, collectively. For the avoidance of doubt, the only Fund as of the Closing Date is the Initial Borrower.
“Fund Documents” means, in respect of the Initial Borrower, its Constituent Documents, any Subscription Agreement and Side Letters between the Initial Borrower and any of its investors.
“Fund GP” means a general partner of a Fund. “Fund GPs” means, where the context requires, all such general partners, collectively.
“Fund Party” means any Fund and its Fund GP. “Fund Parties” means the Funds and their respective Fund GPs, collectively.
“Funding Ratio” means (a) for a Governmental Plan Investor or an ERISA Investor not described in clause (b) of this definition, the total net fair market value of the assets of the plan over the actuarial present value of the plan’s total benefit liabilities, as reported in such plan’s most recently audited financial statements; and (b) for an ERISA Investor that is subject to Form 5500‑series reporting requirements, the funding target attainment percentage reported on Schedule SB to the Form 5500 or the funded percentage for monitoring the plan’s status reported on Schedule MB to the Form 5500, as applicable, as reported on the most recently filed Form 5500 by such ERISA Investor with the United States Department of Labor.
“FX Reserve Amount” means, at any date of determination, an amount equal to five percent (5%) of the Dollar Equivalent of the aggregate Principal Obligations denominated in an Alternative Currency, as determined by the Administrative Agent in its sole discretion.
“General Partner” means in respect of each Feeder Fund and Intermediate Entity, the entity listed on Schedule I (as updated by any Borrower from time to time) as its general partner, managing member or other similar managing fiduciary, in each case, as applicable, including any successor thereto permitted under this Credit Agreement. “General Partners” means, where the context requires, all General Partners, collectively.
“Generally Accepted Accounting Principles” means those generally accepted accounting principles and practices as in effect from time to time that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied in all material respects for all periods, after the Closing Date, so as to properly reflect the financial position of the applicable Person except as disclosed in connection with such financial statements, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said board) in order to continue as a generally accepted accounting principle or practice may be so changed.
“Governmental Authority” means any foreign governmental authority, the government of the United States of America, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation, any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Plan Investor” means an Investor that is an “employee benefit plan” as defined in Section 3(3) of ERISA and that is a “governmental plan” as defined in Section 3(32) of ERISA.
“Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.
“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent: (a) to purchase any such Indebtedness; (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person; (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such primary obligation; or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof; provided that the term “Guaranty Obligations” shall not include (x) any obligation or liability (contingent or otherwise) which is designated as “remote” or excluded from the financial statements of the applicable Person in accordance with Generally Accepted Accounting Principles or the equivalent thereof in the applicable jurisdiction (as long as such obligation or liability is not being enforced) and (y) endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing Person shall be deemed to be the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such maximum amount for which such guaranteeing person may be liable is not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing Person’s maximum reasonable anticipated liability in respect thereof as determined by such Person in good faith.
“Illegality Notice” has the meaning specified in Section 4.2.
“Included Investor” means (1) an Investor that either (a) is listed on Exhibit A-1 on the Closing Date or (b) after the Closing Date, satisfies the Borrowing Base Criteria and either (i) meets the Applicable Requirement (or whose Credit Provider, Sponsor or Responsible Party, as applicable, meets the Applicable Requirement), as determined by the Administrative Agent in its reasonable discretion (such Investor and any Investor described in clause (a) of this definition that meets the Applicable Requirement and any Investor described in clause (2) who has not been, and remains, subject to the Exclusion Event in Section 2.1(d)(xv), a “Rated Included Investor”) or (ii) does not meet the Applicable Requirement (such Investor, and any Investor described in clause (a) of this definition other than a Rated Included Investor, a “Non-Rated Included Investor”) but at the request of the Borrowers has been approved in writing as an Included Investor by the Administrative Agent and all Lenders, in their reasonable discretion, on the date of initial inclusion as an Included Investor; provided that such approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing if an Included Investor would not be an Included Investor but for the guaranty or other Credit Link Documents of its Credit Provider as contemplated in the definition of “Credit Provider”, such Included Investor shall provide evidence satisfactory to the Administrative Agent of such guaranty or other Credit Link Documents and (2) the Initial Investor.
“Initial Investor” means PIFSS.
“Indebtedness” of any Person means, without duplication: (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind held by such Person; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments representing extensions of credit, or upon which interest payments are customarily made (other than interest payable after the scheduled payment date); (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business); (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (f) all Guaranty Obligations of such Person in respect of Indebtedness of others; (g) all obligations of such Person under: (i) Finance Leases; and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with Generally Accepted Accounting Principles; (h) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof; (i) all net obligations of such Person in respect of or under Swap Agreements; (j) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and any banker’s acceptances issued for the account of any such Person; and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person; provided that the term “Indebtedness” shall not include (y) accrued management fees, incentive fees or other similar fees or compensation or (z) commitments to purchase or make Portfolio Investments, and guarantees of such commitments to purchase or make Portfolio Investments. The Indebtedness of any Person shall include the Indebtedness of any limited liability company, partnership or unincorporated joint venture or similar entity for which such Person is legally obligated unless made non-recourse to such Person by written agreement satisfactory to the Administrative Agent.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.
“Indemnitee” is defined in Section 12.5(b).
“Initial Borrower” is defined in the first paragraph hereof.
“Initial Call Period” has the meaning provided in Section 10.5.
“Interest Payment Date” means: (a) as to any Alternate Base Rate Loan or Daily Simple RFR Loan, the first Business Day of each calendar quarter with respect to the preceding calendar quarter; (b) as to any Eurocurrency Rate Loan or Term SOFR Loan in respect of which the applicable Borrower has selected a one- or three-month Interest Period, the last day of such Interest Period for such Eurocurrency Rate Loan or Term SOFR Loan, as applicable; (c) as to any Eurocurrency Rate Loan or Term SOFR Loan in respect of which such Borrower has selected a six-month Interest Period, the last day of each third month during such Interest Period; provided that for any Eurocurrency Rate Loan denominated in Canadian Dollars, a six-month Interest Period shall not be available; (d) the Maturity Date; and (e) the date of any prepayment of any Loan made hereunder, as to the amount prepaid.
“Interest Period” means, (a) with respect to any Loan funded as an Alternate Base Rate Loan or Daily Simple RFR Loan, (i) initially, the period commencing on (and including) the date of the initial funding of such Loan and ending on (and including) the last day of the calendar quarter in which such Loan was funded and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Interest Period for such Loan, and ending on (and including) the last day of the applicable calendar quarter; and (b) with respect to any Loan funded as a Eurocurrency Rate Loan or Term SOFR Loan, the period commencing on (and including) the date of the initial funding of such Eurocurrency Rate Loan or Term SOFR Loan, as applicable, and ending on (but excluding) the corresponding date one month, three months or six months thereafter (except in the case of any Eurocurrency Rate Loan denominated in Canadian Dollars for which six months shall not be available), as designated by the applicable Borrower(s) in the applicable Request for Borrowing; provided that:
(A)
any Interest Period with respect to any Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided that if interest in respect of such Interest Period is computed by reference to the Eurocurrency Rate or Term SOFR, and such Interest Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the immediately preceding Business Day; and
(B)
in the case of any Interest Period for any Loan which commences before the Maturity Date and would otherwise end on a date occurring after the

Maturity Date, such Interest Period shall end on (but exclude) such Maturity Date, and the duration of each Interest Period which commences on or after the Maturity Date shall be of such duration as shall be selected by the applicable Lender in its sole discretion.
“Intermediate Entity” means any intermediate entity through which any Feeder Fund invests directly or indirectly through another intermediate entity in any one or more of the Borrowers, which shall include each entity designated as an Intermediate Entity that is joined to the Loan Documents in accordance with Section 6.4. “Intermediate Entities” means, where the context requires, all Intermediate Entities, collectively. For the avoidance of doubt, there are no Intermediate Entities as of the Closing Date.
“Intermediate Entity Documents” means the Security Agreements and Collateral Account Pledge to which the Intermediate Entities are a party.
“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Exclusion Event” means the exclusion or excuse of any Investor from participating in a particular Portfolio Investment pursuant to the provisions of such Investor’s Subscription Agreement or Partnership Agreement, as applicable, or such Investor’s Side Letter (including by reference to any investment policy of such Investor), where the Investor is entitled to such exclusion or excuse under the applicable Subscription Agreement, applicable Partnership Agreement or its Side Letter as a matter of right (i.e., not in the applicable General Partner’s discretion).
“Investment Manager” means BlackRock Capital Investment Advisors, LLC, a Delaware limited liability company, or such other investment manager that is an (i) an affiliate of BlackRock Capital Investment Advisors, LLC, (ii) a majority owned subsidiary of BlackRock Capital Investment Advisors, LLC, or (iii) reasonably acceptable to the Administrative Agent.
“Investor” means any Person that (i) is admitted to a Fund as a general partner, limited partner, shareholder, managing member, member or other equity holder in accordance with the Partnership Agreement of such Fund or is an equity holder of a Borrower, and (ii) has an Investor Capital Commitment to such Fund or Borrower, as applicable; “Investors” means, where the context requires, all Investors, collectively.
“Investor Capital Call” or “Capital Call” means, with respect to any Investor, a drawdown notice for payment of all or any portion of such Investor’s Investor Capital Commitment in accordance with the Partnership Agreement of the applicable Fund or the Constituent Documents of the applicable Borrower. “Investor Capital Calls” or “Capital Calls” means, where the context requires, all Investor Capital Calls, collectively.
“Investor Capital Commitment” or “Capital Commitment” means, with respect to any Investor, the “Capital Commitment” (as defined in the Partnership Agreement of the applicable Fund or the Constituent Documents of the applicable Borrower) of such Investor to the applicable Fund. “Investor Capital Commitments” or “Capital Commitments” means, where the context requires, all Investor Capital Commitments, collectively.
“Investor Capital Contribution” or “Capital Contribution” means, with respect to any Investor, the amount of cash actually contributed by such Investor to the applicable Fund with respect to its

Investor Capital Commitment as of the time such determination is made, less amounts refunded to such Investor in accordance with such Fund’s Constituent Documents. “Investor Capital Contributions” or “Capital Contributions” means, where the context requires, all Investor Capital Contributions, collectively.

“Investor Consent Letter” means that certain investor letter dated as of the date hereof, executed by PIFSS in favor of the Administrative Agent, as amended, restated, amended and restated, modified or supplemented from time to time.

“Investor Information” is defined in Section 12.18.

“Investor Returned Capital” means, with respect to any Investor, at any time, any amounts distributed to such Investor that are subject to recall as an Investor Capital Contribution pursuant to the Constituent Documents of the applicable Fund.
“Investor Returned Capital Condition” means the delivery to the Administrative Agent by a Borrower of an updated Borrowing Base Certificate which sets out the amount of Investor Returned Capital which was distributed to each Investor and in which such Borrower certifies that such funds were returned to such Investor and may be subject to a future Investor Capital Call.
“Judgment Currency” has the meaning provided in Section 12.22.
“KYC Compliant” means any Person who or that has satisfied all requests for information from the Lenders for “know-your-customer” and other applicable anti-terrorism, Anti-Money Laundering Laws and similar rules and regulations and related policies and who would not result in any Lender being non-compliant with any such rules and regulations and related policies were such Person to enter into a banking relationship with such Lender, including, but not limited to, any information required to be obtained by any Lender pursuant to the Beneficial Ownership Regulation.
“Lead Arranger” means SMBC.
“Lender” means (a) SMBC in its capacity as lender and, to the extent applicable, any assignee thereof pursuant to Section 12.11(d), and (b) each other lender that becomes party to this Credit Agreement in accordance with the terms hereof. “Lenders” means, where the context requires, all Lenders, collectively.
“Lender Joinder Agreement” means an agreement substantially in the form of Exhibit N, pursuant to which a new Lender joins the Credit Facility as contemplated by Section 12.11(i).
“Lender Party” is defined in Section 11.1.
“Lender Pro Rata Share” means, with respect to each Lender, the percentage obtained from the fraction: (a) (i) the numerator of which is the Commitment of such Lender; and (ii) the denominator of which is the aggregate Commitments of all Lenders; or (b) at any time that the Maximum Commitment is zero (0): (i) the numerator of which is the Principal Obligations (or, if no Principal Obligations are outstanding, the Obligations) outstanding of such Lender; and (ii) the denominator of which is the aggregate of the Principal Obligations (or if no Principal Obligations are outstanding, the Obligations) of all Lenders.
“Lending Office” is defined in Section 3.7.

“Letter of Credit” means any letter of credit issued by the Letter of Credit Issuer pursuant to Section 2.14 either as originally issued or as the same may, from time to time, be amended or otherwise modified or extended.
“Letter of Credit Application” means an application, in the form specified by the Letter of Credit Issuer from time to time, requesting the Letter of Credit Issuer issue a Letter of Credit.
“Letter of Credit Issuer” means SMBC or any Affiliate thereof or any Lender or Affiliate of such Lender so designated, and which accepts such designation, by the Administrative Agent, as advised by the Borrowers, and approved by the Borrowers.
“Letter of Credit Liability” means, at any time of determination, the aggregate amount of the undrawn stated amount of all outstanding Letters of Credit plus the amount drawn under Letters of Credit for which the Letter of Credit Issuer and the Lenders, or any one or more of them, have not yet received payment or reimbursement (in the form of a conversion of such liability to Loans, or otherwise) as required pursuant to Section 2.14.
“Letter of Credit Sublimit” means, at any time, an amount equal to fifty percent (50%) of the Maximum Commitment at such time. The Letter of Credit Sublimit is a part of, and not in addition to, the Maximum Commitment.
“Lien” means any lien, mortgage, assignment by way of security, security interest, charge, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute, law, contract or otherwise.
“Loan Deficit” is defined in Section 2.3(f).
“Loan Documents” means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), each of the Collateral Documents, each Assignment and Acceptance Agreement, all Credit Link Documents, each Borrower Guaranty, each Lender Joinder Agreement, each Letter of Credit Application, each Letter of Credit, each Fee Letter and such other agreements and documents, and any amendments, restatements or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents and any additional documents delivered by a Credit Party to the Administrative Agent in connection with any such amendment, restatement, supplement or modification that the parties thereto agree shall constitute a “Loan Document” hereunder.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to the terms and conditions of this Credit Agreement, plus all payments under a Letter of Credit made to the beneficiary named thereunder (provided that, for the avoidance of doubt, such payments shall not also be included in the calculation of Letter of Credit Liability) (and certain other related amounts to be treated as Loans pursuant to Section 2.8(e) and Section 3.3(c)).
“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, liabilities (actual or contingent), condition (financial or otherwise), or business of the Borrowers; (b) the ability of any Borrower to perform its obligations under this Credit Agreement or any of the other Loan Documents; (c) the validity or enforceability of this Credit Agreement, any of the other Loan Documents or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; (d) the obligation or the ability of any Credit Party to fulfill its obligations under its Constituent Documents; or (e) the ability of the Investors (or applicable Sponsors, Responsible Parties or Credit Providers) to

perform their obligations under the Constituent Documents of the Borrowers, the Subscription Agreements, the Side Letters, the Investor Consents or the Credit Link Documents, as applicable.
“Material Amendment” is defined in Section 9.4.
“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date upon which the Administrative Agent declares the Obligations due and payable in accordance with Section 10; (c) thirty (30) Business Days prior to the date on which the Borrowers’ ability to call Capital Commitments for the purpose of repaying the Obligations is terminated; and (d) the date upon which the Borrowers terminate the Commitments pursuant to Section 3.6 or otherwise.
“Maximum Commitment” means $40,000,000, as it may be (a) reduced from time to time by the Borrowers pursuant to Section 3.6 or (b) increased from time to time in accordance with Section 2.13 and/or Section 12.11(i).
“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by Applicable Law on such day.
“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to, (a) in the case of a Defaulting Lender, 103% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time, and (b) with respect to other obligations of the Borrowers to Cash Collateralize Letters of Credit hereunder, 103% of the entire Letter of Credit Liability as of such time required to be Cash Collateralized, plus, with respect to any Letter of Credit in an Alternative Currency, the FX Reserve Amount related thereto.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Non-Defaulting Lender” is defined in Section 2.3(f).
“Non-Rated Included Investor” has the meaning specified in the definition of “Included Investor”, contained in this Section 1.1.
“Notes” means the promissory notes provided for in Section 3.1, all promissory notes delivered in substitution or exchange therefor, and the Qualified Borrower Promissory Notes as such notes may be amended, restated, reissued, extended or modified, in each case; and “Note” means any one of the Notes.
“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means all present and future indebtedness, obligations, and liabilities of the Borrowers to the Lenders (including, without limitation, Loans), or any part thereof, arising pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes and each Borrower Guaranty, and all interest and fees accrued and accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all renewals and extensions thereof, or any part thereof; provided that, for the avoidance of doubt, the indebtedness, obligations or liabilities of any Borrower or any of its respective Subsidiaries, to any Lender or any of its Subsidiaries, in its capacity as a counterparty of such Borrower or any Borrower’s Subsidiary, under any Swap Agreement, shall not be deemed “Obligations” hereunder.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.
“OFAC Regulations” means the regulations promulgated by OFAC, as amended from time to time.
“Omnibus Security Agreement” means any Omnibus Security Agreement, as may be agreed among the applicable Feeder Funds, the Intermediate Entities and the Administrative Agent from time to time, in each case as the same may be amended, restated, modified or supplemented from time to time. For the avoidance of doubt, there is no Omnibus Security Agreement as of the Closing Date.
“Operating Company” means an “operating company” within the meaning of 29 C.F.R. §2510.3-101(c) of the Plan Asset Regulations.
“Operating Company Opinion” means a favorable opinion of counsel regarding the status of a Borrower as an Operating Company addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, or a copy of such Borrower’s Operating Company Opinion, reasonably acceptable to the Administrative Agent and its counsel, together with a Reliance Letter with respect thereto.
“Other Claims” is defined in Section 5.5.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.12(a)).
“Parallel Fund” means each Borrower identified as a “Parallel Fund Borrower” on Schedule I, together with any other parallel investment vehicle which becomes a Borrower under this Credit Agreement pursuant to Section 9.5(d).
“Participant” is defined in Section 12.11(b).
“Participant Register” is defined in Section 12.11(b).
“Participating Member State” means any member state of the European Union that adopts or has adopted (and has not ceased to adopt) the Euro as its lawful currency in accordance with legislation of the European Union relating to the Economic and Monetary Union.
“Partnership Agreement” means the limited partnership agreement, exempted limited partnership agreement, limited liability company agreement or other equivalent governing document in the applicable jurisdiction of each (i) Borrower, (ii) Intermediate Entity and (iii) Feeder Fund, as set forth on Schedule I hereto, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof in each case, as described on Schedule I hereto. “Partnership Agreements” means, where the context requires, all of the Partnership Agreements, collectively.
“Patriot Act” is defined in Section 12.18.
“Pending Capital Call” means any Investor Capital Call that has been made upon the Investors and that has not yet been (i) cancelled or withdrawn or (ii) funded by the applicable Investor, but with respect to which such Investor is not in default under the terms of the applicable Subscription Agreement or Partnership Agreement beyond any applicable notice and cure period specified therein.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Investments” means:
(ii)
savings, money market or other interest bearing accounts of the Administrative Agent, any Lender, any Eligible Institution or any other financial institution with a short-term credit rating of “A-1” by S&P and “P-1” by Moody’s;
(iii)
debt instruments issued or guaranteed by the United States or its agencies or instrumentalities, including, without limitation, treasury bills, notes and bonds;
(iv)
commercial paper of domestic corporations, which has received a rating of A-1 or P-1 or its equivalent from either of Moody’s or S&P and/or has been unconditionally guaranteed by an entity which has received an equivalent credit rating by either of Moody’s or S&P;
(v)
money market mutual funds with assets of at least $750,000,000, substantially all of which assets consist of obligations of the type described in the foregoing clauses; or
(vi)
similar quality short term investments and cash and cash equivalents.
“Permitted Liens” means (i) Liens, if any, imposed on the property of any Person by any Governmental Authority not yet delinquent or being contested in good faith by appropriate proceedings as long as such Person has set aside on its books adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, (ii) Liens of a bank or a securities intermediary holding the Collateral Account which arise as a matter of law or items in the course of collection or encumbering deposits or other similar Liens (including the right to set-off) on the account and items held in, deposited in or credited to such account, and (iii) Liens in favor of (A) the Administrative Agent, for the benefit of the Secured Parties and (B) other Borrowers, Alternative Investment Vehicles, Feeder Funds or Intermediate Entities, which Liens are ultimately in favor of the Administrative Agent, in each case pursuant to the Collateral Documents or as otherwise contemplated by the Loan Documents.
“Permitted Uses” means, with respect to each Borrower, the use of the proceeds of the Loans hereunder for any purposes not prohibited under such Borrower’s Constituent Documents, including for working capital, financing investments and other general purposes.
“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, limited liability company, private limited liability company, limited liability partnership, limited partnership, special limited partnership, exempted limited partnership, exempted company, nonprofit corporation, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.
“PIFSS” means Public Institution for Social Security.
“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Section 4001(a)(15) and in Section 4001(a)(3) of ERISA, respectively), that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code, each as established or maintained for, or contributed to on behalf of, employees of any Borrower.
“Plan Asset Regulations” means 29 C.F.R. §2510.3-101, et seq., as the same may be amended from time to time, as modified by Section 3(42) of ERISA.
“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations.
“Portfolio Assets” means, at any time, as to any Borrower, the following assets owned by such Person: (i) equity securities or interests (or options or warrants thereon) of any kind, (ii) debt securities or obligations (including loans or advances) of any kind, and (iii) any other Portfolio Investments.
“Portfolio Investment” means an investment of any of the Fund Parties, any of their Subsidiaries or any Portfolio Investment Vehicle, to the extent permitted pursuant to the terms of the applicable Partnership Agreements; it being understood that each Subsidiary of any Fund Party (other than the Primary Borrowers) (including any Portfolio Investment Vehicle) shall be deemed a Portfolio Investment.
“Portfolio Investment Vehicle” means a Subsidiary or other entity owned in whole or in part by a Borrower (other than the Primary Borrowers) which itself, or with one or more other Portfolio Investment Vehicles or other Persons, holds one or more Portfolio Investments in issuers or other Persons that are operated as a common enterprise.
“Pre-executed Capital Call Notices” means Investor Capital Call notices executed by a Fund Party in blank as to the amount of the applicable Investor Capital Call, and delivered to Administrative Agent in accordance with the terms hereof.
“Prepayment Period” is defined in the definition of “Required Payment Time”.
“Primary Borrower” is defined in the first paragraph hereof.
“Prime Rate” means, at any time, the rate of interest per annum published by the Wall Street Journal as its prime rate as of that day. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the Prime Rate is an index or base rate and shall not necessarily be the Administrative Agent’s lowest or best rate charged to its customers or other banks.
“Principal Obligations” means, as of any date of determination, the Dollar Equivalent of the sum of (a) the aggregate outstanding principal amount of the Loans as of such date plus (b) the aggregate Letter of Credit Liability.
“Proceedings” is defined in Section 7.9.

“Proposed Amendment” is defined in Section 9.4.
“Qualified Borrower” is defined in Section 2.8(a).
“Qualified Borrower Promissory Note” is defined in Section 2.8(d).
“Qualified Purchaser” means a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules and regulations promulgated thereunder, as amended to the date hereof and from time to time hereafter, and any successor act.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate-fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).
“Rated Included Investor” has the meaning specified in the definition of “Included Investor”, contained in this Section 1.1.
“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof), such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating (for a governmental entity), or revenue bond rating (for an educational institution) from S&P or Moody’s.
“RCS Law” is defined in Section 6.1(h).
“Recallable Capital” means, with respect to any Investor, at any time, any amounts distributed to such Investor that are subject to recall as a Capital Contribution pursuant to the applicable Fund’s Partnership Agreement.
“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) the Letter of Credit Issuer, as applicable.
“Register” is defined in Section 12.11(h).
“Regulation D,” “Regulation U,” “Regulation W” and “Regulation X” means Regulations D, U, W and X, as the case may be, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements, margin requirements or affiliate transaction restrictions, as the case may be, applicable to member banks of the Federal Reserve System.
“Reimbursement Obligation” means the obligation of the Borrowers to reimburse the Letter of Credit Issuer pursuant to Section 2.14 for amounts drawn under Letters of Credit.

“Related Party” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Canadian Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other Alternative Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the “Financial Stability Board” or any part thereof.

“Reliance Letter” means, with respect to any opinion, an executed letter from the issuer of such opinion to the Secured Parties providing that the Secured Parties are permitted to rely on such opinion as if such opinion was addressed to them.
“Request for Borrowing” is defined in Section 2.3(a).
“Request for Letter of Credit” has the meaning provided in Section 2.14(b).
“Required Lenders” means, at any time: (a) Lenders (other than Defaulting Lenders) holding an aggregate of more than fifty percent (50%) of the aggregate Commitments of all Lenders (other than Defaulting Lenders); or (b) at any time that the Available Commitment is zero (0), Lenders (other than Defaulting Lenders) who hold an aggregate of more than fifty percent (50%) of the Principal Obligations (or, if no Principal Obligations are outstanding, the Obligations) outstanding and payable to all Lenders (other than Defaulting Lenders) at such time.
“Required Payment Time” means in immediately available funds, as follows: (a) promptly, and in any event within two (2) Business Days to the extent such funds are available in the Collateral Accounts and not intended to be used for Anticipated Expenses or (ii) to the extent such funds (other than funds intended to be used for Anticipated Expenses) are not available in the Collateral Accounts, within five (5) Business Days; provided that if at any time prior to or during such five (5) Business Day period under clause (ii) of this definition, the Credit Parties make an Investor Capital Call, then such payment shall be made within fifteen (15) Business Days of the end of such five (5) Business Day period (the “Prepayment Period”) and the relevant Borrower and/or Fund agrees that it shall apply such funds for repayment immediately after the Investor Capital Contributions relating to such Investor Capital Calls are received).
“Requirement of Law” means, as to any Person, the certificate of incorporation and by‑laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the directors and/or managers, as applicable, of the Borrowers General Partners and the officers of the Investment Manager and those individuals involved in the administration of this Credit Agreement, in each case listed on Schedule III hereto, and their functional successors; provided that notwithstanding the foregoing “actual knowledge” or “knowledge” of a Responsible Officer as used herein, shall mean the “actual knowledge or knowledge (as applicable) of any managing director directly employed by the U.S. Private Capital Group of BlackRock Capital Investment Advisors LLC.
“Responsible Party” means, for any Governmental Plan Investor: (a) if the state under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, the state; and (b) otherwise, the Governmental Plan Investor itself.
“Revaluation Date” means each of the following: (a) each date of a Borrowing or the issuance of a Letter of Credit; (b) each date on which the Borrowing Base must otherwise be calculated pursuant to the terms of this Credit Agreement; and (c) any other time requested by the Administrative Agent or the Borrowers in their reasonable discretion; provided that, each of the Administrative Agent and the Borrowers shall only be permitted to request a new Revaluation Date pursuant to this clause (c) once per calendar month.
“Rollover” means the renewal of all or any part of any Eurocurrency Rate Loan or Term SOFR Loan upon the expiration of the Interest Period with respect thereto, pursuant to Section 2.3(g).
“Rollover Notice” is defined in Section 2.3(g).
“S&P” means S&P Global Ratings and any successor thereto.
“Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti‑terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union or any member state thereof; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over any Credit Party or its Subsidiaries or their respective Related Parties.
“Sanctioned Person” means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals (“SDN”) and Blocked Persons List; (b) listed on OFAC’s Consolidated Non‑SDN List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country‑based Sanctions program.
“Scheduled Unavailability Date” is defined in Section 1.6(b).
“Secured Parties” means, collectively, the Lenders, the Letter of Credit Issuer, and Agents, and “Secured Party” means, where the context requires, any of the foregoing.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.
“Security Agreements” means (i) the Borrower Security Agreement, and, solely to the extent necessary, (ii) the Omnibus Security Agreement and, in each case as the same may be amended,

restated, modified or supplemented from time to time, and “Security Agreement” means, where the context requires, each of the foregoing.
“Side Letter” means any side letter executed by an Investor which amends or supplements the Investor’s Subscription Agreement or the Partnership Agreement applicable to such Investor, as amended, restated, supplemented or otherwise modified from time to time.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Solvent” means, with respect to the Fund Parties, as of any date of determination, that as of such date:
(n)
the fair value of the assets of the Fund Parties, taken as a whole, and the aggregate Unfunded Capital Commitments of the Feeder Fund are greater than the total amount of liabilities, including contingent liabilities, of the Fund Parties taken as a whole;
(o)
the fair value of the assets of the Fund Parties and the aggregate Unfunded Capital Commitments of the Feeder Funds are not less than the amount that will be required to pay the probable liability of the Fund Parties, taken as a whole on their debts as they become absolute and matured;
(p)
no Fund Party intends to, nor believes that it will, incur debts or liabilities beyond its ability to pay as such debts or liabilities become absolute and matured; and
(q)
no Fund Party is engaged in a business or transaction, nor is it about to engage in a business or transaction, for which the assets of the Fund Parties, taken as a whole and the aggregate Unfunded Capital Commitments of the Feeder Funds would constitute unreasonably small capital. For the purposes of this definition, the amount of contingent liabilities (such as litigation, guarantees, and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably expected to become an actual or matured liability.
“SONIA” means the Sterling Overnight Index Average published by the SONIA Administrator on the SONIA Administrator’s Website.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Sponsor” means, (a) for any ERISA Investor, a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan, and (b) for any Endowment Fund Investor, the state chartered, “not-for-profit” university or college that has established such fund for its exclusive use and benefit. As used herein, the term “not-for-profit” means an entity formed not for pecuniary profit or financial gain and for which no part of its assets, income or profit is distributable to, or inures to the benefit of, its members, directors or officers.
“Spot Rate” means, at any date of determination thereof, the rate reasonably determined by the Administrative Agent or the Letter of Credit Issuer, as applicable, as its spot rate for the purchase of such currency with another currency through its principal foreign exchange trading office at the time and date of determination.
“Stated Maturity Date” means June 16, 2024, subject to the Borrowers’ extension of such date under Section 2.12.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subscription Agreement” means with respect to any Investor, the “Subscription Agreement” (as defined in the applicable Partnership Agreement or applicable Constituent Documents) of such Investor in the form provided to the Administrative Agent prior to the date hereof (or otherwise in a form reasonably acceptable to the Administrative Agent), as amended, restated, supplemented or otherwise modified from time to time. “Subscription Agreements” means, where the context requires, all Subscription Agreements, collectively.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the units, shares or other interests having ordinary voting power for the election of the board of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
“Swap Agreements” means any swap, cap, collar, forward transaction, derivatives contemplated by the Constituent Documents, or any arrangement similar to any of the foregoing, or any combination of any of the foregoing, entered into by a Borrower or one of its respective Subsidiaries on market terms (which may include the granting of a security interest and/or the posting of collateral) relating to currency exchange rates, interest rates, the value of publicly traded equities, private equities, debt securities or other credits (whether single, a group or an index) or otherwise.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA” means, for the applicable corresponding tenor, the forward-looking term rate based on CORRA that has been selected or recommended by the Relevant Canadian Governmental Body, and that is published by an authorized benchmark administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of an Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice.
“Term CORRA Notice” means the notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term CORRA Transition Event.
“Term CORRA Transition Date” means, in the case of a Term CORRA Transition Event, the date that is set forth in the Term CORRA Notice provided to the Lenders and the Borrower, for the replacement of the then-current Canadian Benchmark with the Canadian Benchmark Replacement described in clause (a)(i) of such definition, which date shall be at least thirty (30) Business Days from the date of the Term CORRA Notice.
“Term CORRA Transition Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Canadian Governmental Body, and is determinable for any Available Canadian Tenor; (b) the administration of Term CORRA is administratively feasible for the Administrative Agent; (c) a Canadian Benchmark Replacement, other than Term CORRA, has replaced CDOR in accordance with Section 2.17; and (d) Borrower has provided a written request to Administrative Agent to transition to Term CORRA.

“Term SOFR” means,

(a)
for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)
for any calculation with respect to an Alternate Bate Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Alternate Bate Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. (New York City time) on any Alternate Bate Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Alternate Bate Rate Term SOFR Determination Day;

provided further that if Term SOFR determined as provided in clause (a) or clause (b) of this definition shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor for the purposes of such calculation.

“Term SOFR Administrator” means CME Group Benchmark Administration (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its discretion).

“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.

“Term SOFR Conversion Date” is defined in Section 2.3(h).

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” means $10,000,000.
“Transfer” or “Transferred” means to assign, convey, exchange, sell, transfer or otherwise dispose.
“Type of Loan” means an Alternate Base Rate Loan, a Eurocurrency Rate Loan, a Daily Simple RFR Loan or a Term SOFR Loan.
“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state from time to time, which governs creation or perfection (and the effect thereof) of security interests in any Collateral.
“UK Financial Institution” any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uncalled Capital Commitment” means, with respect to any Investor at any time, such Investor’s “Available Capital Commitment” (as defined in the applicable Subscription Agreement or Partnership Agreement), including, without duplication, upon satisfaction of the Investor Returned Capital Condition only, Recallable Capital.
“Unfunded Capital Commitment” means, with respect to any Investor at any time, such Investor’s Uncalled Capital Commitment minus any portion of such Investor’s Uncalled Capital Commitment that is subject to a Pending Capital Call.

“Unused Commitment Fee Rate” has the meaning set forth in the Fee Letter.
“Unused Portion” is defined in Section 2.10.
“Upfront Fee” has the meaning set forth in the Fee Letter.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” is defined in Section 4.1(f).
“Withholding Agent” means each Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2
Other Definitional Provisions.
(a)
All terms defined in this Credit Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document.
(b)
Defined terms used in the singular shall import the plural and vice versa.
(c)
The words “hereof”, “herein”, “hereunder”, and similar terms when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provisions of this Credit Agreement.
(d)
“Including” and similar terms shall be deemed to be followed by “without limitation” unless in fact followed by “without limitation” or a similar term.
(e)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(f)
A Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(g)
A “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership, special limited partnership or other entity (whether or not having separate legal personality).
1.3
Times of Day. Unless otherwise specified in the Loan Documents, time references are to time in the City of New York, New York.
1.4
Schedules and Exhibits, Sections. All references in this Credit Agreement to any Schedule or Exhibit hereto shall mean such Schedule or Exhibit, as applicable, as the same may be amended, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms of this Credit Agreement. Each of the Schedules and Exhibits to this Credit Agreement may be modified from time to time as matters set forth in such Schedule or Exhibit, as applicable, are updated or modified in accordance with the terms of this Credit Agreement. All references in this Credit Agreement to any Section shall, unless the context requires otherwise, refer to Sections of this Credit Agreement.
1.5
References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Constituent Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
1.6
Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, an Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of an Alternate Base Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain an Alternate Base Rate, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.7
Exchange Rates; Currency Equivalents. Subject to the terms of this Credit Agreement, the Loans and Letters of Credit shall be available to the Borrowers in Dollars and Alternative Currencies, provided that the Available Commitment shall always be calculated in Dollars by converting that portion of the Loans and Letter of Credit Liability attributable to an Alternative Currency into its Dollar Equivalent. The Administrative Agent or the Letter of Credit Issuer, as applicable, shall determine the applicable Spot

Rates as of each Revaluation Date to be used for making such calculations. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.
1.8
Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).
Section 2.
REVOLVING CREDIT LOANS
2.1
The Commitment.
(a)
Committed Amount. Subject to the terms and conditions herein set forth, the Lenders agree, during the Commitment Period: (i) to extend to the Borrowers a revolving line of credit and (ii) to participate in Letters of Credit issued by the Letter of Credit Issuer, in each case for the account of the Borrowers and in Dollars or in another Alternative Currency.
(b)
Limitation on Borrowings and Re-borrowings. Except as provided in Section 2.1(c), the Lenders shall not be required to advance any Borrowing, Conversion or Rollover or cause the issuance of any Letter of Credit hereunder if:
(i)
after giving effect to such Borrowing, Conversion, Rollover or the issuance of any Letter of Credit, (A) the Principal Obligations of Loans would exceed the Available Commitment, (B) the Dollar Equivalent of the Letter of Credit Liability would exceed the Letter of Credit Sublimit;
(ii)
the conditions precedent for such Borrowing or for the issuance of such Letter of Credit in Section 6.2 have not been satisfied; and
(iii)
an Event of Default or, in the case of any Borrowing to the knowledge of the Administrative Agent or the actual knowledge of any Responsible Officer of any Credit Party, a Default exists.
(c)
Exceptions to Limitations. Conversions to Alternate Base Rate Loans shall be permitted in the case of Section 2.1(b)(i) and Section 2.1(b)(ii), in each case, unless the Administrative Agent has otherwise accelerated the Obligations or exercised other rights that terminate the Commitments under Section 10.2.
(d)
Exclusion Events. If any of the following events (each, an “Exclusion Event”) shall occur with respect to any Included Investor (or, if applicable, the Sponsor, Responsible Party, or Credit Provider of such Included Investor) or Designated Investor, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or Governmental Authority, (such Investor hereinafter referred to as an “Excluded Investor”), such Investor shall no longer be a Borrowing Base Investor until such time as all Exclusion Events in respect of such Investor shall have been cured to the satisfaction of the Administrative Agent at which time such Investor shall be automatically restored as a Borrowing Base Investor:

(i)
such Investor shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (B) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (C) make a general assignment for the benefit of creditors; (D) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any proceeding under any Debtor Relief Laws; or (F) take personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing;
(ii)
(A) an involuntary case or other proceeding shall be commenced against such Investor, seeking liquidation, reorganization or other relief with respect to it or its debts under any proceeding under any Debtor Relief Laws or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; or (B) an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Investor’s (or its Sponsor, Responsible Party or Credit Provider, as applicable) reorganization or appointing a receiver, custodian, trustee, intervenor, or liquidator of such Person or of all or substantially all of its assets, or an order for relief shall be entered in respect of such Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) in a proceeding under any Debtor Relief Laws;
(iii)
such Investor shall (A) be in default (other than as set forth in clauses (iv) or (vi) below) (x) of its obligation to fund its Capital Contributions in or (y) of any other material obligation of such Investor under the applicable Subscription Agreement or Constituent Documents, and in either case such Investor shall continue to be in default for fifteen (15) Business Days under the applicable Subscription Agreement and Constituent Documents, or (B) repudiate or otherwise disaffirm any material provision of the applicable Constituent Documents, its Subscription Agreement, its Investor Consent or its Side Letter or (C) inform any Credit Party of its inability to make Investor Capital Contributions with respect to its Unfunded Capital Commitment or pursuant to an Investor Capital Call;
(iv)
other than in connection with an Investment Exclusion Event, such Investor shall fail to make an Investor Capital Contribution within fifteen (15) Business Days after the date such Investor Capital Contribution was initially due (without regard to any cure or notice periods in the applicable Subscription Agreement or Partnership Agreement);
(v)
any final judgment or decree which in the aggregate exceeds fifteen percent (15%) of the net worth of such Investor shall be rendered against such Person, and any such judgment or decree shall not be discharged, paid, bonded, stayed or vacated within sixty (60) days of issuance;
(vi)
such Investor shall (i) repudiate, challenge, or declare unenforceable its obligation to make contributions pursuant to its Capital Commitment or a Capital Call or such obligation shall be or become unenforceable, (ii) otherwise disaffirm any provision of its Subscription Agreement, the Constituent Documents of any Borrower or the Guarantor, as applicable, its Investor Consent Letter or any Credit Link Document, or (iii) give any written notice of its intent to withdraw from the applicable Fund or that it may not fund future contributions pursuant to a Capital Call or comply with the provisions of its

Subscription Agreement, the Constituent Documents of any Fund, as applicable, its Investor Consent Letter or any Credit Link Document;
(vii)
any representation or warranty made by such Investor under its Subscription Agreement, Investor Consent Letter or Side Letter shall prove to be untrue, inaccurate or misleading in any material respect, as of the date on which such representation or warranty is made and, if such circumstances are curable, such circumstances remain uncured for thirty (30) days after the earlier of (A) the Administrative Agent’s delivery of notice thereof to the Borrowers and (B) a Responsible Officer of any Credit Party’s knowledge of such circumstance;
(viii)
such Investor shall Transfer its membership interests or partnership interests in the applicable Fund in violation of this Credit Agreement and is released from its obligation under the applicable Subscription Agreement or Partnership Agreement to make Investor Capital Contributions; provided that, if such Investor shall Transfer less than all of its membership interests or partnership interests in the applicable Fund, only the Transferred portion shall be subject to exclusion;
(ix)
such Investor shall encumber its interest in the applicable Fund and the related Lien holder shall commence the exercise of remedies with respect to such interest;
(x)
such Investor shall deliver notice of withdrawal or shall withdraw, retire or resign from the applicable Fund, or have its membership interests or partnership interests, as applicable, repurchased by the applicable Fund; provided that, if such Investor shall withdraw, retire or resign with respect to an amount less than all of its membership interests or partnership interests in the applicable Fund, only the amount subject to such withdrawal, retirement or resignation shall be subject to exclusion;
(xi)
the applicable Fund or its Fund GP suspends, cancels, reduces, excuses, terminates or abates the Unfunded Capital Commitment of such Investor without the prior written consent of the Administrative Agent, including as a result of an Investment Exclusion Event; provided that to the extent such suspension, cancellation, reduction, excuse, termination or abatement relates solely to a portion of such Investor’s Unfunded Capital Commitment, such Investor shall continue to be a Borrowing Base Investor with respect to that portion of its Unfunded Capital Commitment not suspended, cancelled, reduced, excused, terminated or abated;
(xii)
the Administrative Agent ceases to have a perfected first-priority security interest in the Unfunded Capital Commitment of such Investor (subject only to Permitted Liens);
(xiii)
such Investor becomes a Sanctioned Person or, to any Credit Party’s or Administrative Agent’s knowledge, such Investor’s funds to be used in connection with funding Capital Calls are derived from illegal activities;
(xiv)
(A) any Investor alters, amends or otherwise modifies its Side Letter and such changes are unacceptable in form and substance to the Administrative Agent in its sole discretion because amended or changed provisions could reasonably be expected to materially and adversely affect the Administrative Agent and the Lenders or (B) an Investor’s Side Letter picks up a provision from another’s Investor’s Side Letter via a

“most favored nations” clause, which materially and adversely affects the Administrative Agent and the Lenders, in each case in the Administrative Agent’s sole discretion;
(xv)
in the case of a Non-Rated Included Investor or Designated Investor, it shall fail to maintain a net worth (determined in accordance with Generally Accepted Accounting Principles), measured at the end of each fiscal year of such Investor, of at least seventy-five percent (75%) of the net worth of such Investor, Sponsor, Responsible Party, or Credit Provider as provided on its most recently available financial statements on the date of its initial designation as an Included Investor; provided that, the Administrative Agent shall conduct a reasonable review of such Investor and shall, after consultation with the applicable Fund, make a determination in its sole discretion whether or not such Investor shall remain an Included Investor; provided further that, if (x) such Investor thereafter regains its net worth (determined in accordance with Generally Accepted Accounting Principles), (y) such Investor has a net worth of at least seventy-five (75%), as determined pursuant to this clause (xiv) and (z) no other Exclusion Events have occurred with respect to such Investor, such Investor shall be automatically restored to its original status as a Non-Rated Included Investor or Designated Investor (as applicable);
(xvi)
in the case of each Investor that is a Rated Included Investor, either (A) with respect to an Investor described in clause (2) of the definition of “Included Investor”, the Administrative Agent has delivered five (5) Business Days prior written notice to the Credit Parties that such Investor has failed to maintain the Applicable Requirement for such Investor required in the definition of “Applicable Requirement” in Section 1.1, of (B) with respect to any other Investor, a Responsible Officer of the applicable Fund or Administrative Agent has knowledge that such Investor has failed to maintain the Applicable Requirement for such Investor required in the definition of “Applicable Requirement” in Section 1.1; provided that, any investor that loses its status as Included Investor pursuant to this Section 2.1(d)(xv) shall automatically become a Designated Investor; provided further that, if such Investor thereafter meets the Applicable Requirement, such Investor shall be automatically be restored to its original status as an Included Investor;
(xvii)
the Uncalled Capital Commitment of such Investor ceases to be Collateral subject to a first priority perfected Lien in favor of the Administrative Agent; or
(xviii)
with respect to any ERISA Investor who is otherwise a Borrowing Base Investor, a voluntary or involuntary proceeding shall have been commenced to terminate such Investor (including the provision of any notice of intent to terminate) or a “reportable event” shall have occurred pursuant to ERISA with respect to such ERISA Investor.
(e)
Mandatory Prepayment. The Borrowers shall make a mandatory prepayment to the extent that the Principal Obligations exceed the Available Commitment (including, without limitation, as a result of an Exclusion Event).

Each such prepayment shall be made in such amount as will put the Borrowers in compliance with this Section 2.1(e) and shall be made promptly on demand or when any Credit Party becomes aware of, or reasonably should have become aware of, such excess, but in any event by the Required Payment Time. Unless otherwise required by law, upon: (x) a change in circumstances such that the circumstances described in clause (i) or (ii) above no longer exist; or (y) the full and final payment of the Obligations (other than contingent Obligations that have not been asserted), the Administrative Agent shall return to the Borrowers any amounts remaining in the applicable account.

Notwithstanding anything in this Section 2.1(e) to the contrary, in the event a mandatory prepayment has been triggered pursuant to clause (x) or (y) of this Section 2.1(e), no Borrower will withdraw funds from the Collateral Accounts (with respect to amounts that constitute part of the Collateral), unless, after giving effect to such withdrawal, sufficient funds remain on deposit in the Collateral Accounts (less any amounts which do not constitute part of the Collateral) to satisfy the Borrowers’ payment obligation with respect to the related mandatory prepayment.

If any excess calculated pursuant to Section 2.1(e) is attributable to undrawn Letters of Credit, the Borrowers shall promptly Cash Collateralize such excess with the Administrative Agent pursuant to the terms of Section 2.14(h), as security for such portion of the Obligations. Unless otherwise required by Applicable Law, upon: (A) a change in circumstances such that the Dollar Equivalent of Principal Obligations no longer exceed the Available Commitment; or (B) the full and final payment of the Obligations and the expiration or termination of all Letters of Credit, so long as no Event of Default has occurred and is continuing, the Administrative Agent shall return to the Borrowers any amounts remaining in said Cash Collateral Account.

2.2
Revolving Credit Commitment. On the terms set forth herein and subject to the applicable conditions set forth in Section 2.1(b) and Section 6, each Lender severally agrees, on any Business Day during the Commitment Period, to make Loans to the Borrowers at any time and from time to time in an aggregate principal amount at any one time outstanding of such Lender’s Commitment at any such time; provided that, after making any such Loan: (a) such Lender’s Lender Pro Rata Share of the Principal Obligations funded by it would not exceed such Lender’s Commitment; and (b) the Principal Obligations would not exceed the Available Commitment. Subject to the foregoing limitations, the applicable conditions set forth in Section 6 and the other terms and conditions hereof, the Borrowers may borrow, repay without penalty or premium, and re-borrow hereunder, during the Commitment Period. Each Borrowing pursuant to this Section 2.2 shall be funded ratably by each Lender in accordance with its Lender Pro Rata Share (but subject to Section 2.3(f)). No Lender shall be obligated to fund any Loan if the interest rate applicable thereto under Section 2.6(a) would exceed the Maximum Rate in effect with respect to such Loan.
2.3
Manner of Borrowing.
(a)
Request for Borrowing. Each Borrowing hereunder shall be made by one or more Borrowers. The applicable Borrower(s) shall give the Administrative Agent notice by facsimile or electronic mail of the date of each requested Borrowing hereunder (a “Request for Borrowing”), substantially in the form of Exhibit E hereto, and which notice shall be effective upon receipt by the Administrative Agent. Each Request for Borrowing: (i) shall be furnished to the Administrative Agent no later than 11:00 a.m. (New York time) three (3) Business Days prior to the requested date of the Borrowing with respect to any Daily Simple RFR Loan or Term SOFR Loan, (iii) shall be furnished to the Administrative Agent no later than 11:00 a.m. (New York time) four (4) Business Days prior to the requested date of the Borrowing with respect to Eurocurrency Rate Loan; (ii) shall be furnished to the Administrative Agent no later than 11:00 a.m. (New York time) one (1) Business Day prior to the requested date of the Borrowing with respect to any Alternate Base Rate Loan; and (iv) must specify: (A) the amount of such Borrowing; (B) the Interest Period, if applicable; (C) the currency as Dollars or an Alternative Currency; and (D) the date of such Borrowing, which shall be a Business Day. Any Request for Borrowing received by the Administrative Agent after 11:00 a.m. (New York time) shall be deemed to have been given by the applicable Borrower(s) on the next succeeding Business Day. Each Request for Borrowing submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 6.2 (with respect to the initial advance under this Credit Agreement), Section 6.2, and if applicable, Section 6.3 have been satisfied on and as of the date of the applicable Borrowing. No Request for Borrowing shall be valid hereunder for any purpose unless it shall have been accompanied or preceded by the information and other documents required to be delivered in accordance with this Section 2.3.
(b)
Further Information. Each Request for Borrowing shall be accompanied or preceded by: (i) a Borrowing Request Borrowing Base Certificate dated the date of such Request for Borrowing; and (ii) such documents as are required to satisfy any applicable conditions precedent as provided in Section 6.1 (with respect to the initial advance under this Credit Agreement), Section 6.2, and if applicable, Section 6.3 (with respect to the initial advance under this Credit Agreement to each Qualified Borrower).
(c)
Notification of Lenders. The Administrative Agent will promptly notify each Lender of the Administrative Agent’s receipt of any Request for Borrowing.
(d)
Irrevocability of Requests for Borrowing. Requests for Borrowings shall be irrevocable and binding on the Borrowers and the Borrowers shall indemnify each Lender against any cost, loss or expense incurred by such Lender, either directly or indirectly, as a result of any failure by the Borrowers to complete such requested Borrowing, including any cost, loss or expense incurred by the Administrative Agent or any Lender, either directly or indirectly by reason of the liquidation or reemployment of funds acquired by such Lender in order to fund such requested Borrowing except to the extent such cost, loss or expense is due to the gross negligence or willful misconduct of such Person as determined by a court of competent jurisdiction by final and nonappealable judgment. A certificate of such Lender setting forth the amount of any such cost, loss or expense, and the basis for the determination thereof and the calculation thereof, shall be delivered to the Borrowers and shall, in the absence of a manifest error, be conclusive and binding.
(e)
Lender’s Commitment. Each Lender shall make such Loan in accordance with its Lender Pro Rata Share (but subject to Section 2.3(f)). Notwithstanding anything contained in this Section 2.3(e) or elsewhere in this Credit Agreement to the contrary, no Lender shall be obligated to provide the Administrative Agent or any Borrower with funds in connection with a Loan in an amount that would result in the Loans then funded by it exceeding its Commitment then in effect. The obligation of each Lender to remit its Lender Pro Rata Share of any such Loan requested of it shall be several from that of each other Lender, and the failure of any Lender to so make such amount available to the Administrative Agent shall not relieve any other Lender of its obligation hereunder.
(f)
Defaulting Lender. If, by 3:00 p.m. on any funding date, one or more Lenders (each Lender other than any Defaulting Lender being referred to as a “Non‑Defaulting Lender”) fails to make its share of any Loan available to the Administrative Agent pursuant to Section 2.5 (the aggregate amount not so made available to the Administrative Agent being herein called the “Loan Deficit”), then the Administrative Agent shall, by no later than 3:30 p.m. on the applicable funding date instruct each Non-Defaulting Lender to pay, by no later than 4:00 p.m. on such date, in immediately available funds, to the Administrative Agent an amount equal to the lesser of: (i) such Non-Defaulting Lender’s proportionate share (based upon the relative Commitments of the Non-Defaulting Lenders) of the Loan Deficit; and (ii) its unused Commitment. A Defaulting Lender shall forthwith, upon demand, pay to the Administrative Agent for the ratable benefit of the Non-Defaulting Lenders all amounts paid by each Non-Defaulting Lender on behalf of such Defaulting Lender, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Lender until the date such Non-Defaulting Lender has been paid such amounts in full, at a rate per annum equal to the Default Rate.

(g)
Rollovers. No later than 11:00 a.m. (New York time) at least three (3) Business Days prior to the termination of each Interest Period (other than the Interest Period ending on the Stated Maturity Date) related to a Eurocurrency Rate Loan or a Term SOFR Loan (if applicable), the Borrower(s) shall give the Administrative Agent notice by facsimile or electronic mail, substantially in the form of Exhibit F attached hereto (the “Rollover Notice”) whether it desires to renew such Eurocurrency Rate Loan or Term SOFR Loan, as applicable. The Rollover Notice shall also specify the length of the Interest Period selected by the Borrower(s) with respect to such Rollover. Each Rollover Notice shall be effective upon notification thereof to the Administrative Agent. Each Rollover Notice shall be irrevocable. If the applicable Borrower(s) fails to timely give the Administrative Agent the Rollover Notice with respect to any Eurocurrency Rate Loan or Term SOFR Loan, as the case may be, such Borrower(s) shall be deemed to have elected to renew such Loan as a Eurocurrency Rate Loan or Term SOFR Loan with an Interest Period of one (1) month commencing on the expiration of the preceding Interest Period.
(h)
Conversions. The Borrower(s) shall have the right, with respect to: (i) any Alternate Base Rate Loan, on any Business Day (a “Term SOFR Conversion Date”), to convert such Alternate Base Rate Loan to a Term SOFR Loan; and (ii) any Term SOFR Loan, on any Business Day (an “Alternate Base Rate Conversion Date”) to convert such Term SOFR Loan to an Alternate Base Rate Loan; provided that the Borrower(s) shall, on such Alternate Base Rate Conversion Date, make the payments required by Section 4.5, if any; in either case, by giving the Administrative Agent notice by facsimile or electronic mail, substantially in the form of Exhibit F attached hereto (a “Conversion Notice”) of such selection no later than at least either (x) 11:00 a.m. (New York time) two (2) Business Days prior to such Term SOFR Conversion Date, or (y) 10:00 a.m. (New York time) on such Alternate Base Rate Conversion Date, as applicable. Each Conversion Notice shall be effective upon notification thereof to the Administrative Agent and shall be irrevocable.
(i)
Tranches. Notwithstanding anything to the contrary contained herein, no more than fifteen (15) Eurocurrency Rate Loans may be outstanding hereunder at any one time during the Commitment Period.
(j)
Administrative Agent Notification of the Lenders. The Administrative Agent shall promptly notify each Lender (and will use good faith efforts to make such notification on the day such notice is timely received from the applicable Borrower(s); provided that the failure to provide such notice on such day shall impose no liability on the Administrative Agent) of the receipt of a Request for Borrowing, a Conversion Notice or a Rollover Notice, the amount of the Borrowing and the amount of such Lender’s Lender Pro Rata Share of the applicable Loans, the date the Borrowing is to be made, the Interest Option selected, the Interest Period selected, if applicable, and the applicable rate of interest.
2.4
Minimum Loan Amounts. Subject to Section 3.3(c), each Loan shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $250,000; provided that an Alternate Base Rate Loan may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of a Letter of Credit under Section 2.14(c). Any Loans in an Alternative Currency shall satisfy these minimum thresholds on a Dollar Equivalent basis.
2.5
Funding. Subject to the fulfillment of all applicable conditions set forth in Section 6, (a) by no later than 11:00 a.m. (New York time), on the date specified in the related Request for Borrowing as the borrowing date, each Lender shall wire the proceeds of its ratable share of each Borrowing to the Administrative Agent at the account designated in writing by the Administrative Agent, in immediately available funds, and (b) by no later than 3:00 p.m. (New York time), on such date (or in the case of Loans in any Alternative Currency other than Dollars, Sterling or Euros, the next available Business Day on which such currency is immediately available to fund), the Administrative Agent shall (i) if the account specified in the related Request for Borrowing is maintained with the Administrative Agent, deposit such proceeds, in immediately available funds, into such account, and otherwise, (ii) initiate a wire transfer of such proceeds to the account specified in the related Request for Borrowing. The failure of any Lender to advance the proceeds of its Lender Pro Rata Share of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Lender Pro Rata Share of any Borrowing required to be advanced hereunder. Absent contrary written notice from a Lender, the Administrative Agent may assume that each Lender has made its Lender Pro Rata Share of the requested Borrowing available to the Administrative Agent on the applicable date, and the Administrative Agent may, in reliance upon such assumption (but is not required to), make available to the applicable Borrower(s) a corresponding amount. If a Lender fails to make its Lender Pro Rata Share of any requested Borrowing available to the Administrative Agent on the applicable date, then the Administrative Agent may recover the applicable amount on demand: (a) from such Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to the applicable Borrower(s) by the Administrative Agent and ending on (but excluding) the date the Administrative Agent recovers the amount from such Lender; or (b) if such Lender fails to pay such amount within three (3) Business Days of the Administrative Agent’s demand and the Non-Defaulting Lenders have not made such amount available pursuant to Section 2.3(f), then from the Borrowers by the Required Payment Time, together with interest at a rate per annum equal to the rate applicable to the requested Borrowing for the period commencing on the date the amount was made available to the applicable Borrower(s) and ending on (but excluding) the date the Administrative Agent recovers the amount from the Borrowers. The liabilities and obligations of each Lender hereunder shall be several and not joint, and neither the Administrative Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder. Any payment by a Borrower shall be without prejudice to any claim any such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. Each Lender hereunder shall be liable to the Borrower(s) only for the amount of its respective Commitment.
2.6
Interest.
(a)
Interest Rate. Each Loan funded by a Lender shall accrue interest at a rate per annum equal to: (i) with respect to each Eurocurrency Loan, the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, (ii) with respect to each Daily Simple RFR Loan, Daily Simple RFR plus the Applicable Margin, (iii) with respect to each Alternate Base Rate Loan, the Alternate Base Rate in effect plus the Applicable Margin and (iv) with respect to each Term SOFR Loan, Term SOFR plus the Applicable Margin.
(b)
Change in Rate; Past Due Amounts; Calculations of Interest. Each change in the rate of interest for any Borrowing consisting of Alternate Base Rate Loans shall become effective, without prior notice to the Credit Parties, automatically as of the opening of business of the Administrative Agent on the date of said change. Interest on the unpaid principal balance of each Type of Loan shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days (or in the case of interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, such interest shall be calculated on the basis of the actual days elapsed in a year consisting of 365 days (or 366 days in a leap year)). If any principal of, or interest on, the Obligations is not paid when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise, but following the expiration of all applicable notice and grace periods), then (in lieu of the interest rate provided in Section 2.6(a)) all such overdue Obligations shall bear interest at the Default Rate. Interest shall accrue on each Loan from the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 3.4, bear interest for one day.
(c)
Daily Simple RFR Interest Payment. The Administrative Agent shall promptly upon the amount of any RFR Interest Payment becoming determinable notify:
(i)
(such notification to be made no later than three applicable Daily Simple RFR Business Days prior to the due date for such Daily Simple RFR Interest Payment) the relevant Borrower of the amount of that Daily Simple RFR Interest Payment;
(ii)
each Lender of the proportion of that Daily Simple RFR Interest Payment which relates to that Lender’s participation in the relevant Daily Simple RFR Loan; and
(iii)
the relevant Lenders and the relevant Borrower of each applicable rate of interest and the amount of interest for each day relating to the determination of that Daily Simple RFR Interest Payment (including a breakdown of such rate and amount of interest as between the applicable rate and the Daily Simple RFR for such date and any other information that the relevant Borrower may reasonably request in relation to the calculation of such rate and amount or the determination of that Daily Simple RFR Interest Payment).
(d)
Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes, in consultation with the Borrowers, from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of a Benchmark.
2.7
Determination of Rate and Billing. The Administrative Agent shall determine the interest rate applicable to the Loans hereunder in accordance with the terms of this Credit Agreement. The Administrative Agent shall give prompt notice to the Borrowers and to the Lenders of each rate of interest so determined, and the determination thereof shall be conclusive and binding in the absence of manifest error. The Administrative Agent will bill the Borrowers on behalf of all Lenders with respect to interest on the Loans.
2.8
Addition of Qualified Borrowers and Payment of the Borrower Guaranty.
(a)
An entity shall be approved as a “Qualified Borrower” hereunder if (i) a Primary Borrower shall have obtained the consent of the Administrative Agent, such consent not to be unreasonably withheld; provided that the Administrative Agent shall approve such entity as a Qualified Borrower unless either (x) such entity is organized, incorporated, formed or registered, as applicable, in a jurisdiction in which any applicable Lender cannot make Loans or (y) such entity fails to comply with “Know Your Customer”, Sanctions, Anti-Corruption Laws or any similar applicable regulatory prohibition or policy applicable to any Lender which is then in effect or fails to deliver applicable “Know Your Customer” documentation reasonably required by any Lender (through the Administrative Agent); (ii) such entity shall be one in which such Primary Borrower owns a direct or indirect ownership interest, or through which such Primary Borrowers may acquire an investment, the indebtedness of which entity can be guaranteed by such Primary Borrower pursuant to the terms of its Constituent Documents; and (iii) the provisions of this Section 2.8 and Section 6.3 shall have been satisfied.

(b)
Upon the satisfaction of the requirements of Section 2.8(a), the entity approved as a Qualified Borrower shall be bound by the terms and conditions of this Credit Agreement as if it were a Borrower hereunder.
(c)
The applicable Primary Borrower shall provide to the Administrative Agent and each of the Lenders an unconditional guaranty of payment in substantially the form of Exhibit I attached hereto (a “Borrower Guaranty”, and collectively with all such guaranties, the “Borrower Guaranties”), which shall be enforceable against such Primary Borrower for the payment of such Qualified Borrower’s Obligations.
(d)
In the event that any Qualified Borrower has not previously done so, and to the extent requested by the Administrative Agent, such Qualified Borrower shall execute and deliver a promissory note, in substantially the form of Exhibit H attached hereto (a “Qualified Borrower Promissory Note”), the payment of which is guaranteed by a Primary Borrower pursuant to a Borrower Guaranty payable to the Administrative Agent, for the benefit of the Secured Parties, in the principal amount of its related Obligations.
(e)
In consideration of the Lenders’ agreement to advance Loans to a Qualified Borrower pursuant to Section 2.2 and Section 2.3 and to accept Borrower Guaranties in support thereof, the applicable Primary Borrower hereby authorizes, empowers, and directs the Administrative Agent, for the benefit of the Secured Parties, within the limits of the Available Commitment, to disburse directly to the Lenders, in immediately available funds, an amount equal to any Obligations due and owing by a Qualified Borrower and guaranteed by such Primary Borrower under a Borrower Guaranty, as a Borrowing hereunder by such Primary Borrower, in the event the Administrative Agent shall have not received payment of such Obligations when due (following the expiration of all applicable notice and cure periods specified in Section 10.1(a), 10.1(b) or 10.1(c)). The Administrative Agent will promptly notify such Primary Borrower of any disbursement made to the Lenders pursuant to the terms hereof; provided that the failure to give such notice shall not affect the validity of such disbursement, and the Administrative Agent shall provide the Lenders with notice thereof. Any such disbursement made by the Administrative Agent to the Lenders shall be deemed to be an Alternate Base Rate Loan pursuant to Section 2.3, and such Primary Borrower shall be deemed to have given to the Administrative Agent in accordance with the terms and conditions of Section 2.3 a Request for Borrowing with respect thereto; and such disbursements shall be made without regard to the minimum and multiple amounts specified in Section 2.4. The Administrative Agent may conclusively rely on the Lenders as to the amount of any such Obligations due to the Lenders, absent manifest error.
(f)
If a Qualified Borrower has no Obligations outstanding, such Qualified Borrower shall be permitted to withdraw from the Credit Facility as a Qualified Borrower upon ten (10) days advance written notice to the Administrative Agent, whereupon such Qualified Borrower shall have no further obligations under this Credit Agreement (except as set forth in the last sentence of this Section 2.8(f)). Upon request of such withdrawing Qualified Borrower, the Administrative Agent will return or destroy any Qualified Borrower Promissory Note issued by such Qualified Borrower. Notwithstanding any withdrawal by a Qualified Borrower, such Qualified Borrower (and its Primary Borrower pursuant to the applicable Borrower Guaranty) shall remain liable for any amounts due to the Secured Parties pursuant to Section 4 and Section 12.5 from such Qualified Borrower, which provisions shall survive any withdrawal by a Qualified Borrower and the termination of this Credit Agreement.
2.9
Use of Proceeds and Borrower Guaranties. The proceeds of the Loans shall be used by each Borrower solely for Permitted Uses. The Borrowers shall not use the proceeds of any Loan or Letter of Credit to acquire a Portfolio Investment for which they would not be entitled under their Constituent Documents to issue Investor Capital Calls for the purpose of making such acquisition. Neither the Lenders nor the Administrative Agent shall (a) have any liability, obligation, or responsibility whatsoever with respect to any Borrower’s use of the proceeds of the Loans or its execution and delivery of any Borrower Guaranty, or (b) be obligated to determine whether or not any Borrower’s use of the proceeds of the Loans is for purposes permitted under the Constituent Documents of any Credit Party. Nothing, including, without limitation, any Borrowing, any Rollover, any Conversion, any issuance of any Letter of Credit, or acceptance of any Borrower Guaranty or other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by any of the Lenders or the Administrative Agent as to whether any investment by any Borrower is permitted by the terms of the Constituent Documents of such Borrower or any other Credit Party. Each Borrower agrees to respond promptly to any reasonable requests for information related to its use of Loan and Letter of Credit proceeds to the extent required by any Lender in connection with such Lender’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223). No Borrower shall to its knowledge use the proceeds of any Borrowing hereunder to purchase any asset or securities from, or securities issued by, any Lender’s “affiliate” as such term is defined in 12 C.F.R. Part 223. In connection with each Request for Borrowing hereunder, the requesting Borrower shall be deemed to have represented and warranted to the Administrative Agent on the date of such Borrowing that, to its knowledge, as of the date of the requested Borrowing, the proceeds of such Borrowing will not be used by such Borrower to, directly or indirectly, either (x) purchase any asset or securities from, or securities issued by, any Lender’s “affiliate” as such term is defined in 12 C.F.R. Part 223 or (y) invest in any fund advised by a Lender or an Affiliate thereof.
2.10
Unused Commitment Fee. In addition to the payments provided for in Section 3, the Borrowers shall pay or cause to be paid to the Administrative Agent, for the account of each Lender (other than any Defaulting Lender) in accordance with its ratable share of the Commitments, an aggregate unused commitment fee on the daily amount of the Maximum Commitment which was unused (such amount, the “Unused Portion”) at the Unused Commitment Fee Rate, calculated daily on the basis of actual days elapsed in a year consisting of 360 days and payable in arrears on the tenth (10th) calendar day of each calendar quarter (or the next succeeding Business Day, if such day is not a Business Day) for the preceding calendar quarter. For purposes of this Section 2.10, the fee shall be calculated on an average daily basis. Each of the Borrowers and the Lenders acknowledges and agrees that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrowers as described herein and for no other purposes.
2.11
Upfront Fee and Other Fees. The Initial Borrower shall pay or cause to be paid to SMBC, as Administrative Agent, the Upfront Fee, the Administration Fee and all other fees, in each case as provided in the Fee Letter.
2.12
Extension of Maturity Date. The Borrower and the Lenders, with mutual consent, shall have the option to extend the Stated Maturity Date then in effect for one (1) additional term (each such extension, a “Facility Extension”), each no longer than 364 days, subject to satisfaction of the following conditions precedent:
(a)
the Borrowers shall have paid the amount of any extension fee to the Administrative Agent for the benefit of the extending Lenders (other than Defaulting Lenders), a fee in an amount as set forth in the applicable Fee Letter, payable upon the extension of the Stated Maturity Date to each such Lender ratably;

(b)
no Default or Event of Default shall have occurred and be continuing on the date on which notice is given in accordance with Section 2.12(d) or on the Stated Maturity Date then in effect;
(c)
all representations and warranties of the Credit Parties under the Loan Documents are true and correct in all material respects on and as of the initial Stated Maturity Date, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that if any such representation and warranty is already qualified by materiality, then it shall be true and correct in all respects; and
(d)
the Borrowers shall have delivered an Extension Request with respect to the Stated Maturity Date to the Administrative Agent not less than thirty (30) days prior to the Stated Maturity Date (or such lesser number of days, at the sole discretion of the Administrative Agent) then in effect (which shall be promptly forwarded by the Administrative Agent to each Lender).
2.13
Increase in the Maximum Commitment.
(a)
Request for Increase. Subject to compliance with the terms of this Section 2.13, the Borrowers may increase the Maximum Commitment to an amount not to exceed the amount set forth on Schedule IV (as may be amended, modified or updated from time to time) (or such greater amount as agreed among the Administrative Agent, the Lenders and the Borrowers) with the written consent of the Lenders. Such increase may be done in one or more requested increases, in $5,000,000 increments, or such other amount to be determined by the Administrative Agent (each such increase shall be referred to herein as a “Facility Increase”).
(b)
Effective Date. Within five (5) Business Days (or such shorter time period as the Administrative Agent may agree) of the receipt of a request from the Borrowers to increase the Maximum Commitment, the Administrative Agent in consultation with the Borrowers shall determine the effective date of the Facility Increase, if any (the “Facility Increase Effective Date”) and, if the Administrative Agent has determined that the conditions precedent to such Facility Increase have been satisfied, shall notify the Borrowers and the Lenders of the Facility Increase Effective Date.
(c)
Conditions to Effectiveness of Increase. The following are conditions precedent to such increase:
(i)
the Borrowers shall, not later than the fifth (5th) Business Day or such shorter time period as the Administrative Agent may agree, prior to the Facility Increase Effective Date, deliver to Administrative Agent a Facility Increase Request and (x) to the extent the Maximum Commitment increase has not been previously authorized, resolutions adopted by the Borrowers approving or consenting to such increase or (y) to the extent such Maximum Commitment increase was previously authorized, copies of such prior resolutions adopted by the Borrowers approving or consenting to such increase, in each case, certified by a Responsible Officer of each Borrower that such resolutions are true and correct copies thereof and are in full force and effect;
(ii)
no Default or Event of Default shall have occurred and be continuing as of the proposed date of such Facility Increase;

(iii)
if applicable, the Borrowers shall execute replacement Notes payable to each requesting Lender reflecting the Facility Increase;
(iv)
all representations and warranties of the Credit Parties under the Loan Documents are true and correct in all material respects on and as of the proposed date of such Facility Increase, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);
(v)
on the Facility Increase Effective Date, (x) an existing Lender or Lenders shall increase its Commitment to support any Facility Increase, in its sole discretion, and/or (y) an additional Lender or Lenders shall have joined the Credit Facility in accordance with Section 12.11(i) (and any documentation necessary pursuant to such Section 12.11(i) shall have been delivered in accordance with the terms thereof) and, after giving effect thereto, the aggregate Commitments of such increasing and additional Lenders shall be at least equal to the amount of such Facility Increase;
(vi)
the Borrowers have fully complied with the delivery requirements under Section 6.1(l) hereof with respect to the Investors listed on Exhibit A-1 hereto as of the Closing Date; and
(vii)
on or prior to the proposed date of such Facility Increase, the Borrowers shall have paid to the Administrative Agent the Facility Increase Fee.

For the avoidance of doubt, any Facility Increase will be on the same terms as contained herein with respect to the Credit Facility. On the Facility Increase Effective Date, Schedule I hereof shall be automatically updated to reflect any corresponding increase in any Lender’s Commitment and/or the Commitment of any additional Lender.

2.14
Letters of Credit.
(a)
Letter of Credit Commitment. Subject to the terms and conditions hereof, on any Business Day during the Commitment Period, the Letter of Credit Issuer shall issue such Letters of Credit in Dollars or in an Alternative Currency and in such aggregate face amounts as the Borrowers may request; provided that: (i) on the date of issuance, the Dollar Equivalent of the Letter of Credit Liability (after giving effect to the issuance of any such Letter of Credit) will not exceed the lesser of: (A) the remainder of: (1) the Available Commitment as of such date minus (2) the Dollar Equivalent of the Principal Obligations as of such date and (B) the Letter of Credit Sublimit; (ii) each Letter of Credit shall be in a minimum amount of $250,000 or the Dollar Equivalent thereof; (iii) the expiry date of the Letter of Credit shall not be later than (A) twelve (12) months after the date of issuance (subject to automatic renewal for additional one year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the Letter of Credit Issuer) without the Letter of Credit Issuer’s consent, in its sole discretion, or (B) thirty (30) days prior to the Stated Maturity Date, or, if the Borrowers comply with Section 2.14(h), within one (1) year after the Stated Maturity Date; (iv) each Letter of Credit shall be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the Letter of Credit Issuer and, to the extent not inconsistent therewith, the laws of the State of New York; and (v) the Letter of Credit Issuer shall be under no obligation to issue any Letter of Credit if, after the Closing Date (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any Applicable Law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer deems material to it, (B) the Borrowers have not provided the information necessary for the Letter of Credit Issuer to complete the form of Letter of Credit, or (C) the issuance of such Letter of Credit would violate Applicable Law or one or more policies of the Letter of Credit Issuer. For the avoidance of doubt, if the Borrowers request that a Letter of Credit be issued for the account of any Subsidiary, the Borrowers shall be liable for all Obligations under such Letter of Credit as if it had been issued for the account of the Borrowers.
(b)
Request. Each request for a Letter of Credit (a “Request for Letter of Credit”) shall be submitted to the Administrative Agent and the Letter of Credit Issuer in the form of Exhibit E-2 (with blanks appropriately completed in conformity herewith), together with a Letter of Credit Application and a Borrowing Request Borrowing Base Certificate (each of which shall be in final form upon delivery thereof to the Administrative Agent), for the Administrative Agent and the Letter of Credit Issuer, on or before 11:00 a.m., New York time, at least four (4) Business Days prior to the requested date of issuance of such Letter of Credit (or six (6) Business Days with respect to Letters of Credit to be issued by any branch of the Letter of Credit Issuer located outside of the United States). The Administrative Agent shall notify each Lender of such Request for Letter of Credit and the terms of the requested Letter of Credit. Upon each such application, the Borrowers shall be deemed to have automatically made to the Administrative Agent, each Lender, and the Letter of Credit Issuer the following representations and warranties:
(i)
The Letter of Credit Liability (after giving effect to the issuance of the requested Letter of Credit) will not exceed the lesser of: (A) the remainder of: (1) the Available Commitment as of such date; minus (2) the Dollar Equivalent of the Principal Obligations as of such date; and (B) the Letter of Credit Sublimit on such date; and
(ii)
All conditions precedent in Section 6.2 for the issuance of such Letter of Credit will be satisfied as of the date of such issuance.
(c)
Participation by the Lenders. Each Lender shall and does hereby participate ratably with the Letter of Credit Issuer in each Letter of Credit issued and outstanding hereunder to the extent of its Lender Pro Rata Share of the Letter of Credit Liability with respect to each such Letter of Credit, and shall share in all rights and obligations resulting therefrom, including, without limitation: (i) the right to receive from the Administrative Agent its Lender Pro Rata Share of any reimbursement of the amount of each draft drawn under each Letter of Credit, including any interest payable with respect thereto; (ii) the right to receive from the Administrative Agent its Lender Pro Rata Share of the Letter of Credit fee pursuant to Section 2.15; (iii) the right to receive from the Administrative Agent its additional costs pursuant to Section 4.1; and (iv) the obligation to pay to the Administrative Agent or the Letter of Credit Issuer, as the case may be, in immediately available funds, its Lender Pro Rata Share of any unreimbursed drawing under a Letter of Credit.
(d)
Payment of Letter of Credit. In the event of any drawing under any Letter of Credit, the Borrowers agree to reimburse (either with the proceeds of a Loan as provided for in this Section 2.14 or with funds from other sources), in same day funds, the Letter of Credit Issuer on each date on which the Letter of Credit Issuer notifies the Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of such draft so paid and any amounts representing interest, costs, expenses or fees incurred by the Letter of Credit Issuer in connection with such payment. Unless the Borrowers shall immediately notify the Letter of Credit Issuer that the Borrowers intend to reimburse the Letter of Credit Issuer for such drawing from other sources or funds, the Borrowers shall be deemed to have timely given a Request for Borrowing to the Administrative Agent, and the Borrowers hereby authorize, empower, and direct the Administrative Agent, for the benefit of the Secured Parties and the Letter of Credit Issuer, to disburse directly, as a Borrowing hereunder, to the Letter of Credit Issuer, with notice to the Borrowers, in immediately available funds an amount equal to the stated amount of each draft drawn under each Letter of Credit plus all interest, costs and expenses, and fees due to the Letter of Credit Issuer pursuant to this Credit Agreement. Subject to receipt of notice from the Administrative Agent, each Lender shall pay to the Administrative Agent such Lender’s Lender Pro Rata Share of the amount disbursed by the Letter of Credit Issuer on the Business Day on which the Letter of Credit Issuer honors any such draft or incurs or is owed any such interest, costs, expenses or fees. The Administrative Agent shall notify the Borrowers of any such disbursements made by the Lenders pursuant to the terms hereof; provided that the failure to give such notice will not affect the validity of the disbursement, and the Administrative Agent shall provide the Lenders with notice thereof. Any such disbursement made by the Lenders to the Letter of Credit Issuer on account of a Letter of Credit shall be deemed an Alternate Base Rate Loan if in Dollars and a Eurocurrency Rate Loan with a one-month Interest Period if in an Alternative Currency; and such disbursements shall be made without regard to the minimum and multiple amounts specified in Section 2.4. The Administrative Agent and the Lenders may conclusively rely on the Letter of Credit Issuer as to the amount due the Letter of Credit Issuer by reason of any draft of a Letter of Credit or due the Letter of Credit Issuer under any Letter of Credit Application. The obligations of a Lender to make payments to the Administrative Agent for the account of the Letter of Credit Issuer, and, as applicable, the obligations of the Borrowers with respect to Borrowings, each under this Section 2.14(d) shall be irrevocable, shall not be subject to any qualification or exception whatsoever, and shall, irrespective of the satisfaction of the conditions to the making of any Loans described in Section 2.1(b), Section 6.1, Section 6.2, and/or Section 6.3, as applicable, be honored in accordance with this Section 2.14(d) under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement or any of the other Loan Documents; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the terms of the Letter of Credit; (iii) the existence of any claim, counterclaim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Credit Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit); (iv) any draft, demand, certificate or any other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a draw under a Letter of Credit; (v) any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; (vi) any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (vii) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (viii) the occurrence of any Default or Event of Default; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Credit Party. The Letter of Credit Issuer shall provide prompt written notice to the Administrative Agent and the applicable Borrower of each request for a draw under a Letter of Credit and each draw under a Letter of Credit.
(e)
Borrower Inspection. The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will immediately notify the Letter of Credit Issuer of the same in writing. The Borrowers shall be conclusively deemed to have waived any such claim against the Letter of Credit Issuer and its correspondents unless such notice is given as aforesaid.
(f)
Role of Letter of Credit Issuer. Each Lender and the Credit Parties agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrowers from pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.14(d). In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)
Acceleration of Undrawn Amounts. Should the Administrative Agent demand payment of the Obligations hereunder prior to the Maturity Date pursuant to Section 10.2, the Administrative Agent, by written notice to the Borrowers, may take one or both of the following actions: (i) declare the obligation of the Letter of Credit Issuer to issue Letters of Credit hereunder terminated, whereupon such obligations shall forthwith terminate without any other notice of any kind; or (ii) declare the Letter of Credit Liability to be forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived, and demand that the Borrowers Cash Collateralize, as security for the Obligations, an amount equal to the Minimum Collateral Amount at the time such notice is given. Unless otherwise required by Applicable Law, upon the full and final payment of the Obligations, the Administrative Agent shall return to the Borrowers any amounts remaining in said Cash Collateral Account.

(h)
Cash Collateral. If (i) as of the date that is thirty (30) days prior to the Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) any other circumstances under this Credit Agreement or the other Loan Documents occurs requiring the Borrowers to Cash Collateralize any Letters of Credit, then, in each case, the Borrowers shall promptly Cash Collateralize in an amount equal to the Minimum Collateral Amount or, in the case of Section 2.14(h)(ii), such amount expressly required by the terms of this Credit Agreement or other Loan Document, to the Administrative Agent for the benefit of the Secured Parties, to be held by the Administrative Agent as Cash Collateral subject to the terms of this Section 2.14(h) and any security agreement, control agreement and other documentation requested by the Administrative Agent to be executed in connection with opening a Cash Collateral Account for the purpose of holding such Cash Collateral. All Cash Collateral to be provided by the Borrowers pursuant to this Section 2.14(h) shall be in the currency or currencies of the underlying Letters of Credit. All Cash Collateral shall be funded by the proceeds of Capital Calls, and not from any other source. Cash Collateral held in a Cash Collateral Account shall be applied by the Administrative Agent to the reimbursement of the Letter of Credit Issuer for any payment made by it of drafts drawn under the outstanding Letters of Credit, and the unused portion thereof, after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Letter of Credit Liability shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, of Cash Collateral held in a Cash Collateral Account pursuant to this Section 2.14(h) shall be returned to the Borrowers. The Borrowers hereby grant to the Administrative Agent, for the benefit of the Secured Parties, and agree to maintain, a first priority security interest in all such Cash Collateral and in each Cash Collateral Account as security in respect of the Letter of Credit Liability.
(i)
Lenders’ Continuing Obligations. In the event any Letter of Credit Liability is Cash Collateralized in accordance with Section 2.14(h) or otherwise pursuant to this Credit Agreement (including but not limited to the Cash Collateralizing of a Letter of Credit outstanding beyond the Maturity Date), each Lender’s participation in such Letter of Credit pursuant to this Section 2.14 shall continue in all respects, each Lender will continue to be entitled to receive its Lender Pro Rata Share of the Letter of Credit fee payable in accordance with Section 2.15, and the Lenders shall continue to be obligated to fund their respective Lender Pro Rata Shares of any drawing under such Letter of Credit in the event the Cash Collateral is for any reason unavailable or insufficient to fully fund such drawing (including, but not limited to, as a result of any preference claim or other clawback under any proceeding pursuant to any Debtor Relief Laws).
(j)
Defaulting Lenders. Notwithstanding anything to the contrary contained in this Credit Agreement, this Section 2.14 shall be subject to the terms and conditions of Section 12.12.
2.15
Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent: (a) for the benefit of the Lenders, in consideration for the issuance of Letters of Credit hereunder, a non-refundable fee equal to the Applicable Margin if an Event of Default has occurred and is continuing) on the daily face amount of each Letter of Credit, less the amount of any draws on such Letter of Credit, payable in quarterly installments in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter, commencing on the issuance date and continuing for so long as such Letter of Credit remains outstanding (including, for the avoidance of doubt, any Letter of Credit that is outstanding but has been Cash Collateralized) calculated on the basis of actual days elapsed in a year consisting of 360 days; and (b) for the benefit of the Letter of Credit Issuer: (i) so long as there is at least one Lender other than the Letter of Credit Issuer, a non-refundable fronting fee equal to 12.5 basis points (0.125%) of the maximum amount of each Letter of Credit, payable in quarterly installments in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter; and (ii) all other reasonable and customary out of pocket expenses actually incurred by the Letter of Credit Issuer related to the issuance, amendment or transfer of Letters of Credit upon demand by the Letter of Credit Issuer.
2.16
Benchmark Replacement Setting.
(a)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of any Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lender.
(b)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Documents, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement (other than the Borrower).
(c)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement and (iii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.16(d) and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole and absolute discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16.
(d)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate or EURIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrowers may revoke any pending request for a Daily Simple RFR Borrowing of, conversion to or continuation of Daily Simple RFR Loans, or a Eurocurrency Rate Borrowing of, or continuation of Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Agreed Currency and, failing that, (A) in the case of any request for any affected Term SOFR Borrowing, if applicable, the Borrowers will be deemed to have converted any such request into a request for an Alternate Base Rate Borrowing or conversion to Alternate Base Rate Loans in the amount specified therein and (B) in the case of any request for any affected Daily Simple RFR Borrowing or Eurocurrency Rate Borrowing, in each case, in an Alternative Currency, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Alternate Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Daily Simple RFR Loans or Eurocurrency Rate Loans, in each case, denominated in an Alternative Currency, at the Borrowers’ election, shall either (I) be converted into Alternate Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the Borrowers by the date that is three Business Days after receipt by the Borrowers of such notice, the Borrowers shall be deemed to have elected clause (I) above; provided further that with respect to any Eurocurrency Rate Loan, if no election is made by the Borrowers by the earlier of (x) the date that is three Business Days after receipt by the Borrowers of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrowers shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.5. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
2.17
Canadian Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:
(a)
Replacing CDOR. On May 16, 2022 Refinitiv Benchmark Services (UK) Limited (“RBSL”), the administrator of CDOR, announced in a public statement that the calculation and publication of all tenors of CDOR will permanently cease immediately following a final publication on Friday, June 28, 2024. On the earlier of (A) the date that all Available Canadian Tenors of

CDOR have either permanently or indefinitely ceased to be provided by RBSL and (B) June 28, 2024 (the “CDOR Cessation Date”), if the then-current Canadian Benchmark is CDOR, the Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Canadian Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Credit Agreement or any other Loan Document. If the Canadian Benchmark Replacement is Daily Compounded CORRA, all interest payments will be payable on a quarterly basis.
(b)
Replacing Future Canadian Benchmarks. Upon the occurrence of a Canadian Benchmark Transition Event, the Canadian Benchmark Replacement will replace the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Canadian Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Canadian Benchmark has permanently or indefinitely ceased to provide such Canadian Benchmark or such Canadian Benchmark has been announced by the administrator or the regulatory supervisor for the administrator of such Canadian Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Loans denominated in Canadian Dollars to be made, converted or continued that would bear interest by reference to such Canadian Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Canadian Benchmark Replacement has replaced such Canadian Benchmark.
(c)
Canadian Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Canadian Benchmark Replacement, the Administrative Agent will have the right to make Canadian Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Canadian Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement.
(d)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Canadian Benchmark Replacement, (ii) any occurrence of a Term CORRA Transition Event, and (iii) the effectiveness of any Canadian Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.17.
(e)
Unavailability of Tenor of Canadian Benchmark. At any time (including in connection with the implementation of a Canadian Benchmark Replacement), if the then-current Canadian Benchmark is a term rate (including Term CORRA or CDOR), then (i) the Administrative Agent may remove any tenor of such Canadian Benchmark that is unavailable or non-representative for Canadian Benchmark (including Canadian Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Canadian Benchmark (including Canadian Benchmark Replacement) settings.
(f)
Secondary Term CORRA Conversion. Notwithstanding anything to the contrary herein or in any Loan Document and subject to the proviso below in this clause, if a Term CORRA Transition Event and its related Term CORRA Transition Date have occurred, then on and after such Term CORRA Transition Date (i) the Canadian Benchmark Replacement described in clause (a)(i) of such definition will replace the then-current Canadian Benchmark for all purposes hereunder or under any Loan Document in respect of any setting of such Canadian Benchmark on such day and all subsequent settings, without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document; and (ii) each Loan outstanding on the Term CORRA Transition Date bearing interest based on the then-current Canadian Benchmark shall convert, at the last day of the then current interest payment period, into a Loan bearing interest at the Canadian Benchmark Replacement described in clause (a)(i) of such definition for the respective Available Canadian Tenor as selected by the Borrower as is available for the then-current Canadian Benchmark; provided that, this clause (f) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term CORRA Notice, and so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date of the Term CORRA Notice, written notice of objection to such conversion to Term CORRA from Lenders comprising the Required Lenders or the Borrower.
(g)
Required Lenders. For the purposes of this Section 2.17, those Lenders that either have not made, or do not have an obligation under this Credit Agreement to make, the relevant Loans in Canadian Dollars shall be excluded from any determination of Required Lenders.
Section 3.
PAYMENT OF OBLIGATIONS
3.1
Revolving Credit Notes. The Administrative Agent may request that the Loans made under this Credit Agreement be evidenced by promissory notes in favor of each Lender. In such event, each Borrower shall execute and deliver the requested promissory notes each payable to the Administrative Agent for the benefit of the applicable Lender in the amount up to the aggregate Commitment of such Lender. Any such note issued by the Borrowers shall be substantially in the form of Exhibit B attached hereto (with blanks appropriately completed in conformity herewith). Each Borrower agrees, from time to time, upon the request of a Lender, to reissue a new Note, in accordance with the terms and in the form heretofore provided, to such Lender, in renewal of and substitution for the Note previously issued by such Borrower to such Lender, so long as such previously issued Note shall be returned by such Lender to the applicable Borrowers and marked “cancelled” or “replaced”.
3.2
Payment of Obligations. The unpaid principal amount of the Obligations outstanding on the Maturity Date, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date. All Loans shall be repaid in the currency in which they were borrowed.
3.3
Payment of Interest.
(a)
Interest. Interest on each Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursal or wire transfer of such Borrowing by the Administrative Agent consistent with the provisions of Section 2.6, notwithstanding whether any Borrower received the benefit of such Borrowing as of such date. When a Borrowing is disbursed by wire transfer pursuant to instructions received from the Borrower(s) in accordance with the related Request for Borrowing, then such Borrowing shall be considered made at the time of the transmission of the wire, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by the Administrative Agent to the Administrative Agent’s account described in Section 3.4, or any other account of the Administrative Agent which the Administrative Agent designates in writing to the Borrowers. Interest shall be payable in the currency of the related Loan.
(b)
Interest Payment Dates. Accrued and unpaid interest on the Obligations shall be due and payable in arrears (i) on each Interest Payment Date and (ii) subject to Section 10.5, at all times when an Event of Default has occurred and is continuing, at any time and from time to time following such default upon demand by the Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(c)
Direct Disbursement. With at least three (3) Business Days (or on the same Business Day for an Alternate Base Rate Loan or Alternate Base Rate Rollover) notice prior to any Interest Payment Date on which interest is payable hereunder by any Borrower, such Borrower may request in writing, within the limits of the Available Commitment and so long as each of the conditions specified in Section 6.2 and if applicable Section 6.3 (to the extent not previously satisfied at the time such Qualified Borrower initially becomes a Borrower) have been satisfied, that the Administrative Agent disburse to the Lenders, in accordance with the terms hereof, in immediately available funds, an amount equal to the interest or fees due to them from such Borrower, which disbursement shall be deemed to be a Loan pursuant to Section 2.3. Such Loan shall be either: (i) a Eurocurrency Rate Loan, if the applicable Lender can consolidate such Loan with an existing Eurocurrency Rate Loan that is then subject to a Rollover; or (ii) an Alternate Base Rate Loan. Such Loan will not be subject to the minimum and multiple amount limitations in Section 2.4. If the Lenders shall not have received on the date due, any payment of interest upon any Loan or any fee described herein, the Administrative Agent may, without prior notice to or the consent of the Credit Parties, following the expiration of all applicable notice and grace periods specified in Section 10.1(a), 10.1(b) or 10.1(c), as applicable, related to the payments of such amounts, within the limits of the Available Commitment, disburse to the Lenders, in accordance with the terms hereof, in immediately available funds, an amount equal to any interest or fees due to them, which disbursement shall be deemed to be an Alternate Base Rate Loan pursuant to Section 2.3. After any such disbursement of funds as contemplated in this Section 3.3(c), the Administrative Agent shall promptly deliver written notice of such disbursement to the applicable Borrower(s); provided that the failure of the Administrative Agent to give such notice will not affect the validity of such disbursement.
3.4
Payments on the Obligations. All payments of principal of, and interest on, the Obligations under this Credit Agreement by the Credit Parties to or for the account of the Lenders, or any of them, shall be made without condition or deduction for any counterclaim, defense or recoupment by any Borrower for receipt by the Administrative Agent before 11:00 a.m. (New York time), on the due date therefor in federal or other immediately available funds to the Administrative Agent at account number 423001 at SMBC, New York (Swift:SMBCUS33), beneficiary “SMBC Loan Operations New York”, reference “BlackRock Direct Lending Corp.” or any other account of the Administrative Agent that the Administrative Agent designates in writing to the Borrowers. Funds received after 11:00 a.m. (New York time) on the due date therefor shall be treated for all purposes as having been received by the Administrative Agent on the first Business Day immediately following receipt of such funds. Except as provided in the last sentence of this Section 3.4, each Lender shall be entitled to receive its ratable share of each payment received by the Administrative Agent hereunder for the account of the Lenders on the Obligations. Each payment received by the Administrative Agent hereunder for the account of a Lender shall be promptly distributed by the Administrative Agent to such Lender by 2:00 p.m. (New York time). If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the immediately following Business Day, and such extension of time shall be reflected in calculating interest or fees, as the case may be. The Administrative Agent and each Lender hereby agree that payments to the Administrative Agent by the Borrowers of principal of, and interest on, the Obligations to or for the account of the Lenders in accordance with the terms of this Credit Agreement, the Notes and the other Loan Documents shall constitute satisfaction of the Borrowers’ obligations with respect to any such payments, and the Administrative Agent shall indemnify, and each Lender shall hold harmless, the Borrowers from any claims asserted by any Lender in connection with the Administrative Agent’s duty to distribute and apportion such payments to the Lenders in accordance with this Section 3.4. Unless an Event of Default has occurred and is continuing, all payments made on the Obligations shall be credited as directed by the Borrowers. At all times when an Event of Default has occurred and is continuing, all payments made on the Obligations shall be credited, to the extent of the amount thereof, in the following manner: (a) first, against all costs, expenses and other fees (including attorneys’ fees) payable by any of the Credit Parties under the terms of the Loan Documents; (b) second, against the amount of interest accrued and unpaid on the Obligations as of the date of such payment; (c) third, against all principal due and owing on the Obligations as of the date of such payment; and (d) fourth, to all other amounts constituting any portion of the Obligations.
3.5
Voluntary Prepayments. Each Borrower may, upon notice to the Administrative Agent (which notice may be conditioned upon the occurrence of an event or financing so long as revocation of any such notice is provided to the Administrative Agent at least one (1) Business Day prior to the effective date of such prepayment and payment of all amounts due per Section 4.5), at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that: (a) such notice must be received by the Administrative Agent by no later than: (i) 11:00 a.m. three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (ii) 11:00 a.m. one (1) Business Day prior to any date of prepayment of Alternate Base Rate Loans; and (b) any prepayment of Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or the equivalent multiple in the applicable currency thereof) or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date (which shall be a Business Day) of such prepayment and the amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Lender Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein. Each prepayment of a Loan shall be applied to the Obligations held by each Lender in accordance with its respective Lender Pro Rata Share.
3.6
Reduction or Early Termination of Commitments. So long as no Request for Borrowing, Conversion, Rollover or Request for Letter of Credit is outstanding, the Borrowers may terminate the Commitments, or reduce the Maximum Commitment, by giving written notice (which notice may be conditioned upon the occurrence of an event or financing so long as revocation of any such notice is provided to the Administrative Agent at least one (1) Business Day prior to the effective date of such termination or reduction) to the Administrative Agent of such termination or reduction three (3) days prior to the effective date of such termination or reduction (which date shall be specified by the Borrowers in such notice), (a) (i) in the case of complete termination of the Commitments, upon prepayment of all of the outstanding Obligations, including, without limitation, all interest accrued thereon, in accordance with the terms of Section 3.5; or (ii) in the case of a reduction of the Maximum Commitment, upon prepayment of the amount, if any, by which the Principal Obligations exceed the reduced Available Commitment resulting from such reduction, including, without limitation, payment of all interest accrued thereon, in accordance with the terms of Section 3.5, (b) in the case of the complete termination of the Commitments, if any Letter of Credit Liability exists, upon payment to the Administrative Agent of the Cash Collateral (from the proceeds of Capital Calls only) for deposit in the Cash Collateral Account in accordance with Section

2.14(h), without presentment, demand, protest or any other notice of any kind, all of which are hereby waived. Notwithstanding the foregoing: (1) any reduction of the Maximum Commitment shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (2) in no event shall a reduction by the Borrowers reduce the Maximum Commitment to less than $5,000,000 (except (i) for a termination of all the Commitments and (ii) as otherwise agreed between the Borrowers and the Administrative Agent). Promptly after receipt of any notice of reduction or termination, the Administrative Agent shall notify each Lender of the same. Any reduction of the Maximum Commitment pursuant to this Section 3.6 shall reduce the Commitments of the Lenders on a pro rata basis.
3.7
Lending Office. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its lending office (its “Lending Office”) (and the office to whose accounts payments are to be credited) for any Type of Loan and (b) change its Lending Office for any Type of Loan from time to time by notice to the Administrative Agent and the Borrowers. In such event, the Administrative Agent shall hold the Notes, if any, evidencing such Lender’s Loans for the benefit and account of such branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of Section 2.5.
3.8
Joint and Several Liability. Each Borrower acknowledges, agrees, represents and warrants the following:
(a)
Inducement. The Lenders have been induced to make the Loans to, and the Letter of Credit Issuer has been induced to issue Letters of Credit for the account of the Borrowers in part based upon the assurances by each Borrower that each Borrower desires that all Obligations under the Loan Documents be honored and enforced as separate obligations of each Borrower, should the Administrative Agent and the Lenders desire to do so.
(b)
Combined Liability. Notwithstanding the foregoing, the Borrowers shall be jointly and severally liable to the Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans and the other Obligations, and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Loans, the Letters of Credit and the other Obligations against any one or more of the Borrowers.
(c)
Separate Exercise of Remedies. The Administrative Agent (on behalf of the Secured Parties) may exercise remedies against each Borrower and its property separately, whether or not the Administrative Agent exercises remedies against any other Borrower or its property. The Administrative Agent may enforce one or more Borrower’s obligations without enforcing any other Borrower’s obligations and vice versa. Any failure or inability of the Administrative Agent to enforce one or more Borrower’s obligations shall not in any way limit the Administrative Agent’s right to enforce the obligations of the other Borrowers. If the Administrative Agent forecloses or exercises similar remedies under any one or more Collateral Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Loans only to the extent of the cash proceeds actually realized by the Lenders from such foreclosure or similar remedy or, if applicable, the Administrative Agent’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Loans secured by such Collateral Documents under the applicable state law.
Section 4.
TAXES; CHANGE IN CIRCUMSTANCES
4.1
Taxes.
(a)
Defined Terms. For purposes of this Section 4.1, the term “Lender” includes the Letter of Credit Issuer and the term “Applicable Law” includes FATCA.

(b)
Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding, (ii) (i) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)
Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)
Indemnification by the Borrowers. The Borrowers shall indemnify each Recipient, by the Required Payment Time after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Recipient requests indemnification more than one-hundred eighty (180) calendar days after the earlier of (i) the date on which such Recipient makes such payment of Indemnified Taxes or liability arising therefrom or with respect thereto and (ii) the date on which the relevant Governmental Authority or other party makes written demand upon such Recipient for payment of such Indemnified Taxes or liability arising therefrom or with respect thereto, such Recipient shall not be indemnified to the extent such delay results in prejudice to the Borrowers. A certificate as to the amount of such payment or liability setting forth the calculation of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)
Tax Indemnification by the Lenders. Without prejudice to, or duplication of, Section 11.7, each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.11(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.1(e).

(f)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 4.1, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)
Status of Lenders.
(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested in writing by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested in writing by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested in writing by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested in writing by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.1(g)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)
any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable written request of such Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested in writing by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable written request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(i)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)
executed copies of IRS Form W-8ECI;
(iii)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit S-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(iv)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit S-2 or Exhibit S-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit S-4 on behalf of each such direct and indirect partner;
(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested in writing by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable written request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to such Borrowers and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested in writing by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.1(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(h)
The Administrative Agent shall provide the Borrower with, if it is a United States person (as defined in Section 7701(a)(30) of the Code), two copies of duly completed and executed IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding, and, if it is not a United States person, two copies of duly completed and executed (1) IRS Form W-8ECI, Form W-8BEN, or Form W-8BEN-E, as applicable, with respect to payments to be received by it as a beneficial owner and (2) IRS Form W-8IMY (together with required accompanying documentation) assuming primary responsibility for U.S. federal income tax withholding with respect to payments to be received by it on behalf of the Lenders, and shall update such forms periodically upon the reasonable request of the Borrower. Notwithstanding any other provision of this Section 4.1(g), the Administrative Agent shall not be required to deliver any form that such Administrative Agent is not legally eligible to deliver, provided that, in the event that the Administrative Agent is not legally eligible to deliver the forms described in this Section 4.1(g), the Borrower may require the appointment of a sub-agent, which sub-agent shall deliver to the Borrower the documentation described in this Section 4.1(g).
(i)
Selection of Lending Office. If any Lender requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1 or Section 4.4, then such Lender shall, at the request of the Borrowers, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.1 or Section 4.4 in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(j)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.1 (including by the payment of additional amounts pursuant to this Section 4.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.1(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.1(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.1(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.1(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(k)
Survival. Each party’s obligations under this Section 4.1 shall survive and remain in full force and effect for a period of one hundred eighty (180) days after the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
4.2
Illegality. If any Lender reasonably determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund Loans or other Obligations, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, the applicable Agreed Currency or to determine or charge interest rates based upon the Daily Simple RFR, Eurocurrency Rate or Adjusted Eurocurrency Rate, or the Term SOFR Reference Rate or Term SOFR, or, with respect to any Eurocurrency Rate Loan, any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any applicable Alternative Currency in the applicable offshore interbank market for the applicable Alternative Currency then, upon notice thereof by such Lender to the Borrowers (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of such Lender to make Daily Simple RFR Loans, Term SOFR Loans or Eurocurrency Rate Loans, as applicable, and any right of the Borrower to continue Daily Simple RFR Loans, Term SOFR Loans or Eurocurrency Rate Loans, as applicable, in the affected Agreed Currency or Agreed Currencies shall be suspended until each such affected Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist, and (b) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay all outstanding Loans or, if applicable, convert all Daily Simple RFR Loans or Eurocurrency Rate Loans denominated in an affected Alternative Currency to Alternate Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) (if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), (A) with respect to Daily Simple RFR Loans, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such Daily Simple RFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Daily Simple RFR Loans to such day or (B) with respect to Eurocurrency Rate Loans or Term SOFR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.5. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
4.3
Inability to Determine Rates. With respect to any RFR Loan or Eurocurrency Rate Loan, subject to Section 2.16, if:

(a)
the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that:
(i)
(A) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Daily Simple RFR” cannot be determined pursuant to the definition thereof or (B) if Term SOFR or any Adjusted Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Term SOFR” or such “Adjusted Eurocurrency Rate”, as applicable, cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period; or
(ii)
with respect to any such Loan denominated in an Alternative Currency, a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls);
(d)
respect to any Eurocurrency Rate Loan or any request therefor or a continuation thereof, the Required Lenders determine (which determination shall be conclusive and binding absent manifest error) that deposits in the applicable Alternative Currency are not being offered to banks in the applicable offshore interbank market for the applicable Alternative Currency, amount or Interest Period of such Eurocurrency Rate Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent; or
(e)
the Required Lenders determine that for any reason in connection with any request for such Loan or a conversion thereto or a continuation thereof that (i) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Daily Simple RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans; (ii) if Term SOFR or Adjusted Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Term SOFR or Adjusted Eurocurrency Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan during the applicable Interest Period; and, in the case of (i) or (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrowers and each applicable Lender. Upon notice thereof by the Administrative Agent to the Borrowers, any obligation of the Lenders to make Term SOFR Loans, Daily Simple RFR Loans or Eurocurrency Rate Loans, as applicable, in each such Agreed Currency, and any right of the Borrowers to convert any Loan in each such Agreed Currency (if applicable) to or continue any Loan as a Term SOFR Loan, Daily Simple RFR Loan or a Eurocurrency Rate Loan, as applicable, in each such Agreed Currency, shall be suspended (to the extent of the affected Term SOFR Loans, Daily Simple RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) until the Administrative Agent (with respect to clause (b) or (c), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans, Daily Simple RFR Loans or Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected Term SOFR Loans, Daily Simple RFR Loans or Eurocurrency Rate Loans, as applicable, or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for an affected Term SOFR Borrowing, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Alternate Base Rate Loans in the amount specified therein and (II) in the case of any request for an affected Daily Simple RFR Borrowing or Eurocurrency Rate Borrowing, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans will be deemed to have been converted into Alternate Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in an Alternative Currency, at the Borrowers’ election, shall either (i) be converted into Alternate Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (ii) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that if no election is made by the Borrowers by the date that is the earlier of (x) three Business Days after receipt by the Borrowers of such notice or (y) with respect to a Eurocurrency Rate Loan, the last day of the current Interest Period, the Borrowers shall be deemed to have elected clause (i) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.5. Subject to Section 2.16, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Alternate Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.

4.4
Increased Cost and Capital Adequacy.
(a)
Increased Costs Generally. If after the Closing Date (or with respect to a Person first becoming a Lender after the Closing Date, the date such Person first becomes a Lender) (x) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, (y) any guidance, request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or (z) compliance, application or implementation by any Lender with the foregoing subclause (x) or (y) or any Existing Law:
(i)
imposes or modifies any reserve, fee, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, any liabilities of or any credit extended by, any Lender in respect of or in connection with this Credit Agreement (other than Taxes);
(ii)
subjects any Lender to any Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(iii)
has the effect of reducing a Lender’s rate of return (other than as a result of Taxes) in respect of this Credit Agreement on such Lender’s capital to a level below that which such Lender would have achieved but for the occurrences set forth in Section 4.4(a);
(iv)
affects the amount of the capital required to be maintained by such Lender; or
(v)
causes an internal capital or liquidity charge or other imputed cost to be assessed upon such Lender, which in the sole discretion of such Lender is allocable to the Initial Borrower or to the transactions contemplated by this Credit Agreement;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Letter of Credit Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Letter of Credit Issuer or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Letter of Credit Issuer or other Recipient, the Borrowers shall promptly (and in any event within 20 Business Days) pay to any such Lender, the Letter of Credit Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)
Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Credit Agreement, the Commitment of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) or causes an internal capital or liquidity charge or other imputed cost to be assessed upon such Lender, which in such party’s sole discretion is allocable to the Borrowers or to the transactions contemplated by this Credit Agreement, then from time to time upon written request of such Lender, the Borrowers shall pay to such Lender by the Required Payment Time, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)
Certificates for Reimbursement. A certificate of a Lender (x) setting forth with reasonable supporting detail the amount or amounts necessary to compensate such Lender as specified in Section 4.4(a) and Section 4.4(b) and (y) with respect to any Lender that becomes a Lender after the Closing Date, such other information or support reasonably requested by the Initial Borrower shall be delivered to the Initial Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The agreements in this Section 4.4 shall survive the termination of this Credit Agreement and the payment of all amounts payable hereunder. The Initial Borrower shall pay such Lender, the amount shown as due on any such certificate by the Required Payment Time.
(d)
Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 4.4 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 4.4 for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender, notifies the Borrowers of such Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).
4.5
Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly pay the Administrative Agent for the account of such Lender, such amount or amounts as shall compensate such Lender for, and hold such Lender harmless from, any loss, cost or expense incurred by such Lender in obtaining, liquidating or employing deposits or other funds from third parties as a result of (a) any failure or refusal of the Borrowers (for any reasons whatsoever other than a default by the Administrative Agent or any Lender) to accept a Loan after the Borrowers shall have requested such Loan under this Credit Agreement (whether pursuant to Section 2.3 or otherwise), (b) any prepayment or other payment of the principal of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period applicable to such Loan (whether pursuant to Section 2.1(e) or otherwise), (c) any other prepayment of a Loan that is (x) required pursuant to Section 2.1(e) or (y) not made in compliance with the provisions of this Credit Agreement, or (d) the failure of the Borrowers to make a prepayment of a Loan after giving notice under this Credit Agreement, that such prepayment will be made. Any such payments shall be made by the Required Payment Time.
4.6
Requests for Compensation.
(a)
If requested by the Borrowers in connection with any demand for payment pursuant to this Section 4 (other than Section 4.1), a Lender shall provide to the Borrowers, with a copy to the Administrative Agent, a certificate setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrowers to such Lender and the computations made by such Lender to determine such amount, such certificate to be conclusive and binding in the absence of manifest error. Any such amount payable by the Borrowers shall not be duplicative of any amounts (a) previously paid under this Section 4, or (b) included in the calculation of the Eurocurrency Rate.
(b)
Notwithstanding anything to the contrary in this Section 4 (other than Section 4.1), (i) no Lender shall be entitled to compensation under this Section 4 (other than Section 4.1), for any costs incurred or reductions suffered by such Lender (or its holding company) because of a Change in Law unless at such time such Lender (or its holding company) is acting in a similar manner with respect to its similarly-situated borrowers (it being understood that such claims between similarly situated borrowers may be different after consideration of facility pricing, structure, usage patterns, capital treatment and banking relationship).
4.7
Survival. All of the Borrowers’ obligations under this Section 4 shall survive and remain in full force and effect for a period of one hundred eighty (180) days after the expiration or termination of the Commitments and the repayment of all other Obligations hereunder. Notwithstanding the foregoing, this Section 4.7 shall not apply with respect to amounts payable under Section 4.1.
Section 5.
SECURITY
5.1
Liens and Security Interest.
(a)
Collateral. Subject to the terms of the applicable Collateral Documents and without prejudice to Section 3.8, to secure the payment and performance of the Obligations hereunder, (a) each of the Feeder Funds and their respective General Partners shall enter into the Feeder Fund Documents, (b) each of the Intermediate Entities and, where applicable, their respective General Partners shall enter into a Security Agreement, and (c) each of the Credit Parties shall enter into the Security Agreements, the related financing statements and other related documents.
(b)
Reliance. The Borrowers agree (and shall cause the other Fund Parties pursuant to the Feeder Fund Documents and the applicable Security Agreement to agree) that the Administrative Agent and each Lender and the Letter of Credit Issuer have entered into this Credit Agreement, extended credit hereunder and at the time of each Loan, or each issuance of a Letter of Credit, will make such Loan or issue such Letter of Credit in reasonable reliance on the obligations of the Investors to fund their respective Unfunded Capital Commitments and accordingly during the continuance of an Event of Default (but subject to Section 10.5), such Unfunded Capital Commitments may be enforced in the name of the applicable Borrowers, Intermediate Entities and the Feeder Funds by the Administrative Agent, on behalf of the Lenders, pursuant to the terms of the Loan Documents in accordance with the relevant Constituent Documents, Subscription Agreements and Side Letters, directly against the Investors without further action by any Fund Party and notwithstanding any compromise of any such Unfunded Capital Commitment by any Fund Party, as applicable, after the Closing Date as provided in 6 Del. C. §17-502(b)(1).
(c)
Collateral/Collateral Documents. The security agreements, assignments, collateral assignments and any other documents and instruments from time to time executed and delivered pursuant to this Credit Agreement to grant a security interest in the Collateral, including, without limitation, the Security Agreements, the Collateral Account Pledges, the Control Agreement, and any documents or instruments amending or supplementing the same, shall be collectively referred to herein as the “Collateral Documents”.
5.2
Collateral Accounts; Investor Capital Calls.
(a)
Collateral Accounts.
(i)
Prior to the Closing Date, each Borrower (to the extent that it is a Fund and receives Investor Capital Contributions directly from Investors) shall, and shall enforce its rights as direct or indirect beneficiary and assignee of the rights of the Feeder Funds and Intermediate Entities pursuant to the Feeder Fund Documents, the Intermediate Entity Documents and the Security Agreements (such right, collectively, the “Assigned Rights”) to require that such Feeder Funds and Intermediate Entities, establish, one or more Collateral Accounts, as applicable, and require that all Investor Capital Contributions are directed into the applicable Collateral Account of the applicable Fund Party by the applicable Investors (it being understood and agreed, for the avoidance of doubt, that (i) the Fund Parties may maintain other accounts into which, subject to compliance with Section 9.11, Investor Capital Contributions may be transferred from the Collateral Accounts and (ii) such other accounts will not constitute Collateral and will not be subject to the control of the Administrative Agent or any other restrictions under this Credit Agreement and the other Loan Documents). Each Collateral Account shall be a deposit account or a securities account (as defined in the UCC or substantial equivalent under foreign law) established with an Eligible Institution, as deposit bank or securities intermediary, in the name of the applicable Fund Party into which financial assets may be credited and as to which such Eligible Institution, as deposit bank or securities intermediary, undertakes to treat the Administrative Agent, on behalf of the Lenders, as entitled to exercise the rights that comprise such deposit account or financial assets in accordance with the terms of the Control Agreement. If such deposit bank or securities intermediary ceases to be an Eligible Institution, the applicable Fund Party will have thirty (30) Business Days following notice from the Administrative Agent to move the Collateral Accounts to another Eligible Institution reasonably acceptable to the Administrative Agent, on behalf of the Lenders. If the deposit bank or securities intermediary terminates the Control Agreement, the applicable Fund Party shall open new accounts that are subject to a Control Agreement with a replacement deposit bank or securities intermediary, which is an Eligible Institution, within thirty (30) Business Days of such termination.
(ii)
The Borrowers shall cause each applicable Collateral Account to be subject at all times, subject to the first two sentences of the immediately preceding clause (i), to a Control Agreement pursuant to which the Administrative Agent, on behalf of the Lenders, shall be entitled to assume exclusive control thereof upon notice to that effect to the applicable Eligible Institution; provided that the Administrative Agent shall not deliver any such notice unless a Cash Control Event has occurred and is continuing. Each

Collateral Account shall continue to be held in the name of the applicable Fund Party after the Administrative Agent has assumed exclusive control thereof. All monies, instruments, investment property or other property credited to the Collateral Accounts pursuant to this Credit Agreement and all other property credited to the Collateral Accounts constitute part of the Collateral (including all cash and Permitted Investments) (other than Excluded Proceeds) and shall be applied in the manner set forth herein. The applicable Borrower may direct the institution that holds a Collateral Account to invest the funds in such accounts solely in Permitted Investments, and the Fund Parties may withdraw funds from the Collateral Accounts only in compliance with Section 9.11 (it being understood and agreed that withdrawals from other accounts will not be restricted).
(b)
No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that no Secured Party (i) undertakes any duties, responsibilities, or liabilities with respect to the Investor Capital Calls issued by any Fund, (ii) shall be required (except in connection with a Secured Party making Investor Capital Calls) to refer to the Constituent Documents of any Fund Party, or a Subscription Agreement, or take any other action with respect to any other matter that might arise in connection with the Constituent Documents of any Fund Party, a Subscription Agreement, any Investor Capital Call, (iii) shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Fund Party or any of the Investors, and (iv) shall have any duty to inquire into the use, purpose, or reasons for the making of any Investor Capital Call by any Fund Party or the investment or use of the proceeds thereof.
(c)
Investor Capital Calls; Investor Capital Calls by the Administrative Agent. Each Borrower will (and will enforce its Assigned Rights to require the applicable Feeder Funds and Intermediate Entities, to) issue Investor Capital Calls at such times as are necessary in order to ensure the timely payment of the Obligations hereunder. For purposes of repaying the Obligations (subject to Section 10.5 in all respects), the Borrowers hereby irrevocably authorize and direct the Secured Parties, acting through the Administrative Agent, to charge from time to time the Collateral Accounts of the Borrowers for amounts not paid by any Borrower when due to the Secured Parties (after the passage of any applicable grace period) (excluding any amounts therein which are not part of the Collateral); provided that promptly after any disbursement of funds from any such account to the Secured Parties, as contemplated in this Section 5.2(c), the Administrative Agent shall deliver a written notice of such disbursement to the Borrowers. Subject to Section 10.2 and Section 10.5 in all respects, the Administrative Agent, on behalf of the Secured Parties, is hereby authorized, in the name of the Secured Parties or the name of any Fund Party or by way of enforcement of the Collateral or part thereof, at any time or from time to time during the continuance of an Event of Default, solely for the purpose of repaying the Obligations and, to the extent relevant, in accordance with the applicable Constituent Documents and the Assigned Rights, to:(i) initiate one or more Investor Capital Calls in order to pay the Obligations then due and owing; (ii) take or bring in any Fund Party’s name, or that of the Secured Parties, all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary or desirable to effect possession or collection of payments of the Unfunded Capital Commitments; (iii) complete any contract or agreement of any Fund Party in any way related to payment of any of the Unfunded Capital Commitments; (iv) make allowances or adjustments related to any of the Unfunded Capital Commitments; (v) compromise any claims related to any of the Unfunded Capital Commitments; (vi) issue credit in its own name or the name of any Fund Party with respect to Unfunded Capital Commitments; or (vii) exercise any other right, privilege, power, or remedy provided to any Fund Party under any Constituent Documents or Subscription Agreement with respect to Unfunded Capital Commitments. Regardless of any provision hereof, in the absence of bad faith, gross negligence or willful misconduct by the Administrative Agent or the Secured Parties, neither the

Administrative Agent nor the Secured Parties shall be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Investor Capital Calls, the Unfunded Capital Commitments, or sums due or paid thereon, nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Unfunded Capital Commitments. The Administrative Agent shall give the Borrowers notice of actions taken pursuant to this Section 5.2(c) concurrently with, or promptly after, the taking of such action, but its failure to give such notice shall not affect the validity of such action, nor shall such failure give rise to defenses to the Borrowers’ respective obligations hereunder.
(d)
Additional Action by the Administrative Agent. Subject to Section 10.2 and Section 10.5 in all respects, during the existence of an Event of Default, issuance by the Administrative Agent, on behalf of the Secured Parties, of a receipt to any Person obligated to pay any Investor Capital Contribution with respect to the Unfunded Capital Commitments for the purposes of repaying the Obligations shall be a full and complete release, discharge, and acquittance of such Person to the extent of any amount so paid to the Collateral Accounts for the benefit of the Secured Parties, so long as such amounts shall not be invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any insolvency law, state or federal law, common law or equitable doctrine. Subject to Section 10.5 in all respects, the Administrative Agent, on behalf of the Secured Parties, pursuant to the Assigned Rights, is hereby authorized and empowered, during the existence of an Event of Default, on behalf of the Borrowers and each other Fund Party to endorse the name of each such Fund Party upon any check, draft, instrument, receipt, instruction, or other document or items, including, but not limited to, all items evidencing payment upon an Investor Capital Contribution of any Person to any Fund Party coming into the Administrative Agent’s possession, and to receive and apply the proceeds therefrom in accordance with the terms of this Credit Agreement. Subject to Section 10.5 in all respects, during the existence of an Event of Default, solely for the purpose of repaying the Obligations, the Administrative Agent, on behalf of the Secured Parties, is hereby and pursuant to the Assigned Rights granted an irrevocable power of attorney, which is coupled with an interest, to (i) carry out any and all actions listed in Section 5.2(c)(i)-(vii), including, but not limited to, the initiation of Capital Calls of the Uncalled Capital Commitments via a Capital Call Notice using the power of attorney provided in the Security Agreements to deliver Pre-executed Capital Call Notices (for the avoidance of doubt, to the extent available, the Administrative Agent shall use any Pre-executed Capital Call Notice prior to issuing a Capital Call directly, in each case, subject to the terms of the Loan Documents); and (ii) execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of any Fund Party, either before or after demand of payment of the Obligations, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent for the purposes of repaying the Obligations or to protect the first priority security interests and Liens in the Unfunded Capital Commitments and neither the Administrative Agent nor the other Secured Parties, in the absence of bad faith, gross negligence or willful misconduct, shall incur any liability in connection with or arising from its exercise of such power of attorney.

The application by the Secured Parties of such funds shall, unless the Administrative Agent shall agree otherwise in writing, be the same as set forth in Section 3.4. The parties hereto acknowledge that all funds so transferred into the Collateral Accounts shall be the property of the applicable Fund Party subject to the first priority security interest of the Administrative Agent therein (subject only to Permitted Liens).

(e)
No Representations. Neither the Administrative Agent nor any Secured Party shall be deemed to make at any time any representation or warranty as to the validity of any Investor Capital Call nor shall the Administrative Agent or the Secured Parties be accountable for any Fund Party’s use of the proceeds of any Investor Capital Contribution.
(f)
Except in accordance with the provisions of this Credit Agreement or the Constituent Documents of the Funds, during the existence of any Event of Default, the Funds shall not, without the prior written consent of either the Administrative Agent or the Required Lenders (which may, in each case, be withheld in their sole discretion): (i) cancel, reduce, excuse, or abate the contributions received, or which shall be received, from the Investors; or (ii) relieve, excuse or delay the Investors from the making of, or postpone, compromise or abate, any such contribution; it being acknowledged and agreed that (except as specified in this Section 5.3(f)) each Fund may at any time and from time to time by agreement between the such Fund and its Investors (without the need for agreement or other actions by any other Person) increase, decrease (but not to less than zero) or otherwise change the amount of the Capital Commitments to such Fund of its Investors without limitation under this Credit Agreement, any Security Agreement, or other Loan Documents.
(g)
Except with the prior written consent of the Required Lenders or as otherwise contemplated herein, no Fund Party shall sell, mortgage, hypothecate, assign, transfer or otherwise encumber its interest in the Collateral, or any portion thereof.
5.3
Lender Offset. In addition to the rights granted to the Administrative Agent and the Secured Parties under Section 5.2, each Borrower hereby grants to each Secured Party a right of offset to secure the repayment of the aggregate Obligations when due to the Secured Parties (solely after the passage of any applicable grace period and otherwise in accordance with the provisions of this Credit Agreement), upon any and all monies, securities, or other property of such Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to the Secured Parties, from or for the account of such Borrower, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or specified) and credits of such Borrower and any and all claims of such Borrower and, against the Secured Parties at any time existing. Subject in all respects to Section 10.5, the Secured Parties are hereby authorized at any time and from time to time during the existence of an Event of Default, without notice to any Credit Party, to offset, appropriate, apply, and enforce such right of offset against any and all items referred to above against the Obligations. Each Borrower shall be deemed directly indebted to the Secured Parties in the full amount of the aggregate Obligations, and the Secured Parties shall be entitled to exercise the rights of offset provided for above. The rights of the Secured Parties under this Section 5.3 are subject to Section 10.5 and Section 12.2. The Administrative Agent, and the Secured Parties, as applicable, shall give the Borrowers prompt notice of any action taken pursuant to this Section 5.3, but failure to give such notice shall not affect the validity of such action or give rise to any defense in favor of the Borrowers with respect to such action.
5.4
Agreement to Deliver Additional Collateral Documents. The Credit Parties shall deliver (and the Borrowers shall enforce their Assigned Rights to require the Feeder Funds and the Intermediate Entities to deliver) such security agreements, financing statements, assignments, notices and acknowledgments, and other Collateral Documents (all of which shall be deemed part of the Collateral Documents), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent acting on behalf of the Secured Parties may reasonably request from time to time to the extent necessary for the granting to, or maintaining or perfecting in favor of the Secured Parties, first priority (but subject only to Permitted Liens) security interests in the Collateral with respect to which the Credit Parties are granting a security interest to the Administrative Agent, together with other assurances of the enforceability and first priority of the Secured Parties’ Liens (but subject only to Permitted Liens)

and assurances of due recording and documentation of the Collateral Documents and financing statements, assignments, notices and acknowledgements or copies thereof, as the Administrative Agent may reasonably require to avoid material impairment of the first priority Liens and security interests granted or purported to be granted pursuant to this Section 5.
5.5
Subordination. After the occurrence and during the continuance of a Cash Control Event, no Credit Party shall, nor shall any Credit Party permit any other Credit Party, Intermediate Entity or Feeder Fund (through the enforcement by any Borrower of its Assigned Rights) to, make any payments or advances of any kind, directly or indirectly, on any debts and liabilities to any other Fund Party or the Investment Manager (unless otherwise consented to by the Administrative Agent in its sole discretion) whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the “Other Claims”); provided that a Credit Party may make payment to the Investment Manager, the General Partners and their respective Affiliates for any accrued management fees, incentive fees or other similar fees or compensation due and owing pursuant to the applicable Constituent Document so long as (a) such fees are paid from monies or sums not constituting any part of the Collateral and (b) neither the Investment Manager, the General Partners nor any of their Affiliates are in default with respect to their obligations to fund Investor Capital Contributions. All Other Claims, together with all liens, security interests, and all other encumbrances or charges on assets securing the payment of all or any portion of the Other Claims shall at all times during the occurrence and continuance of a Cash Control Event, be subordinated to and inferior in right and in payment to the Obligations and all liens, security interests, and all other encumbrances or charges on assets securing all or any portion of the Obligations, and each Credit Party agrees to take such actions as are necessary to provide for such subordination between it and any other Fund Party and between any Fund Parties, inter se, including but not limited to including provisions for such subordination in the documents evidencing the Other Claims.
Section 6.
CONDITIONS PRECEDENT TO LENDING.
6.1
Obligations of the Lenders. The obligations of the Lenders to advance the initial Borrowing shall become effective on the Closing Date, subject to the Administrative Agent’s receipt of the following:
(a)
Credit Agreement. This Credit Agreement, duly executed and delivered by the Credit Parties;
(b)
Notes. A Note duly executed and delivered by the Initial Borrower to each requesting Lender in accordance with Section 3.1 and dated as of the Closing Date;
(c)
Fee Letter. The Fee Letters, duly executed and delivered by the parties thereto;
(d)
Security Agreements. The Security Agreements duly executed and delivered by each entity that is a Fund Party as of the Closing Date, in form and substance satisfactory to the Administrative Agent in its sole discretion;
(e)
Collateral Accounts. The Control Agreements duly executed and delivered by each entity that is a Fund Party as of the Closing Date, the Administrative Agent and State Street Bank and Trust Company, as the bank, in form and substance satisfactory to the Administrative Agent in its sole discretion.
(f)
Filings.

(i)
Searches of Filings in the appropriate public offices of the applicable Governmental Authority in the jurisdiction of formation or incorporation of each entity that is a Fund Party as of the Closing Date, or where a Filing has been or would need to be made in order to perfect the Administrative Agent’s first priority security interest on behalf of the Secured Parties in the Collateral, copies of the Filings on file in such jurisdictions and evidence that no Liens exist, or, if necessary, copies of proper Filings, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted; and
(ii)
Filings in form and substance satisfactory to the Administrative Agent for each applicable jurisdiction with respect to the Collateral together with evidence satisfactory to the Administrative Agent, in its sole discretion, that the same have been filed or will be submitted for filing promptly following the Closing Date in the appropriate public filing offices of the applicable Governmental Authority in each case to perfect the Secured Parties’ first priority security interest in the Collateral.
(g)
Responsible Officer Certificates. A certificate from a Responsible Officer of each entity that is a Fund Party as of the Closing Date, in the form of Exhibit J;
(h)
Constituent Documents. True and complete copies of the Constituent Documents of each entity that is a Fund Party as of the Closing Date, together with certificates of existence, incorporation or registration (as applicable) and good standing (if applicable) of each such Fund Party, in each case as in effect on the date hereof and in form and substance satisfactory to the Administrative Agent in its sole discretion;
(i)
Authority Documents. Resolutions of each entity that is a Credit Party as of the Closing Date certified by a Responsible Officer of each entity that is a Fund Party as of the Closing Date, authorizing its entry into the transactions contemplated herein and in each other Loan Document to which it is a party;
(j)
Incumbency Certificate. From each entity that is a Fund Party as of the Closing Date, a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign each of the Loan Documents to which it is party and the other documents or certificates to be delivered pursuant to the Loan Documents on behalf of such Fund Party, together with the true signatures of each such Person. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the Persons named in such further certificate;
(k)
Opinions. A favorable written opinion of Milbank LLP, New York counsel to the Credit Parties;
(l)
Borrowing Base Investor Documents. With respect to each Borrowing Base Investor: a copy of such Borrowing Base Investor’s duly executed Subscription Agreement, Side Letter (if applicable) and Credit Link Document (if applicable);
(m)
[Reserved];
(n)
No Proceedings. There shall be no Proceeding, pending or to the actual knowledge of a Responsible Officer of any entity that is a Fund Party as of the Closing Date, threatened that purports to affect any such Credit Party or any transaction contemplated under any Constituent Document of any such Fund Party or the Loan Documents;

(o)
ERISA Status. With respect to each Borrower that has one or more ERISA Investors, either (i) an Operating Company Opinion; or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Borrower that the underlying assets of such Borrower do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Borrower is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;
(p)
Fees; Costs and Expenses. Payment of all fees and other amounts due and payable on or prior to the Closing Date, including pursuant to the Fee Letter, and payment of all reasonable expenses required to be reimbursed or paid by the Borrowers hereunder, including, without limitation, the fees and disbursements invoiced at least three (3) Business Days prior to the date hereof of the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP, which may be deducted from the proceeds of such initial Borrowing;
(q)
[Reserved];
(r)
Beneficial Ownership Certification. The Administrative Agent shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the Closing Date a Beneficial Ownership Certification in relation to each Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (it being understood that as of the Closing Date no Credit Party is a “legal entity customer”);
(s)
“Know Your Customer” Information and Documents. Such information and documentation as is reasonably requested by the Lenders so that each of the Credit Parties has become KYC Compliant; and
(t)
Additional Information. Such other information and documents as may reasonably be requested prior to the Closing Date by the Administrative Agent and its counsel.
6.2
Conditions to all Loans. The obligations of the Lenders to advance each Borrowing (including, without limitation, the initial Borrowing) and the obligation of the Letter of Credit Issuer to cause the issuance of Letters of Credit (including, without limitation, the initial Letter of Credit) are subject to the following conditions precedent:
(a)
Representations and Warranties. The representations and warranties (other than those set forth in Section 7.8 which shall be replaced with the condition in Section 6.2(b)) set forth herein and in the other Loan Documents are true and correct in all material respects on and as of the date of the advance of such Borrowing or issuance of such Letter of Credit, with the same force and effect as if made on and as of such date (or with respect to representations or warranties made as of a specified earlier date are true and correct in all material respects as of such earlier date);
(b)
No Default. No event shall have occurred and be continuing, or would result from the Borrowing or the issuance of the Letter of Credit, which constitutes an Event of Default or a Default;
(c)
Request for Borrowing. The Administrative Agent shall have received a Request for Borrowing or Request for Letter of Credit, together with (x) for the initial Borrowing or issuance of Letter of Credit, a Borrowing Base Certificate, and (y) for each Borrowing or issuance of Letter of Credit thereafter, a Borrowing Request Borrowing Base Certificate;

(d)
Available Commitment. After giving effect to the proposed Borrowing or issuance of Letter of Credit, the Principal Obligations will not exceed the Available Commitment;
(e)
Application. In the case of a Letter of Credit, the Letter of Credit Issuer shall have received a Letter of Credit Application executed by the Borrowers; and
(f)
Maturity Date. The Maturity Date shall not have occurred.
6.3
Conditions to Qualified Borrower Loans. The obligations of the Lenders to advance a Borrowing or to cause the issuance of a Letter of Credit to a Qualified Borrower are subject to the following additional conditions precedent:
(a)
Qualified Borrower Promissory Note. The Administrative Agent shall have received from such Qualified Borrower a Qualified Borrower Promissory Note to each requesting Lender complying with the terms and provisions hereof;
(b)
Authorizations of Qualified Borrower. The Administrative Agent shall have received from such Qualified Borrower appropriate evidence of the authorization of such Qualified Borrower approving the execution, delivery and performance of the Qualified Borrower Promissory Note, duly adopted by such Qualified Borrower, as required by law or agreement, and accompanied by a certificate of an authorized Person of such Qualified Borrower stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect;
(c)
Incumbency Certificate. The Administrative Agent shall have received from such Qualified Borrower a signed certificate of the appropriate Person of such Qualified Borrower which shall certify the names of the Persons authorized to sign the Qualified Borrower Promissory Note and the other documents or certificates to be delivered pursuant to the terms hereof by such Qualified Borrower, together with the true signatures of each such Person;
(d)
The Borrower Guaranty. The Administrative Agent shall have received from the Initial Borrower a duly executed Borrower Guaranty with respect to the Obligations of such Qualified Borrower complying with the terms and provisions hereof;
(e)
Opinions of Counsel to Qualified Borrower. The Administrative Agent shall have received favorable opinions of counsel to such Qualified Borrower, in form and substance reasonably satisfactory to the Administrative Agent;
(f)
Opinions of Counsel to the Borrower. The Administrative Agent shall have received favorable opinions of counsel to the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent;
(g)
“Know Your Customer” Information and Documents. Unless otherwise consented to in writing by the Lenders, (i) true and complete copies of the Constituent Documents of such Qualified Borrower; and (ii) such other documentation or information reasonably requested by any Lender to satisfy “Know Your Customer” laws;
(h)
Fees, Costs and Expenses. Payment of all fees and other invoiced amounts due and payable by any Credit Party on or prior to the date of such Borrowing and, to the extent invoiced at least three (3) Business Days prior to the date of such Borrowing, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by any Credit Party hereunder, which may be deducted from the proceeds of such Borrowing;

(i)
ERISA Status. With respect to the initial advance to a Qualified Borrower that has one or more ERISA Investors, either (i) an Operating Company Opinion; or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Qualified Borrower that the underlying assets of such Qualified Borrower do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Qualified Borrower is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA; and
(j)
Additional Information. The Administrative Agent shall have received such other information and documents as may reasonably be required by the Administrative Agent and its counsel to be KYC Compliant or other regulatory compliance in connection with the addition of any Qualified Borrower that joins the Credit Facility after the Closing Date.
6.4
Addition of Fund Parties. The obligation of the Lenders to add an additional Fund Party, as applicable, as a Fund Party under this Credit Agreement, is subject to the conditions that the Initial Borrower shall have given the Administrative Agent at least twenty (20) Business Days prior written notice, each Lender shall consent in writing (such consent not to unreasonably withheld) and each of the following shall be satisfied:
(a)
Joinder and Security of Obligations. The new Fund and its general partner (as applicable) shall provide to the Administrative Agent and each of the Lenders duly executed documentation substantially similar, in the reasonable discretion of the Administrative Agent, to that executed by the Funds at the Closing Date, including but not limited to (i) with respect to a new Borrower, a joinder agreement to this Credit Agreement substantially in the form of Exhibit O (pursuant to which it agrees to be jointly and severally liable for all Obligations), and (ii) with respect to any new Fund, Collateral Documents and such other Loan Documents and Filings as the Administrative Agent may reasonably request;
(b)
Borrower Note. To the extent such additional Fund Party is a Borrower, upon the request of the Administrative Agent, such Borrower shall execute and deliver a promissory note, in the form of Exhibit B;
(c)
Authority Documents. Resolutions of such additional Fund Party certified by a Responsible Officer of the relevant Fund Party, authorizing its entry into the transactions contemplated herein and in each other Loan Document to which it is a party;
(d)
Responsible Officer Certificates. A certificate from a Responsible Officer of each then existing Fund Party, in the form of Exhibit J;
(e)
Constituent Documents. True and complete copies of the Constituent Documents of each additional Fund Party, together with certificates of existence, incorporation or registration (as applicable) and good standing (if applicable) of each additional Fund Party, in each case as in effect on the date hereof and in form and substance satisfactory to the Administrative Agent in its reasonable discretion;
(f)
ERISA Status. To the extent such additional Fund Party is a Borrower, with respect to each such Borrower that has one or more ERISA Investors, either (i) an Operating Company Opinion; or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Borrower that the underlying assets of such Borrower do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Borrower is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;

(g)
Incumbency Certificate. From each additional Fund Party, a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign each of the Loan Documents to which it is party and the other documents or certificates to be delivered pursuant to the Loan Documents on behalf of such Fund Party, together with the true signatures of each such Person. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the Persons named in such further certificate;
(h)
Opinion of Counsel. The Administrative Agent shall have received a favorable written opinion of counsel for each additional Fund Party in form and substance satisfactory to the Administrative Agent;
(i)
“Know Your Customer” Information and Documents. Such information and documentation as is requested by the Lenders so that each of the Credit Parties has become KYC Compliant;
(j)
Beneficial Ownership Certification. If such additional Fund Party, qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Lenders shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the date such Person becomes a Fund Party, a Beneficial Ownership Certification in relation to such Fund Party;
(k)
[Reserved];
(l)
Fees, Costs and Expenses. Payment of all fees and other invoiced amounts due and payable by any Credit Party on or prior to the date such Fund Party, becomes a Fund Party hereunder and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Credit Party hereunder, which may be deducted from the proceeds of any related Borrowing;
(m)
Due Diligence Review. The Administrative Agent shall have completed to its satisfaction its due diligence review of such Fund Party, and its respective management, controlling owners, systems and operations;
(n)
[Reserved]; and
(o)
Additional Information. The Administrative Agent shall have received such other information and documents in respect of such Fund Party as may be required by the Administrative Agent and its counsel.
Section 7.
REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Lenders to make Loans hereunder, each Borrower hereby represents and warrants (each as to itself and, where applicable, as to any other Affiliate thereof not signatory hereto) to the Administrative Agent and the Lenders that:

7.1
Organization and Good Standing. Each Credit Party (a) is duly organized, duly incorporated or duly established and registered, as applicable, (b) is validly existing and in good standing, as applicable, under the laws of its jurisdiction of formation, registration, or incorporation (as applicable), (c) has (together with any other Credit Party) the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and (d) is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification except where the failure to be so qualified to do business would not have a Material Adverse Effect.
7.2
Authorization and Power. Each Credit Party (a) has the organizational power and requisite authority to execute, deliver, and perform its respective obligations under each Loan Document to be executed by it, its Constituent Documents and its Subscription Agreements; (b) is duly authorized to, and has taken all organizational action necessary to authorize it to execute, deliver, and perform its obligations under each Loan Document to be executed by it, its Constituent Documents and its Subscription Agreements and (c) is and will continue to be duly authorized to perform its obligations under each Loan Document to be executed by it, its Constituent Documents and its Subscription Agreements.
7.3
No Conflicts or Consents. None of the execution and delivery of each Loan Document to be executed by each Credit Party, the consummation of any of the transactions herein and therein contemplated, or the compliance with the terms and provisions hereof or thereof, will contravene or conflict, in any material respect, with (a) any provision of law, statute or regulation to which such Credit Party is subject, (b) any judgment, license, order or permit applicable to such Credit Party, (c) any indenture, mortgage, deed of trust or other material agreement or instrument to which such Credit Party is a party, by which such Credit Party may be bound, or to which such Credit Party may be subject, or (d) its Constituent Documents and Fund Documents in each case, except where such contravention or conflict would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by any Credit Party of any Loan Document to be executed by it or to consummate the transactions contemplated thereby other than any consent, approval, authorization or order which has been obtained.
7.4
Enforceable Obligations. Each Loan Document to which each Credit Party is a party is the legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law).
7.5
Priority of Liens. Subject to compliance with Section 8.13, the Collateral Documents to which it is a party create, as security for the Obligations, valid and enforceable first priority security interests in and Liens on all of the Collateral in which each Credit Party has any right, title or interest in favor of the Administrative Agent, for the benefit of the Secured Parties, subject to no other Liens other than Permitted Liens or Liens granted in favor of other Credit Parties which are ultimately in favor of the Administrative Agent, for the benefit of the Secured Parties, in accordance with the Loan Documents, except as enforceability may be limited by Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law). Such security interests in and Liens on the Collateral in which each Credit Party has any right, title or interest shall be, upon filing of the Filings, and taking of such actions as are contemplated by this Credit Agreement and other Collateral Documents, perfected security interests that have priority over security interests of all third parties in such Collateral (subject only to Permitted Liens), and, other than in connection with any future Change in Law or in such Credit Party’s name, identity or structure, or its jurisdiction of organization, as the case may be, no further Filings are or will be required in connection with the creation or perfection of such security interests and Liens, other than the filing of continuation statements, or their equivalent in accordance with Applicable Laws.
7.6
Financial Condition. Each Borrower has delivered to the Administrative Agent copies of the financial statements and reports, if any, required to be delivered pursuant to Section 8.1 hereof on the Closing Date, and such financial statements (except for the absence of footnotes in quarterly financial statements or as otherwise disclosed therein) present in all material respects such Borrower’s financial position in accordance with Generally Accepted Accounting Principles. Each Credit Party is Solvent.

7.7
Full Disclosure. All written information (other than projections and other forward‑looking statements and information of general industry or economic nature) heretofore furnished by any Credit Party in connection with this Credit Agreement, the other Loan Documents or any transaction contemplated hereby that has been prepared by a Credit Party or its Affiliates does not contain, and all such information hereafter furnished will not contain, in each case to the actual knowledge of a Responsible Officer of a Credit Party and when taken as a whole, any untrue statement of a material fact on the date as of which such information is stated or deemed stated.
7.8
No Default. Except as has been disclosed to the Administrative Agent in writing, no event has occurred and is continuing which constitutes an Event of Default or a Default.
7.9
No Litigation. (i) For purposes of this representation and warranty as of the Closing Date, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings in any court or before any arbitrator or Governmental Authority (“Proceedings”) pending, or to the actual knowledge of any Responsible Officer of a Borrower threatened, against any Credit Party, other than any such Proceeding that is disclosed in writing by such Credit Party to the Administrative Agent before the Closing Date, and (ii) for purposes of this representation and warranty as of the date of the advance of any Borrowing, there are no such Proceedings pending, or to the knowledge of such Credit Party, threatened, against any Credit Party, other than any such Proceeding that could not, if adversely determined, have a Material Adverse Effect.
7.10
Material Adverse Effect. No changes to any Credit Party have occurred since the date of the most recent financial statements of such Credit Party delivered to the Administrative Agent, which would reasonably be expected to result in a Material Adverse Effect.
7.11
Taxes. All tax returns, information statements and reports required to be filed by any Fund Party in any jurisdiction have been timely filed and all Taxes owed by such Fund Party have been timely paid, except where such Taxes are being contested in good faith and adequate reserves are being maintained in accordance with Generally Accepted Accounting Principles.
7.12
ERISA. Each Borrower and Fund satisfies an exception under the Plan Asset Regulations so that its underlying assets do not constitute Plan Assets. Assuming no source of funds used to make the Loans constitutes Plan Assets unless such use of Plan Assets is covered by a prohibited transaction exemption, all the conditions of which are satisfied, the execution, delivery and performance of this Credit Agreement and the other Loan Documents, the borrowing and repayment of amounts under this Credit Agreement, and the enforcement of the Obligations directly against the Investors pursuant to the terms of this Credit Agreement and the other Loan Documents do not and will not constitute a non-exempt “prohibited transaction” under Section 406(a) of ERISA or Section 4975(c)(1)(A) – (D) of the Internal Revenue Code that would subject the Administrative Agent or the Lenders to any tax, penalty, damages or any other claim or relief under the Internal Revenue Code or ERISA. None of the Borrowers’ assets constitute Plan Assets. No Borrower maintains or has any liability to a Plan. No Borrower has any liability to an ERISA Affiliate Plan.
7.13
Compliance with Law. Each Credit Party is in compliance in all respects with all Applicable Laws (including Environmental Laws) which are applicable to it or its properties except where non-compliance would not reasonably be expected to result in a Material Adverse Effect.
7.14
Investor Information; Investor Capital Commitments and Contributions. The names of all of the Investors (as may be redacted consistent with applicable confidentiality restrictions) are set forth on Exhibit A-1 attached hereto and incorporated herein by reference (or on a revised Exhibit A-1 delivered to the Administrative Agent in accordance with Section 8.1, Section 8.2 or Section 9.5(a)), and the Investor

Capital Commitment of each Investor is set forth on Exhibit A-1 (or on any such revised Exhibit A-1). Exhibit A-1, as it may be updated in writing from time to time by the Borrowers, is true and correct in all material respects. Since the Closing Date, no Investor Capital Calls have been delivered to any Investors other than any that have been disclosed in writing to the Administrative Agent as and to the extent required by Section 8.1. The applicable Constituent Documents, Subscription Agreement (and any related Side Letter) sets forth each Investor’s entire agreement regarding its Investor Capital Commitment. As of the Closing Date, (i) the aggregate amount of the Investor Capital Commitments of all Investors is set forth on Exhibit A-1 hereto and (ii) the aggregate Unfunded Capital Commitment of all Investors that could be subject to an Investor Capital Call is set forth on Exhibit A hereto. A copy of each Side Letter that has been executed by a Borrowing Base Investor and any Fund Party has been provided to the Administrative Agent. Other than as disclosed in writing to the Administrative Agent, since the Closing Date, no Investor has been (i) excused or exempted from funding any Investor Capital Contribution; (ii) requested or been asked to withdraw from any Fund; (iii) been precluded from or requested exclusion from any Portfolio Investment; or (iv) except in compliance with Section 8.2, transferred its interest in any Fund. Each Credit Party has, to the actual knowledge of its respective Responsible Officers, (i) satisfied all applicable conditions precedent, if any, to the issuance of Investor Capital Calls under its Constituent Documents, and (ii) no law, rule, regulation, order or agreement otherwise imposes any material limitation, delay or restriction on the ability of such Credit Party to issue Investor Capital Calls. The Borrowing Base Certificate, as it may be updated in writing from time to time by the Credit Parties, is true and correct in all material respects.
7.15
Fiscal Year. The fiscal year of the Initial Borrower is the calendar year.
7.16
Principal Office; Jurisdiction of Formation; Organizational Structure.(a) Each of the principal office (as applicable), chief executive office, registered office and principal place of business of each Fund Party is correctly listed on Schedule I as the same may be updated by written notice to the Administrative Agent from time to time in accordance with this Credit Agreement; (b) the jurisdiction of formation of each Credit Party is correctly listed on Schedule I, and each Credit Party is not organized under the laws of any other jurisdiction; and (c) the information contained on Schedule I is accurate in all material respects.
7.17
Margin Stock. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan or Letter of Credit will be used: (a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any Indebtedness which was originally incurred to purchase or carry any such Margin Stock; or (c) for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation T, U or X; provided that the foregoing clauses (a), (b) and (c) will not apply so long as the Obligations are not secured directly or indirectly by any Margin Stock for purposes of Regulation T, U or X. No Credit Party nor any Person acting on behalf of the Credit Parties has taken or will take any action which might cause any Loan Document to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect. No Loan or Letter of Credit will be secured at any time by, and the Collateral in which any Credit Party has granted to the Administrative Agent, for the benefit of each of the Secured Parties, a security interest and Lien pursuant to the Collateral Documents will not contain at any time any Margin Stock.
7.18
Investment Company Act. No Credit Party is registered or required to be registered as an “investment company” within the meaning of the Investment Company Act.
7.19
No Defenses. No Responsible Officer of a Credit Party has actual knowledge of (a) any default or circumstance which with the passage of time and/or giving of notice would constitute an event of default by such Credit Party under its Constituent Documents or any Subscription Agreement which would constitute a defense to the obligations of any Investor to make Investor Capital Contributions to any Fund in accordance with its Subscription Agreement or the applicable Constituent Documents and (b) any claims of offset or any other claims of any Investor against any Credit Party which would or could materially and adversely affect the obligations of such Investor to make Investor Capital Contributions and fund Investor Capital Calls in accordance with its Subscription Agreement (and any related Side Letters), or the applicable Constituent Documents, other than, in each case, that which has been disclosed in writing by such Credit Party to the Administrative Agent.
7.20
No Withdrawals Without Approval. No Investor is permitted to withdraw its interest in a Fund (other than permitted transfers pursuant to Section 8.2).
7.21
Anti-Corruption Laws; Anti-Money Laundering Laws; and Sanctions.
(a)
No Credit Party and no Subsidiary of a Credit Party (i) is a Sanctioned Person; or (ii) has engaged in any activity or conduct that would violate Anti-Corruption Laws or Anti-Money Laundering Laws. No Loan, use of proceeds or other transaction contemplated by this Credit Agreement will result in the violation of any applicable Sanctions. No Credit Party nor any of their Subsidiaries nor, to the knowledge of any Credit Party, its directors, officers, agents or representatives, have, for the purpose of gaining or maintaining unlawful or improper benefits for the Credit Parties or any of their Subsidiaries, directly or, to any Credit Party’s knowledge, indirectly, violated any Anti‑Corruption Laws or made, undertaken, offered to make, promised to make or authorized the payment or giving of a prohibited payment.
(b)
The Credit Parties are subject to policies and procedures that are reasonably designed to ensure and which are reasonably expected to continue to ensure, compliance by each Credit Party with Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions.
(c)
To each Credit Party’s knowledge, no Investor is a Sanctioned Person. To the knowledge of the Responsible Officers of each Credit Party (after having made all reasonable investigation), no Investor’s funds used in connection with this transaction are derived from illegal activities in violation of Anti-Money Laundering Laws.
(d)
Except as disclosed to the Lenders, no Credit Party nor any of its Subsidiaries has received written notice from any Governmental Authority with respect to any investigation with regard to any actual or alleged prohibited payment or other violation of Anti-Corruption Laws.
(e)
Any provision of this Section 7.21 shall not apply to any Person if and to the extent that it is or would be unenforceable by or in respect of that Person by reason of breach of any applicable provision of Council Regulation (EC) No 2271/1996 of 22 November 1196 as amended on 6 June 2018 (and any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom).
7.22
Alternative Investment Vehicles and Parallel Funds. Other than those Alternative Investment Vehicles and Parallel Funds which are in compliance with Section 9.5(c) or Section 9.5(d), as applicable, no Alternative Investment Vehicles or Parallel Funds have been formed pursuant to or in accordance with the Partnership Agreement of any Fund.
7.23
Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification provided by such Credit Party is true and correct in all material respects.

Section 8.
AFFIRMATIVE COVENANTS

So long as any Lender has any commitment to lend hereunder, and until performance and payment in full of all of the Obligations (other than contingent obligations that have not been asserted) under this Credit Agreement and the other Loan Documents, each of the Borrowers and (to the extent specifically referenced below in this Section 8) the General Partners agrees that, unless the Administrative Agent shall otherwise consent in writing based upon the approval of the Administrative Agent and the Required Lenders (unless the approval of the Administrative Agent alone or a different number of the Lenders is expressly permitted below):

8.1
Financial Statements, Reports and Notices. The Borrowers shall deliver to the Administrative Agent sufficient copies for each Lender of the following:
(a)
Financial Reports.
(i)
Annual Reports. As soon as available, but no later than the earlier of (A) one hundred fifty (150) days after the end of the fiscal year for the Initial Borrower beginning with the fiscal year ending December 31, 2020 and (B) when provided to Investors, (x) financial statements of the Borrowers, together with all notes thereto, which statements shall contain a balance sheet as of the end of such fiscal year and statements of income and cash flow (each of which may be on a consolidated basis) for such fiscal year, such statements to be audited, together with the opinion of Deloitte or any other firm of nationally-recognized independent certified public accountants (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of such audit), to the effect that such financial statements were prepared in accordance with Generally Accepted Accounting Principles and present fairly, in all material respects, the financial condition and results of operations of such party and (y) to the extent provided to Investors, a report setting forth the current market value of the Portfolio Investments, determined by the applicable General Partner, in accordance with its standard valuation methodology and consistent with its reports to Investors; provided that delivery of such report in clause (y) may be satisfied by delivery of such report contained in the Borrowers’ financial statements; and
(ii)
Quarterly Reports. Following the delivery of the applicable Borrower’s first annual audited financial statements, as soon as available, but no later than the earlier of (A) one hundred twenty (120) days after the end of each of the first, second and third fiscal quarters of each fiscal year of the Borrowers, in each case, occurring prior to the Stated Maturity Date, or as soon as practical thereafter, and (B) in no event later than when such statements and reports are distributed to Investors (x) an unaudited report setting forth as of the end of such fiscal quarter, the balance sheet and income statement (each of which can be on a consolidated basis and which need not be in accordance with Generally Accepted Accounting Principles) of the Borrowers, and (y) a quarterly investor report on Borrower’s performance, all certified by a Responsible Officer of the Borrowers; provided that delivery of such report in clause (y) may be satisfied by delivery of such report contained in the Primary Borrowers’ financial statements.
(b)
Compliance Certificate. Simultaneously with the delivery of each set of financial reports required under Section 8.1(a), a compliance certificate (the “Compliance Certificate”), certified by a Responsible Officer of the Primary Borrowers to be true and correct to such Responsible Officer’s actual knowledge, and (i) stating whether any Event of Default or any Default exists as of such delivery date; (ii) stating whether the Borrowers are in compliance with the Debt Limitations contained in Section 9.10 as of such delivery date; (iii) stating that as of such delivery date no Exclusion Event has occurred with respect to any Borrowing Base Investor or, if an Exclusion Event has occurred, the nature of such Exclusion Event; (iv) attaching a Borrowing Base Certificate and (v) setting forth as of such delivery date, to the extent not already covered in the Borrowing Base Certificate: (A) the aggregate Unfunded Capital Commitments of the Investors and, separately, the aggregate Unfunded Capital Commitments of the Included Investors; (B) the calculations for the Available Commitment as of such date; (C) an updated Investor roster, including the names and notice information for all Investors; and (D) a list of all new and substitute Investors.
(c)
Investor Capital Calls. (i) Within three (3) Business Days of issuance, notice of the date of a capital call (including any capital call that does not have a funding obligation due to a corresponding distribution), the total amount called, the due date, and the amount of Recallable Capital, if any, with respect to each Investor Capital Call delivered to the Investors; and (ii) a report of all Investors failing to fund their Investor Capital Contributions within ten (10) Business Days of when such Investor Capital Contributions are initially due pursuant to the related notice of an Investor Capital Call therefor, delivered by the close of business of the second Business Day following such tenth Business Day along with a report in reasonable detail of all Investor Capital Contributions received in the Collateral Accounts as of the end of such Business Day and thereafter every ten (10) Business Days until the earlier of such time that the Investors failing to fund their Investor Capital Contributions have (i) become Excluded Investors pursuant to Section 2.1(d)(iv) or (ii) funded their Investor Capital Contributions;
(d)
Notice of Default. Within ten (10) Business Days of a Responsible Officer acquiring actual knowledge of the existence of any condition or event which constitutes an Event of Default or a Default, the Credit Parties shall furnish to the Administrative Agent a written notice specifying the nature and period of existence thereof and the action which such Credit Party is taking or proposes to take with respect thereto.
(e)
Notice of Withdrawals and Excuses. Promptly, but no later than (x) five (5) Business Days following receipt thereof (with respect to Borrowing Base Investors only) and (y) fifteen (15) Business Days following receipt thereof (with respect to non-Borrowing Base Investors), copies of any notice of withdrawal or request for excuse by any Included Investor;
(f)
ERISA Certification.
(i)
For each Borrower that provided a certificate of a Responsible Officer pursuant to Section 6.1(o) or Section 6.3(i), prior to admitting one or more ERISA Investors which would result in twenty-five percent (25%) or more of the total value of any class of equity interests in such Borrower being held by “benefit plan investors” within the meaning of Section 3(42) of ERISA, such Borrower shall deliver an Operating Company Opinion;
(ii)
With respect to each Borrower, for so long as there is any ERISA Investor in such Borrower, such Borrower shall provide to the Administrative Agent, no later than thirty (30) days prior to the end of the applicable Annual Valuation Period in the case of clause (1) below or thirty (30) days after the end of such Borrower’s fiscal year in the case of clause (2) below, an officer’s certificate signed by a Responsible Officer of such Borrower that (1) such Borrower has remained and still is an Operating Company or (2) the underlying assets of such Borrower do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such

Borrower is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;
(g)
ERISA Plan Funding Deficiencies. No later than ten (10) Business Days after becoming aware thereof, notice of any funding deficiencies with respect to any Plan or any ERISA Affiliate Plan, if such funding deficiency would result in a Material Adverse Effect;
(h)
Other Reporting. If requested by the Administrative Agent, simultaneously with, or promptly after their delivery to the Investors in any Borrower, copies of all other material financial statements, reports, notices, opinions, certificates and other documents at any time or from time to time furnished to all Investors in such Borrower by such Borrower (other than any tax returns, or other schedules or materials relating thereto or documents furnished only to specific Investors);
(i)
Notice of Material Adverse Effect. Each Borrower shall, promptly upon a Responsible Officer of such Borrower obtaining knowledge thereof, notify the Administrative Agent of any event if such event could reasonably be expected to result in a Material Adverse Effect;
(j)
Borrowing Base Certificate. Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate : (i) promptly following the issuance of Investor Capital Calls to Investors; (ii) promptly following a transfer, withdrawal or assignment of any Included Investor’s Capital Commitment; (iii) in connection with any new Borrowing or request for Letter of Credit; and (iv) no later than five (5) Business Days following the occurrence of (a) any Exclusion Event and a Responsible Officer of a Credit Party obtaining actual knowledge thereof or (b) the reduction of any Investor’s Investor Capital Commitment in accordance with the terms of this Credit Agreement; provided that notwithstanding anything to the contrary in this Credit Agreement or any other Loan Document, the Primary Borrowers are not required to monitor the Ratings of Included Investors, and the Administrative Agent may adjust the Borrowing Base if the Rating of any Rated Included Investor is downgraded by providing notice to the Borrowers at least one (1) Business Day in advance of the effective date of such adjustment.
(k)
Unfunded Capital Commitments. Promptly but no later than five (5) Business Days following the occurrence thereof, notice of any cancellation or termination of the Unfunded Capital Commitment of any Investor pursuant to the applicable Subscription Agreement, Partnership Agreement or its Side Letter (not previously reported);
(l)
New Investors or Amended Investor Documents. Within five (5) Business Days of execution thereof, copies of the Subscription Agreement (and any related Side Letter) or any transfer documentation of any new Investor or written evidence of an increase in the Capital Commitment of any Investor or any amendments to any Investor’s Side Letter, including but not limited to any documents related to an Investor’s election to opt into the provisions of any other Investor’s Side Letter pursuant to a ‘most favored nations’ clause;
(m)
Notice of Certain Changes to Beneficial Ownership Certification. With respect to any Credit Party that is a “legal entity customer” under the Beneficial Ownership Regulation, such Credit Party shall promptly, but in any event within five (5) Business Days, give notice to the Administrative Agent of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and promptly deliver an updated Beneficial Ownership Certification; and

(n)
Other Information. Such other information concerning the business or financial condition of any Borrower as the Administrative Agent shall reasonably request and which is not otherwise subject to confidentiality restrictions with third parties.
8.2
Transfers by Existing Investors.
(a)
If a Fund or a Fund GP receives any request for the Transfer by an Investor of all or a portion of its interest in the applicable Fund (which such Fund or Fund GP wishes to approve), the Fund or Fund GP shall be entitled to permit such transfer in its discretion, so long as immediately after giving effect to such Transfer no mandatory prepayment would be required pursuant to Section 2.1(e); provided that (x) the Borrowers will provide the Administrative Agent with notice of any such transfer if the applicable transferring Investor is an Included Investor, promptly after the consummation thereof, and (y) all Transfers shall be subject to each Credit Party being KYC Compliant as determined by the Administrative Agent.
(b)
If the transferring Investor is a Borrowing Base Investor and is being released from its obligations to make Investor Capital Contributions with respect to its Unfunded Capital Commitment, the Borrowers shall, prior to the effectiveness of any such Transfer, calculate whether any mandatory prepayment pursuant to Section 2.1(e) will result from such Transfer (due to the transferee Investor not being designated as a Borrowing Base Investor or otherwise) and, if such a mandatory prepayment would be required (calculated after giving effect to such Transfer), the Borrowers shall (i) provide the Administrative Agent with at least five (5) Business Days’ prior written notice of such Transfer and provide to the Administrative Agent such information as the Administrative Agent shall reasonably request in order to help the Administrative Agent determine if the transferee will qualify as a Borrowing Base Investor (provided that such information is available to the Credit Parties and is not otherwise subject to confidentiality restrictions between the applicable Credit Party and such Investor or the transferee) and (ii) either: (x) prior to the effective date of such Transfer, pay to the Lenders the amount, if any, of such mandatory prepayment (for the avoidance of doubt, any such prepayment shall not be subject to Section 3.5, but shall be subject to Section 4.5) or (y) prior to the effective date of such Transfer, receive the approval of the transferee as a Borrowing Base Investor from the Administrative Agent so that no mandatory prepayment will be required in connection with the Transfer. Any such determination shall be governed by the standards and requirements set forth in the definition of “Included Investor” or “Designated Investor” (as applicable). If the Borrowers are unable to deliver sufficient information to the Administrative Agent to enable the Administrative Agent to determine whether such transferee Investor satisfies the requirements of an Included Investor or Designated Investor (as applicable) prior to such effective date, then such transferee Investor shall be deemed not to have satisfied such requirements until such time as the Administrative Agent can make such determination; provided that, any transferee Investor that is otherwise in compliance with the definition of “Included Investor” (as represented by the Borrowers to the Administrative Agent in the applicable notice of such Transfer) shall be deemed an Included Investor with the advance rate (as set forth in the definition of “Borrowing Base”) and Concentration Limit of a Designated Investor unless and until such time as the Administrative Agent or the Lenders, as applicable, makes the foregoing determination (it being understood that (a) the Administrative Agent or the Lenders, as applicable, will not be able to make such determination until the Borrowers have delivered a copy of such transferee Investor’s Subscription Agreement or assignment agreement, any applicable Side Letter (redacted as applicable) entered into with such Person, and a revised Exhibit A-1, and (b) if the Borrowers do not provide the documentation described in the preceding clause (a) to the Administrative Agent within thirty (30) days of the effective date of such Transfer, such transferee Investor shall become an Excluded Investor from and after such thirtieth (30th) day until the Administrative Agent receives such documentation and is able to determine (with the Lenders, if applicable) if such transferee Investor satisfies the requirements of an Included Investor).
(c)
With respect to any transferee Investor which is an existing Borrowing Base Investor, the amount of the resulting increase in such transferee Investor’s Unfunded Capital Commitment shall not be included in the Borrowing Base until such transferee Investor has delivered to the applicable Fund or Fund GP written confirmation of its obligations under its Subscription Agreement (and any applicable Side Letter) with respect to its Unfunded Capital Commitment, as increased by such Transfer.
(d)
Notwithstanding anything contained in this Section 8.2, no Borrower shall recognize or permit a Transfer from any Investor to any other Investor of its interest or any portion thereof if an Event of Default would result from such Transfer.
8.3
Payment of Taxes. All Tax returns, information statements and reports required to be filed by any Credit Party in any jurisdiction will be timely filed and Taxes owed by such Credit Party will be timely paid, except where such Taxes are being contested in good faith and adequate reserves are being maintained in accordance with Generally Accepted Accounting Principles.
8.4
Maintenance of Existence and Rights. Subject to the provisions of this Credit Agreement, each of the Borrowers and the General Partners will, and will cause each other Credit Party to preserve and maintain its existence and all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority, the failure of which would reasonably be expected to result in a Material Adverse Effect.
8.5
Other Notices.
(a)
The Borrowers or the General Partners (as applicable) shall disclose in writing to the Administrative Agent prior to the date of any Request for Borrowing by any Borrower all Proceedings pending, or, to the knowledge of any Credit Party, threatened in writing, against any Credit Party which could reasonably be expected to result in a Material Adverse Effect.
(b)
The Borrowers or the General Partners (as applicable) shall promptly upon a Responsible Officer’s receipt of knowledge thereof, notify the Administrative Agent of any of the following events if such event would reasonably be expected to result in a Material Adverse Effect: (i) any change in the financial condition or business of any Credit Party; (ii) any default under any material agreement (including any Fund Documents), contract, or other instrument to which any Credit Party is a party or by which any of its properties are bound, or any acceleration of the maturity of any material indebtedness owing by a Credit Party; (iii) any uninsured claim against or affecting a Credit Party or any of its properties; (iv) the commencement of, and any material determination in any Proceeding affecting any Credit Party; or (v) any breach of Section 8.20.
(c)
The Primary Borrowers shall promptly notify the Administrative Agent upon (i) any dispute between it (or any General Partner) and any Governmental Authority or any other Person which has had or would be reasonably likely to have a Material Adverse Effect; and (ii) any bankruptcy, insolvency or liquidation event with respect to any Borrower or any General Partner.
8.6
Compliance with Loan Documents, Constituent Documents and Fund Documents. Each of the Credit Parties will promptly and fully comply with any and all covenants and provisions of each Loan Document executed by it. Each of the Borrowers will use the proceeds of any Investor Capital Call only for such purposes as are permitted by its Constituent Documents. Each Credit Party shall perform and observe to the extent party thereto, the obligations under the Subscription Agreements, Side Letters, Partnership Agreements and any other Constituent Documents or Fund Documents on its part to be performed or observed.
8.7
Operations. Each of the Credit Parties will act in all material respects in accordance with the Constituent Documents and Fund Documents of each applicable Borrower.
8.8
Books and Records; Access. Following five (5) Business Days’ prior written notice, the Borrowers will, and will cause each other Credit Party to (at the expense of the applicable Borrower) give any representative of the Administrative Agent, on behalf of the Lenders, access during ordinary business hours to, and permit such representative to examine, copy, or make excerpts from, any and all books, records, and documents in its possession relating to the affairs of the Borrowers; provided that, so long as no Event of Default or Default has occurred and is continuing, such inspection right shall be limited to once per each 12-month period.
8.9
Compliance with Law. Each of the Credit Parties will observe and comply with all Applicable Laws, including, without limitation, Environmental Laws, ERISA, the Investment Company Act, and (if relevant) Section 619 of the Dodd-Frank Act, except to the extent non-observance or non-compliance would not result in a Material Adverse Effect.
8.10
Insurance. Each of the Credit Parties will maintain insurance of such types (if any) and in such amounts as are consistent with customary practices and standards of the industry in which they operate, except to the extent the failure to maintain any such insurance would not result in a Material Adverse Effect.
8.11
Authorizations and Approvals. Each of the Credit Parties will promptly obtain, from time to time at its own expense, all such material governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Credit Party to comply with its obligations hereunder, under each other Loan Document to which it is a party and under its Constituent Documents, except to the extent the failure to maintain any such governmental licenses, authorizations, consents, permits or approvals would not reasonably be expected to result in a Material Adverse Effect.
8.12
Maintenance of Liens. Each of the Credit Parties will perform all such acts and execute all such documents as the Administrative Agent may reasonably request in order to enable the Secured Parties to file and record every instrument and deliver every Filing that the Administrative Agent may reasonably deem necessary in order to perfect and maintain the Administrative Agent’s first priority security interests in and Liens on (subject only to Permitted Liens) the Collateral and otherwise to preserve and protect the rights of the Secured Parties (subject only to Permitted Liens) in respect of such first priority security interests and Liens.
8.13
Further Assurances. Subject to Section 12.16, each of the Credit Parties will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and will take any and all such other action as the Administrative Agent may, from time to time, reasonably deem necessary or proper for better assuring and confirming unto the Secured Parties the full performance of the terms and conditions of such Credit Party under the Loan Documents. For the avoidance of doubt, nothing contained in this Section 8.14 shall increase the Obligations of, or reduce the rights of, any Credit Party under the Loan Documents in any material respect.
8.14
Maintenance of Separate Existence. Each Credit Party will at all times, conduct and present itself as a distinct legal entity separate and apart from all Affiliates thereof, including, without limitation, (i) observing corporate, limited liability company, limited company or limited partnership formalities, as applicable, such as maintaining appropriate books and records, and (ii) retaining at all times the ability to identify its assets separate and distinct from any other entity.
8.15
Investor Capital Call. During the first twelve (12) month period commencing on the Closing Date, each Fund shall make at least one Investor Capital Call on the Investors.
8.16
Collateral Accounts and Permitted Investments. Each of the Fund Parties will only invest any cash deposits held in or credited to the Collateral Accounts in Permitted Investments. For the avoidance of doubt, nothing contained in this Section 8.17 shall restrict investments in Portfolio Investments or Portfolio Assets.
8.17
Covenants of Qualified Borrowers. The covenants and agreements of Qualified Borrowers hereunder shall be binding and effective with respect to a Qualified Borrower upon and after the execution and delivery of a Qualified Borrower Promissory Note by such Qualified Borrower. Following payment in full of all Obligations (other than contingent obligations that have not been asserted) of any Qualified Borrower, any such Qualified Borrower shall no longer be bound by the covenants herein.
8.18
Solvency. Each of the Fund Parties individually covenants that it will be Solvent.
8.19
Anti-Corruption Laws; Anti-Money Laundering Laws; and Sanctions. Each Credit Party and each Subsidiary of a Credit Party shall, (a) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects; (b) maintain policies and procedures reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects; and (c) ensure it does not use any of the Loans in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws. In the event that pursuant to such policies and procedures or otherwise, a Responsible Officer of a Credit Party obtains actual knowledge that an Investor or an Affiliate of an Investor is a Sanctioned Person (including if such Investor is named on a list published by OFAC or becomes a Person with whom dealings are prohibited under any OFAC Regulations), then the Credit Parties will (i) give reasonably prompt notice thereof to the Administrative Agent, (ii) comply with all Applicable Laws, including but not limited to OFAC requirements, with respect to such Investor, and (iii) to the extent permitted by Applicable Law (including any OFAC Regulations), require and procure the withdrawal of such Investor from the applicable Fund in accordance with the terms of the applicable Constituent Documents.
8.20
Pre-Executed Capital Call Notices. If reasonably requested by Administrative Agent, each Fund Party shall reasonably promptly deliver to Administrative Agent, Pre-executed Capital Call Notices for certain new Investors to the extent such Investor’s Side Letter either prohibits the Administrative Agent from signing or requiring only the General Partner to sign any Capital Call Notice provided to such Investor. With respect to Pre-executed Capital Call Notices that have been previously delivered to Administrative Agent pursuant to the terms hereof, amended Pre-Executed Capital Call Notices for such Investors whose name or address information has changed, after the applicable Fund Party has actual knowledge of such change of name or address. In addition, Administrative Agent shall have the right to request, and each Fund Party shall deliver to Administrative Agent, additional Pre-executed Capital Call Notices if Administrative Agent issues the original Pre-executed Capital Call Notices pursuant to Administrative Agent’s rights hereunder and, after the time for payment of the related Capital Contributions, any Obligations remain outstanding.
8.21
Investor Default. At all times when an Event of Default has occurred and is continuing and any Investor has failed to fund any Capital Contribution when due or otherwise defaulted on any of its obligations to any Credit Party, then such Credit Party shall exercise its available remedies as to such Investor only with the written consent of the Administrative Agent, at the direction of the Required Lenders, except that such Credit Party (or its general partner) may issue any overdue notice necessary to commence any cure or grace period under the applicable Constituent Documents.
Section 9.
NEGATIVE COVENANTS

So long as any Lender has any commitment to lend or to cause the issuance of any Letter of Credit hereunder, and until payment and performance in full of all of the Obligations (other than contingent obligations that have not been asserted) under this Credit Agreement and the other Loan Documents, each of the Borrowers agrees that, without the written consent of the Administrative Agent, based upon the approval of the Required Lenders (unless the approval of the Administrative Agent alone or a different number of the Lenders is expressly permitted below):

9.1
Mergers, Etc. Other than in compliance with the provisions of this Credit Agreement, none of the Credit Parties shall take any action (a) to merge, consolidate or divide with or into any Person, unless such Credit Party or another Credit Party is the surviving entity, or (b) that will dissolve or terminate such Credit Party.
9.2
Negative Pledge. (a) None of the Credit Parties shall grant, create, incur, permit or suffer to exist any Lien (whether such interest is based on common law, statute, other law or contract) upon the Collateral without the prior written consent of the Required Lenders, other than (i) Liens granted to the Administrative Agent, for the benefit of the Secured Parties or (ii) Permitted Liens.
9.3
Fiscal Year and Accounting Method. None of the Primary Borrowers or any General Partner shall change its fiscal year without prior notice to the Administrative Agent or change its method of accounting other than in accordance with (or not in violation of) the terms of the applicable Constituent Documents (so long as such method is based on Generally Accepted Accounting Principles).
9.4
Constituent Documents and Related Documents.
(a)
Except as hereinafter provided, no Credit Party shall alter, amend, modify, terminate, or change any provision of its Constituent Documents, its certificate of formation (or equivalent document) or any Subscription Agreements to which such Credit Party is a party if any such Proposed Amendment (hereinafter defined) would (i) affect the Borrowers or their Investors’ debts, duties, obligations, and liabilities, or the rights, titles, security interests, Liens, powers and privileges of the Borrowers or, in any case, relating to any Investor Capital Calls, Investor Capital Commitments, Investor Capital Contributions or the shortening of the time period during which they are available, or, except as permitted by this Credit Agreement, suspend, reduce or terminate any Investor’s Unfunded Capital Commitment or that could otherwise have a Material Adverse Effect on the rights, titles, first priority security interests and Liens, and powers and privileges of the Lenders hereunder, (ii) otherwise have a material adverse effect on the rights, titles, first priority security interests and Liens (other than Permitted Liens), and powers and privileges of any of the Secured Parties hereunder or (iii) affect the debt limitations in its Constituent Documents, as applicable (each a “Material Amendment”). With respect to any proposed alteration, amendment, modification, termination or change (each, a “Proposed Amendment”) to any Constituent Documents, Subscription Agreement, or certificate of formation (or equivalent document) of any Credit Party, such Credit Party shall notify the Administrative Agent of such Proposed Amendment. The Administrative Agent shall have ten (10) Business Days from the date of such notice from such Credit Party to determine whether such Proposed Amendment is a Material Amendment (and any failure of the Administrative Agent to respond to such notification within such ten (10) Business Day period shall be deemed to be a determination that such Proposed Amendment is not a Material Amendment and an approval of the Proposed Amendment by the Administrative Agent). If the

Proposed Amendment is a Material Amendment as determined by the Administrative Agent, the approval of the Administrative Agent and the Required Lenders will be required, and the Administrative Agent shall promptly notify the Lenders of such request for such approval, distributing, as appropriate, the Proposed Amendment and any other relevant information provided by such Credit Party; subject to Section 12.1, the Lenders shall have ten (10) Business Days from the date of such notice from the Administrative Agent to deliver their approval or denial thereof (and any failure of a Lender to respond to such notification within such ten (10) Business Day period shall be deemed to be an approval of the Proposed Amendment by such Lender). If the Administrative Agent determines that the Proposed Amendment is not a Material Amendment, the applicable Credit Party may make such amendment without the consent of the Administrative Agent and the Required Lenders. Such Material Amendment shall not be effective without the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed) but shall not require the approval of any other Lender. Notwithstanding the foregoing, any Credit Party may, without the consent of the Administrative Agent and the Required Lenders, amend its applicable Constituent Documents: (w) to extend the investment period or the structuring of the investments, including as primary investments, co-investments, direct investments or secondary investments, (x) to admit new Investors or remove Investors in accordance with the terms of this Credit Agreement; (y) to reflect transfers of interests in such Credit Party which are permitted by this Credit Agreement; and (z) to implement any action permitted under Section 9.6; provided that such Credit Party shall promptly provide to the Administrative Agent a copy of any such amendment which does not require the consent of the Administrative Agent and the Required Lenders.
(b)
The Borrowers shall provide the Administrative Agent with at least five (5) Business Days’ notice of any amendment or modification of any Side Letter of a Borrowing Base Investor that could have an adverse effect on the rights, titles, first priority security interests and Liens, and powers and privileges of the Lenders hereunder. In the event that the Administrative Agent is unable to approve such amendment or modification and a mandatory prepayment would be required pursuant to Section 2.1(e) as a result of such amendment or modification, the Borrowers shall make such mandatory prepayment prior to the effectiveness of such amendment or modification. Thereafter, upon the request of the Borrowers, the Administrative Agent shall consider for approval the applicable Side Letter, as amended or modified, in accordance with the Borrowing Base Criteria and in the event the Administrative Agent approves such Side Letter, as amended or modified, any Exclusion Event which resulted from such amendment or modification shall be deemed to be cured. With respect to any other amendment or modification of any Side Letter of a Borrowing Base Investor, the Borrowers shall deliver to the Administrative Agent such amended or modified Side Letter promptly after effectiveness of such amendment or modification.
9.5
Admission of Investors; Transfers of Affiliate Interests; Investor Withdrawals; Alternative Investment Vehicles; Parallel Funds.
(a)
Admission of New Investors. No Borrower shall permit any Fund or Fund GP to admit any Person that is an assignee of an interest in such Fund as a substitute Investor or any other Person as a new Investor unless such Person is not a Sanctioned Person and not listed on any list published by OFAC as a Person with whom dealings are prohibited under OFAC Regulations or any comparable list and admission is in accordance with the terms of the applicable Constituent Documents, Subscription Agreement and any Side Letter. Except as set forth in Section 8.2, any such new Investor or existing transferee Investor shall not be included in the Borrowing Base or shall not have the increased portion of its Investor Capital Commitment included in the Borrowing Base, (x) in the case of any new Investor until the Borrowers have delivered a copy of such Investor’s Subscription Agreement or assignment agreement and solely with respect to Borrowing

Base Investors any applicable Side Letter (redacted as applicable) entered into with such Person and, a revised Exhibit A-1 to the Administrative Agent, and (y) in the case of any Investor that is an existing Borrowing Base Investor increasing its Investor Capital Commitment, until the Borrowers have delivered a copy of the written confirmation received from such Investor described in Section 8.2(c) to the Administrative Agent. The Administrative Agent shall use its commercially reasonable efforts to approve or disapprove any Side Letter with respect to a proposed Borrowing Base Investor within ten (10) Business Days after receipt from a Borrower.
(b)
Transfer by Investors. The Credit Parties shall not permit any Transfer of any interest in a Fund unless explicitly permitted pursuant to this Section 9.5(b). The Fund Parties shall notify the Administrative Agent of any such Transfer by any Included Investor or Designated Investor of all or a portion of any interest in any Fund under the applicable Constituent Documents at least five (5) Business Days before the proposed Transfer, and shall, promptly upon receipt thereof, deliver to the Administrative Agent copies of any proposed assignment agreement and other documentation delivered to, or required of such Investor by, the applicable General Partner. In order for a new Investor to be deemed to be an Included Investor or a Designated Investor, such new Investor must satisfy the criteria therefor as set out in this Credit Agreement. If the transfer of an Investor interest to a new Investor would result in a mandatory prepayment pursuant to Section 2.1(e) (due to the transferee not being designated as an Included Investor or a Designated Investor or otherwise), such mandatory prepayment shall be calculated and paid to the Lenders prior to the effectiveness of the transfer and such prepayment shall be subject to Section 4.5. Any transfer of any interest in any Fund by any non-Included Investor to any other Person shall be permitted without the consent of the Administrative Agent or Lenders, subject to such Person’s compliance with Sanctions and being KYC Compliant. Any admission of an assignee of an interest in any Fund or as a substitute Investor and any admission of a Person as a new Investor of any Fund, shall be subject to such Person’s compliance with Sanctions and being KYC Compliant.
(c)
Formation of Alternative Investment Vehicles. The Borrower shall not permit any Fund Party to cause Investor Capital Contributions to be made to an Alternative Investment Vehicle that is not a Borrower or Fund Party unless either (A) such Alternative Investment Vehicle has (i) been approved by the Administrative Agent in its reasonable discretion of the Administrative Agent as a Borrower hereunder and (ii) duly executed and delivered to the Administrative Agent documentation substantially similar, in the reasonable discretion of the Administrative Agent, to that executed by the Borrowers at the Closing Date, including, as applicable, but not limited to a joinder agreement to this Credit Agreement (pursuant to which it agrees to be jointly and severally liable for all Obligations), legal opinions, Constituent Documents, a Security Agreement, a Pledge of Collateral Account, and such other Collateral Documents and Loan Documents and filings as the Administrative Agent may reasonably request, under which the Alternative Investment Vehicle will grant to the Administrative Agent a security interest in (x) such Alternative Investment Vehicle’s right to call Investor Capital Contributions with respect to the Unfunded Capital Commitments of its Investors, and (y) the Collateral Account(s) into which its Investor Capital Contributions are due to be paid or (B) the Borrower has either (i) made a mandatory prepayment pursuant to Section 2.1(e) that would be required as a result of such Investor Capital Contribution prior to the effectiveness of such Investor Capital Contribution or (ii) the Administrative Agent is otherwise satisfied that no mandatory prepayment pursuant to Section 2.1(e) will result from such Investor Capital Contribution. Upon the satisfaction of the requirements of this Section 9.5(c), the Alternative Investment Vehicle shall be bound by the terms and conditions of this Credit Agreement as an AIV Borrower hereunder unless clause (B) of the prior sentence applies.
(d)
Formation of Parallel Funds. None of the Borrowers which are Funds shall, nor shall any Borrower permit and Fund GPs to either (i) form a Parallel Fund to which the Unfunded

Capital Commitments of one or more Investors are transferred from any Fund or (ii) cause Investor Capital Contributions to be made to a Parallel Fund that is not a Borrower hereunder, unless such Parallel Fund has executed documentation and provided such filings and notices to the reasonable satisfaction of the Administrative Agent providing a first priority security interest (subject only to Permitted Liens) in such transferred Investor Capital Commitments ultimately to the Administrative Agent for the benefit of the Secured Parties.
9.6
Capital Commitments. None of the Credit Parties shall (and each Credit Party shall cause BlackRock (as defined in the applicable Constituent Documents) and the Investment Manager not to) permit any redemption, Transfer, withdrawal, termination, reduction, elimination, suspension, excuse, waiver or cancellation with respect to all or any portion of BlackRock’s Capital Commitment without the prior written consent of the Administrative Agent and the Required Lenders; provided that such consent shall not be unreasonably withheld or delayed and that the failure of the Administrative Agent and the Required Lenders to respond to notice from the Credit Parties requesting such consent within ten (10) Business Days shall be deemed to constitute such consent; provided further, that, such consent shall not be required (x) to the extent such redemption, Transfer, withdrawal, termination, reduction, elimination, suspension, excuse, waiver or cancellation is reasonably deemed necessary, advisable or appropriate by the General Partner to comply with Applicable Law or to reduce, eliminate or otherwise modify, the impact of Applicable Law on, or applicability thereof to, BlackRock, any of its Affiliates, or any fund organized, offered and/or managed by BlackRock or any of its Affiliates, (y) to any Affiliate of the General Partner; provided further that such Affiliate fulfills the requirements of Applicable Law or (z) any change appropriate to cause the applicable Fund to conduct its business in compliance with Applicable Laws. None of the Credit Parties shall permit any withdrawal, termination, reduction, suspension, excuse, formal waiver or other cancellation with respect to an obligation of any Investor under its Subscription Agreement or the applicable Constituent Documents or any Side Letter without the prior written consent of the Required Lenders which may be withheld in their sole discretion. Prior to giving effect to any termination, suspension, cancellation, reduction, excuse or waiver pursuant to this Section 9.6, or any withdrawal or transfer pursuant to this Section 9.6 (other than a Transfer by an Investor of all or a portion of its interest in the applicable Fund, which (for the avoidance of doubt) the parties acknowledge is governed by Section 8.2 rather than this Section 9.6), the Available Commitment will be calculated, and if such action would result in a mandatory prepayment pursuant to Section 2.1(e), such prepayment shall be made prior to the effectiveness of such withdrawal, termination, suspension, transfer, cancellation, reduction, excuse or waiver.
9.7
ERISA Compliance. No Borrower shall establish, maintain or have any liability to any Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, no Borrower shall have any liability to any ERISA Affiliate Plan. Assuming no source of funds used to make the Loans constitutes Plan Assets unless such use of Plan Assets is covered by a prohibited transaction exemption, all the conditions of which are satisfied, no Credit Party shall take any action (or omit to take any action), which would give rise to a non-exempt prohibited transaction under Section 4975(c)(1)(A) – (D) of the Internal Revenue Code or Section 406(a) of ERISA with respect to the transactions contemplated by the Loan Documents that would subject the Administrative Agent or the Lenders to any tax, penalty, damages or any other claim or relief under the Internal Revenue Code or ERISA. No Borrower shall fail to satisfy an exception under the Plan Asset Regulations which failure causes the assets of any such Borrower to be deemed Plan Assets.
9.8
Dissolution. Other than in compliance with the provisions of this Credit Agreement, without the prior written consent of all Lenders (in their sole discretion), none of the Credit Parties shall terminate or dissolve any Credit Party.
9.9
Limitations on Distributions. No Borrower shall make or permit to be made any Distribution (as defined below) from itself to any Investor unless (i) such Distribution is permitted pursuant to its Constituent Documents and (ii) no Cash Control Event shall have occurred and be continuing, other than Permitted Distributions, provided that no Permitted Distributions may be made from any Collateral Account during an Event of Default under Section 10.1(a), Section 10.1(h), Section 10.1(i) or an Event of Default that has resulted in acceleration of the maturity of the Obligations hereunder. Except as set forth in the previous sentence, Permitted Distributions may be made from any Collateral Account during a Cash Control Event if such amounts being distributed (i) were in the Collateral Account prior to the occurrence of the Cash Control Event (and such amounts are not proceeds of a call that triggered a mandatory prepayment hereunder) or (ii) were deposited into such Collateral Account pursuant to a Drawdown made after the occurrence of the Cash Control Event and the amount of such Drawdown (x) was less than 2% of the Initial Borrower’s assets and (y) did not cause trigger a mandatory prepayment hereunder. For the purposes of this Section 9.9:

“Distribution” means any dividend or distributions (whether or not in cash) on account of any partnership interest, membership interest or other equity interest in a Credit Party, including as a dividend or other distribution and on account of the purchase, redemption, retirement or other acquisition of any such partnership interest, membership interest or other equity interest (it being acknowledged that, subject to Section 5.5 hereof, the Investment Manager and any Affiliates exercising control over any Credit Party, shall be entitled to receive any fees payable to it pursuant to the Constituent Documents). Notwithstanding the foregoing, a Distribution to one or more Feeder Funds or Intermediate Entities shall be permitted.

“Permitted Distributions” mean, without duplication, (a) Distributions required to maintain the status of Borrower as a RIC and (b) Distributions required to avoid federal excise taxes imposed by Section 4982 of the Internal Revenue Code.

9.10
Limitations on Indebtedness. Without the prior written consent of the Administrative Agent, none of the Credit Parties shall incur any Indebtedness other than Indebtedness permitted under the applicable Subscription Agreement or Partnership Agreement, which may include without limitation:
(i)
Indebtedness incurred pursuant to this Credit Agreement; and
(ii)
Indebtedness under Swap Agreements, provided that, in each case, such Indebtedness, is not secured by any Collateral.

For the avoidance of doubt, this Section 9.10 does not restrict the incurrence of Indebtedness of any Subsidiary that is not a Credit Party.

9.11
Limitation on Withdrawals. Without the prior written consent of the Administrative Agent, none of the Credit Parties shall, nor shall such Credit Party permit any other Credit Party to (and in the case of each Feeder Fund or Intermediate Entity, the applicable Borrower shall enforce its rights pursuant to any applicable Feeder Fund Document or Intermediate Entity Document so as to require the Feeder Funds or Intermediate Entities not to) make or cause the making of any withdrawal or transfer of funds constituting Collateral from any Collateral Account if the Administrative Agent has notified the Borrowers or a Responsible Officer of a Borrower has actual knowledge that a Cash Control Event has occurred and is continuing, other than withdrawals for the purpose of repaying Obligations or to eliminate or reduce the circumstances giving rise to the Cash Control Event. The Administrative Agent is authorized to give notice of its exclusive control of the Collateral Accounts to the depository bank if a Cash Control Event has occurred and is continuing.
9.12
Transfers by Credit Parties. Other than in compliance with the provisions of this Credit Agreement, none of the Credit Parties shall transfer, withdraw or assign its interest in any other Credit Party or its obligations under the Loan Documents without the prior written consent of the Administrative Agent and the Required Lenders, which consent may be granted or withheld in their sole and absolute discretion.
9.13
Deemed Capital Contributions. Without the prior written consent of the Administrative Agent and all Lenders, none of the Borrowers which are Funds, shall, nor shall any Borrower permit any of the Fund GPs to, reinvest Portfolio Investment proceeds which are distributable to Investors if such reinvestment would reduce the Unfunded Capital Commitment of one or more Investors and cause the Principal Obligations to exceed the Available Commitment unless, prior to such reinvestment, the applicable Borrowers shall make any prepayment required under Section 2.1(e).
9.14
Change of Depository Bank or Securities Intermediary. No Credit Party shall permit the depository bank or securities intermediary with respect to any Collateral Account to change without the Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld (it being understood that any successor depository bank or securities intermediary shall execute and deliver to the Administrative Agent simultaneous with becoming the successor depository bank or securities intermediary such documents and agreements (including, without limitation, control agreements and acknowledgments and agreements to provide information to the Administrative Agent with respect to Investors) as the Administrative Agent may reasonably request).
9.15
Collateral Accounts. No Credit Party shall direct, authorize or otherwise permit any proceeds, monies or sums paid by the Investors pursuant to any Capital Call to be deposited, credited or otherwise included in any account other than a Collateral Account. No Credit Party shall, and shall not cause any of its Subsidiaries to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collateral Accounts cash or cash proceeds other than Capital Contributions.
Section 10.
EVENTS OF DEFAULT
10.1
Events of Default. An “Event of Default” shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)
(i) any Borrower shall fail to pay when due any principal of the Obligations, including any failure to pay any amount required to be paid by it under, and at the times specified in, Section 2.1(e) (other than 2.1(e)(i)); or (ii) any Borrower shall fail to pay when due any interest on the Obligations, and such failure under this clause (ii) shall continue for five (5) Business Days following the date the Administrative Agent notifies such Borrower in writing of such failure (except for the failure to pay the Obligations in full on the Maturity Date, for which no notice shall be required, and except for the failure to prepay any amount required to be paid by it under, and at the times specified in, Section 2.1(e), for which no additional notice shall be required);
(b)
any Borrower fails to make any payment or deposit required under any Loan Documents (other than as referred to in Section 10.1(a) and to the extent not disputed in good faith) and such failure continues unremedied for five (5) Business Days following the date the Administrative Agent notifies such Borrower in writing of such failure;
(c)
the Principal Obligations shall exceed the Available Commitment and the Borrowers shall fail to make Investor Capital Calls of Uncalled Capital Commitments at any time prior to or within five (5) Business Days of any Responsible Officer in respect of any Primary Borrower becoming aware of such deficiency sufficient to reduce the Principal Obligations to an amount which is less than the Available Commitment, as of such date, or the Borrowers shall fail to so reduce the Principal Obligations within five (5) Business Days of the end of the initial five (5) Business Day period;
(d)
(x) any representation or warranty made by or on behalf of any Credit Party under this Credit Agreement (other than the representation and warranty contained in Section 7.21), or any of the other Loan Documents executed by any one or more of them, or in any certificate or statement furnished or made to the Lenders or any one of them by any Credit Party pursuant hereto, or, in connection with this Credit Agreement or any of the other Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made and the adverse effect of the failure of such representation or warranty shall not have been cured within thirty (30) days after the earlier of (i) written notice thereof is delivered to the Borrowers by the Administrative Agent or (ii) a Responsible Officer of a Credit Party obtains actual knowledge thereof and (y) any representation or warranty made by or on behalf of any Credit Party under Section 7.21 shall prove to be untrue and inaccurate in any respect as of the date on which such representation or warranty is made;
(e)
any Borrower or any General Partner fails to keep or perform any covenant or other agreement contained in any Loan Document (other than as referred to in Section 10.1(a), Section 10.1(b), Section 10.1(c) or Section 10.1(f)) and such failure (after taking into effect the giving of any applicable notice or the passage of any applicable grace periods set forth in such Loan Document) continues unremedied for fifteen (15) Business Days after the earlier of (i) actual knowledge by a Responsible Officer of any Borrower or any General Partner or (ii) notice of such breach has been given by the Administrative Agent;
(f)
any Borrower fails to keep or perform the covenants and agreements contained in Section 9 in any material respect and such failure continues (after taking into effect the giving of any applicable notice or the passage of any applicable grace periods set forth in Section 9, other than a breach of the covenant contained in the last sentence of Section 9.7, to which no such grace period shall apply);
(g)
other than (x) in compliance with the provisions of this Credit Agreement, or (y) as a result of any action or inaction by the Administrative Agent or other Secured Party, any of the Loan Documents (each such document as expressly set forth in the definition of “Loan Documents” other than an Assignment and Acceptance Agreement, without giving effect to any other agreements or documents referenced under such definition) executed by any Credit Party: (i) shall cease, in whole or in any material part, to be legal, valid, binding agreements enforceable against such Credit Party, as the case may be, in accordance with the terms thereof (other than a Borrower Guaranty with respect to a Qualified Borrower which has withdrawn from the Credit Facility pursuant to Section 2.8(f)); (ii) shall in any way be terminated or become or be declared, in writing, ineffective or inoperative except in accordance with the terms thereof or in accordance with the terms of this Credit Agreement (or, in the case of a Borrower Guaranty, the applicable Primary Borrower or any other Person acting by or on behalf of such Primary Borrower shall deny or disaffirm in writing such Primary Borrower’s obligations under such Borrower Guaranty); or (iii) shall fail or cease to create a valid, perfected first priority Lien or security interest (other than Permitted Liens) on the Collateral in favor of the Administrative Agent intended to be created thereby;
(h)
any Fund Party or the Investment Manager: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets or petition for wind-up or divide or permit any division of itself; (ii)

file a voluntary petition in bankruptcy or admit in writing that it is, or should be deemed to be, unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any proceeding under any Debtor Relief Law; or (vi) take organizational action for the purpose of effecting any of the foregoing; provided that if such Fund Party is a Qualified Borrower, any of the foregoing actions shall not be an Event of Default if, prior to such application, filing or other action referred to in this Section 10.1(h), no Borrowings for which such Qualified Borrower is liable remain outstanding hereunder and such Qualified Borrower has withdrawn from the Credit Facility pursuant to Section 2.8(f);
(i)
an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization or wind-up of any Fund Party or the Investment Manager, or appointing a receiver, custodian, trustee, intervenor, or liquidator of any Fund Party or the Investment Manager of all or substantially all of its assets, in each case under any Debtor Relief Law, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; provided that if such Fund Party is a Qualified Borrower, any of the foregoing actions shall not be an Event of Default if, within such sixty (60) day period, no Borrowings for which such Qualified Borrower is liable remain outstanding hereunder and such Qualified Borrower has withdrawn from the Credit Facility pursuant to Section 2.8(f);
(j)
any final judgment(s) for the payment of money in excess of the sum of the Threshold Amount individually or in the aggregate shall be rendered against any Borrower and such judgment is not stayed, discharged or vacated after a period of sixty (60) consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower to enforce any such judgment, unless such judgment is covered by insurance or bonded or unless it is being appealed and the execution of such judgment is stayed during the pendency of such appeal;
(k)
one or more unaffiliated Borrowing Base Investors representing fifteen percent (15%) or greater of the total Investor Capital Commitments shall default in their obligation to fund in full Investor Capital Calls, which delinquencies are overdue for more than five (5) Business Days (without giving effect to any notice or cure period set forth in the applicable Subscription Agreement or Partnership Agreement)at any one or more times from the Closing Date through the Stated Maturity Date (as such date may be extended) (on a cumulative basis, but excluding Investor Capital Commitments of Investors that have cured any delinquency relating to their Investor Capital Commitments ;
(l)
an event that could reasonably be expected to cause a dissolution or liquidation of any Fund Party or the Investment Manager other than in accordance with, or as permitted under, the terms of this Credit Agreement;
(m)
the General Partner of any Fund shall be removed or otherwise cease to be the sole general partner of any such Borrower without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed);
(n)
the General Partner of any Fund shall cease to be controlled by the Investment Manager;

(o)
(i) default shall occur in the payment of any Indebtedness (other than the Obligations) of any Borrower in an aggregate amount of $25,000,000 or more and such default shall continue for more than the applicable grace period, if any, of such Indebtedness; or (ii) any such Indebtedness described in this Section 10.1(o), in an aggregate amount of $25,000,000, shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms as a result of a default, event of default or termination event (however described) by, or with respect to, a Borrower and shall not be promptly paid or extended, in each case, subject to any applicable notice or cure period applicable to such Indebtedness; or
(p)
to the extent applicable, the Alternative Investment Fund Management Agreement shall cease to be in full force and effect.
10.2
Remedies Upon Event of Default.
(a)
Upon the occurrence and during the continuance of an Event of Default with respect to any Credit Party of the type specified in Section 10.1(h) or Section 10.1(i), the entire unpaid balance of its Obligations and the Obligations of the Borrowers shall automatically become due and payable, the Maturity Date shall immediately occur and the Available Commitment shall immediately be reduced to zero, all without any notice or action of any kind whatsoever.
(b)
Subject to Section 10.5, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, and shall, at the request of the Required Lenders, do any one or more of the following: (i) declare the entire unpaid balance of the Obligations of the Borrowers immediately due and payable (including the liability to fund the Letter of Credit Liability pursuant to Section 2.14), whereupon they shall be due and payable, (ii) declare the Maturity Date to have occurred (whereupon the Maturity Date shall be deemed to have occurred) and reduce to zero the Available Commitment, whereupon the Available Commitment shall be deemed to have been reduced to zero (clauses (i) and (ii) collectively, the “Acceleration Remedies”) or (iii) subject to Section 10.5, exercise any other right or seek any other remedy available at law, in equity or otherwise, whether or not provided herein or in any other Loan Document.
(c)
Subject to Section 10.5, upon the occurrence and during the continuation of an Event of Default and the acceleration of the unpaid balance of the Obligations of the Borrowers, the Administrative Agent may and, at the request of the Required Lenders, shall do any one or more of the following: (i) reduce any related claim to judgment related to the Collateral; (ii) exercise the rights of offset or banker’s lien against the interest of the Borrowers in and to every account and other property that are in the possession of the Administrative Agent, to the extent of the full amount of the related Obligations (the Borrowers being deemed directly obligated to the Administrative Agent and the Lenders in the full amount of such Obligations for such purposes); (iii) realize upon any and all of the rights the Administrative Agent may have in and to the related Collateral or any part thereof; and (iv) exercise any and all other legal or equitable rights afforded by the Loan Documents, applicable Governmental Rules or otherwise, including but not limited to the right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or other agreement contained in any of the Loan Documents or in aid of the exercise of any right granted to the Lenders or the Administrative Agent in any of the Loan Documents.
10.3
Additional Default Remedies. Subject to Section 10.5, upon the occurrence, and during the continuance of any Event of Default, the Administrative Agent may and, at request of the Required Lenders, and in accordance with the Assigned Rights, shall:

(a)
whether in its own name or the name of any Fund Party or any General Partner, in accordance with the Constituent Documents, notify any or all related Investors to make Investor Capital Contributions in respect of all Unfunded Capital Commitments directly to the Administrative Agent, or to such other Person as the Administrative Agent may require, whereupon immediately each Fund Party shall not call or receive the same (except at the direction of the Administrative Agent);
(b)
(i) take or bring in the name of any Fund or any General Partner, or that of the Administrative Agent, all actions, suits or proceedings deemed by the Administrative Agent as necessary or desirable to effect possession or collection of the related Collateral, including sums due or paid thereon; (ii) subject to the provisions of the applicable Constituent Document, make allowances or adjustments of claims with respect to the related Collateral; (iii) subject to the provisions of the applicable Constituent Document, compromise any claims with respect to the related Collateral; and (iv) following the Obligations becoming due and payable pursuant to Section 10.2 or this Section 10.3, remove from the premises of the Borrowers or the General Partners all documents, instruments, files or other items with respect to the related Collateral (including but not limited to any records with respect to such Collateral);
(c)
invoke, in addition to the rights and remedies provided in this Credit Agreement or any other Loan Document, the rights and remedies of a secured party under the UCC and any and all other Governmental Rules;
(d)
following the Obligations becoming due and payable pursuant to Section 10.2 or this Section 10.3, apply by appropriate judicial proceedings for appointment of a receiver for the related Collateral or any part thereof (to which any such appointment each Borrower hereby consents);
(e)
take possession of the amounts on deposit from time to time in the Collateral Accounts, to the extent constituting Collateral, and apply such amounts as provided in this Credit Agreement; or
(f)
following the Obligations becoming due and payable pursuant to Section 10.2 or this Section 10.3, take possession and dispose of all or any portion of the related Collateral, at public or private sale, as a unit or in parcels, upon any terms and prices and in any order, free from any claim or right of any kind (each Borrower agrees that, for such purpose, the Administrative Agent on behalf of the Secured Parties, may maintain all or any part of the related Collateral on the premises of such Borrower for such period of time as may be reasonably necessary without any charge to the Administrative Agent whatsoever).

In connection with the foregoing clauses (a) through (f), it is expressly agreed that:

(A)
prior to taking any such action, the Administrative Agent shall use commercially reasonable efforts to notify the Borrowers and the Lenders of the proposed action; provided that any failure to properly notify the Borrowers or any Lenders shall not prevent or delay the Administrative Agent’s ability to take such actions;
(B)
regardless of any provision hereof, and with the exception of any liability of the Administrative Agent for damages that are the result solely of its own gross negligence or willful misconduct, the Administrative Agent shall never be liable to the Credit Parties or any Lender for the failure of the Administrative

Agent to collect or for its failure to exercise diligence in the collection, possession, or any transaction concerning, all or any part of the related Collateral;
(C)
the rights, titles, interests, liens and security interests of the Administrative Agent for the benefit of the Secured Parties, are cumulative of all of the rights, titles, interest, liens or security interests which the Administrative Agent may now or at any time hereafter hold regarding the Obligations;
(D)
issuance by the Administrative Agent of a receipt to any Person obligated to pay any amounts to the Fund Parties in respect of the related Collateral shall be a full and complete release, discharge and acquittance to such Person to the extent of any amount so paid to the Administrative Agent;
(E)
the related Collateral may be sold or disposed of in one or more transactions, as the Administrative Agent on behalf of the Secured Parties, deems appropriate;
(F)
any notice of sale, disposition or other action by the Administrative Agent on behalf of the Secured Parties, required by the UCC and sent to the Credit Parties at the related address for notices set forth herein, or at such other address as has been furnished by the Credit Parties to the Administrative Agent or the Administrative Agent in accordance herewith and at least ten (10) days prior to such action, shall constitute reasonable notice to the Credit Parties;
(G)
any such notice shall be given in the manner prescribed by or permitted in this Credit Agreement or the other Loan Documents; and
(H)
upon the request of the Administrative Agent, the Credit Parties will take all actions reasonably requested by the Administrative Agent to prepare the related Collateral for disposition and otherwise reasonably assist the Administrative Agent in the realization of all or any part of such Collateral, at the expense of the Borrowers.

Each of the Borrowers and the General Partners to the maximum extent permitted by Applicable Law, hereby irrevocably appoints the Administrative Agent as its attorney-in-fact coupled with an interest and given by way of security to secure the performance of the obligations of the Credit Parties owed herein, with full power of substitution and with full authority in place of such Credit Party, following the occurrence and during the continuation of an Event of Default (but subject to Section 10.5) to take any and all steps in the name of and on behalf of such Borrower or such Credit Party that are necessary or desirable, in the determination of the Administrative Agent, to collect amounts due under the Collateral, including, without limitation, making Investor Capital Calls in respect of the Investor Capital Commitments, exercising any discretion with respect thereto that is afforded to such Borrowers or General Partners under the related Constituent Documents and/or the Subscription Agreements and endorsing any Borrower’s or General Partner’s name on checks and other instruments representing Investor Capital Contributions and taking the other actions described in this Section 10.3. Each of the Borrowers and the General Partners hereby further agrees that it shall, at the direction of the Administrative Agent following the occurrence and during the continuation of an Event of Default (but subject to Section 10.5), take all actions reasonably requested by the Administrative Agent (including, without limitation, issuing Investor Capital Calls and notifying any or all related Investors to make Investor Capital Contributions in respect of all Investor Capital Commitments on the Administrative Agent’s behalf and enforcing the obligations of the Investors to make such Investor Capital Contributions to facilitate the exercise of the Administrative Agent’s remedies hereunder).

10.4
Waivers of Notice, Etc. Except as otherwise provided herein, the Borrowers and each surety, endorser, guarantor and other party ever liable for payment of any sum or sums of money that may become due and payable, or the performance or any undertaking that may be owed, to the Lenders or the Administrative Agent pursuant to this Credit Agreement, the Notes or any of the other Loan Documents, including the related Obligations, jointly and severally waive demand for payment, presentment, protest, notice of protest and nonpayment or other notice of default, notice of acceleration and notice of intention to accelerate, and agree that its or their liability under this Credit Agreement, the related Notes and the other Loan Documents shall not be affected by any renewal or extension of the time or place of payment or performance hereof, or any indulgences by the Lenders, the Administrative Agent, or by any release or change in any security for the payment of the related Obligations, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.
10.5
Curing an Event of Default by Investor Capital Call and Duty to Liquidate Portfolio Investments.
(a)
Following the occurrence and during the continuance of an Event of Default described in Section 10.1(a), 10.1(b) or 10.1(c) or any other Event of Default that can be cured by the making of Investor Capital Calls, so long as no other Event of Default shall have occurred and be continuing, none of the Administrative Agent or any of the Lenders may exercise any remedy (other than the Acceleration Remedies) to which it may be otherwise entitled under this Credit Agreement or any of the other Loan Documents or at law or in equity with respect to such Event of Default within five (5) Business Days thereof (provided that the Borrowers may request during such five (5) Business Day period that the Administrative Agent and the Required Lenders provide written notice of their (i) agreement to a longer period or (ii) intention not to exercise such remedies, each in the reasonable discretion of the Administrative Agent and the Required Lenders, and which such written notice shall not be unreasonably withheld; or unless, without such request, the Administrative Agent and the Required Lenders shall otherwise agree, to a longer period, each in its reasonable discretion) and, if, at any time prior to or during such five (5) Business Day period, the Fund Parties or the General Partners shall make a single Investor Capital Call on the Unfunded Capital Commitments of the Investors sufficient (together with cash and Permitted Investments on deposit in the Collateral Accounts) to cure each such Event of Default, then the Administrative Agent and the Lenders may not exercise any such remedy until the expiration of the period ending fifteen (15) Business Days (or such longer period of time as may be agreed by the Administrative Agent) from the end of the initial five (5) Business Day period, provided that nothing in this Section 10.5(a) shall prohibit the Administrative Agent or any Lender from exercising any remedies it may have with respect to (i) asserting exclusive control of the Collateral Accounts or taking any such actions as may be required to protect their rights in a bankruptcy proceeding or (ii) except as provided in Section 10.5(b), any Event of Default that shall have occurred and be continuing other than those described in Section 10.1(a), 10.1(b) or 10.1(c) or any other Event of Default that can be cured by the making of Investor Capital Calls; provided that to the extent that (A) none of the Borrowers or the General Partners makes such Investor Capital Call or (B) the application of the proceeds of such Investor Capital Call are not sufficient (together with cash and Permitted Investments on deposit in the Collateral Accounts) to cure such Event of Default, then, so long as such Event of Default shall be continuing, the Borrowers and the General Partners shall (1) if they did not originally issue an Investor Capital Call, issue an Investor Capital Call in an amount sufficient (together with cash and Permitted Investments on deposit in the Collateral Accounts) to repay the Obligations, and (2) after thirty (30) days have expired after the applicable Investor Capital Call has been issued the proceeds of which are not sufficient (together with cash and Permitted Investments on deposit in the Collateral Accounts) to repay the Obligations, in good faith use their commercially reasonable efforts (subject to any legal, contractual, fiduciary or regulatory restrictions limiting their ability to do so) to sell sufficient Portfolio Investments to repay the Obligations as soon as reasonably practicable.
(b)
Following the occurrence and during the continuance of an Event of Default, so long as no Event of Default of the type specified in any of Section 10.1(h), 10.1(i), or 10.1(m) has occurred, none of the Administrative Agent or any of the Lenders may exercise any remedy (other than the Acceleration Remedies) to which it may be otherwise entitled under this Credit Agreement or any of the other Loan Documents or at law or in equity or with respect to such Event of Default within five (5) Business Days thereof (provided that the Borrowers may request during such five (5) Business Day period that the Administrative Agent and the Required Lenders provide written notice of their (i) agreement to a longer period or (ii) intention not to exercise such remedies, each in the reasonable discretion of the Administrative Agent and the Required Lenders, and which such written notice shall not be unreasonably withheld; or unless, without such request, the Administrative Agent and the Required Lenders shall otherwise agree, to a longer period, each in its reasonable discretion) and, if, at any time prior to or during such five (5) Business Day period, the Fund Parties or the General Partners shall make a single Investor Capital Call on the Unfunded Capital Commitments of the Investors sufficient (together with cash and Permitted Investments on deposit in the Collateral Accounts) to repay the outstanding Obligations in full (a “Full Repayment Capital Call”), then the Administrative Agent and the Lenders may not exercise any such remedy until the expiration of the period ending fifteen (15) Business Days (or such longer period of time as may be agreed by the Administrative Agent) from the end of the initial five (5) Business Day period; provided that nothing in this Section 10.5(b) shall prohibit the Administrative Agent or any Lender from exercising any remedies it may have with respect to (i) asserting exclusive control of the Collateral Accounts or taking any such actions as may be required to protect their rights in a bankruptcy proceeding or (ii) any Event of Default that shall have occurred and be continuing other than those described in Section 10.1(a), 10.1(b) or 10.1(c) or any other Event of Default that can be cured by the making of Investor Capital Calls; provided that to the extent that (A) none of the Borrowers or the General Partners makes such Full Repayment Capital Call or (B) the application of the proceeds of such Investor Capital Call are not sufficient (together with cash and Permitted Investments on deposit in the Collateral Accounts) to repay the outstanding Obligations in full, then, so long as such Event of Default shall be continuing, the Borrowers and the General Partners shall (1) if they did not originally issue an Investor Capital Call, issue a Full Repayment Capital Call, and (2) after thirty (30) days have expired after the applicable Investor Capital Call has been issued the proceeds of which are not sufficient (together with cash and Permitted Investments on deposit in the Collateral Accounts) to repay the Obligations, in good faith use their commercially reasonable efforts (subject to any legal, contractual, fiduciary or regulatory restrictions limiting their ability to do so) to sell sufficient Portfolio Investments to repay the Obligations as soon as reasonably practicable.
(c)
In the event that the Administrative Agent elects to notify the Investors to make Investor Capital Contributions in respect of their Unfunded Capital Commitments in accordance with the terms hereof, then the Administrative Agent shall not request any individual Investor to fund an amount exceeding such Investor’s pro rata share of the Obligations (based on the proportion of such Investor’s Unfunded Capital Commitment to the aggregate Unfunded Capital Commitments of all Investors included in the Collateral other than defaulted Investors in accordance with the applicable Partnership Agreement and consistent with the terms of the Constituent Documents, this Credit Agreement and Applicable Law.
(d)
None of the Administrative Agent or any Lender shall be entitled to take any action against any Investor that is an ERISA Investor (other than (i) issuing funding notices in the name of the Borrowers or the General Partners or (ii) applying funds paid by such ERISA Investor into the Collateral Accounts (which shall remain in the name of the related Borrower) to the payment of the Obligations), to the extent it has knowledge that a non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) could arise therefrom.

10.6 Events of Default or Defaults relating to Qualified Borrowers. Notwithstanding any provision in this Credit Agreement or any of the other Loan Documents to the contrary, if an Event of Default or Default relating solely to a Qualified Borrower shall occur, upon the payment in full of all Obligations (other than contingent obligations that have not been asserted) of such Qualified Borrower hereunder, (1) such Event of Default or Default shall be deemed to be cured and (2) such Qualified Borrower shall no longer have the ability to borrow hereunder and shall be withdrawn as a Borrower pursuant to Section 2.8(f).

Section 11.
AGENCY PROVISIONS
11.1
Appointment and Authorization of Agents.
(a)
Authority. Each Lender (including any Person that is an assignee, participant, secured party or other transferee with respect to the interest of such Lender in any Principal Obligation or otherwise under this Credit Agreement) (collectively with such Lender, a “Lender Party”) hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties, rights, powers and authority as are expressly delegated to such Agent by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, no Agent shall have any duties or responsibilities, except those expressly set forth herein and therein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Loan Documents or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Section 11 are solely for the benefit of the Agents and the Lenders and no Credit Party or Affiliate thereof (each, a “Borrower Party”) or Investor or Affiliate thereof shall have any rights as a third-party beneficiary of the provisions hereof (except as provided in Section 11.9 (regarding the Credit Parties’ consent right set forth in the first sentence thereof) or Section 11.10).
(b)
Release of Collateral. The Secured Parties irrevocably authorize the Administrative Agent, at the Administrative Agent’s option and in its sole discretion, to release, discharge and reassign any security interest in or Lien on any Collateral granted to or held by the Administrative Agent: (i) upon termination of this Credit Agreement and the other Loan Documents, termination of the Commitments and payment in full of all of the Obligations (other than contingent reimbursements and indemnification obligations not then due), including all fees and indemnified costs and expenses that are then due and payable pursuant to the terms of the Loan Documents; (ii) pursuant to any express provision of this Credit Agreement or any other Loan Document; and (iii) if approved by the Lenders, pursuant to the terms of Section 12.1. Upon the request of the Administrative Agent, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.1(b).

(c)
Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
11.2
Delegation of Duties. Each Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of legal counsel, accountants, and other professionals selected by such Agent concerning all matters pertaining to such duties. No Agent shall be responsible to any Lender Party for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, nor shall it be liable for any action taken or suffered in good faith by it in accordance with the advice of such Persons. The exculpatory provisions of this Section 11 shall apply to any such sub‑agent of such Agent.
11.3
Exculpatory Provisions. The Administrative Agent shall not have any duties, rights, powers, authority or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. No Agent nor any of its affiliates, nor any of their respective officers, directors, employees, agents or attorneys-in-fact (each such person, an “Agent-Related Person”), shall be liable to any Lender Party for any action taken or omitted to be taken by it under or in connection herewith or in connection with any of the other Loan Documents or with the consent or at the request of the Required Lenders (or such other number of percentage of the Lenders as shall be necessary), or, under the circumstances as provided in Section 10.2 or Section 12.1 as the Administrative Agent shall in good faith believe shall be necessary or be responsible in any manner to any Lender Party for any recitals, statements, representations or warranties made by any of the Borrower Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for therein, or received by such Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Borrower Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly provided for hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the no Agent-Related Person shall be required to take any action that, in its reasonable opinion or the opinion of its counsel, may expose such Agent‑Related Person to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of any Debtor Relief Law. No Agent-Related Person shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their respective Affiliates that is communicated to or obtained by any Agent-Related Person in any capacity. No Agent-Related Person shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent-Related Person shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Agent-Related Person (including, but not limited to any act or provision of any present or future law or regulation or Governmental Authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

No Agent-Related Person shall be deemed to have knowledge of any Event of Default unless and until notice describing such Default is given to the Administrative Agent in writing by a Credit Party or a Lender. No Agent-Related Person shall be responsible to any Lender Party for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Borrower Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent-Related Person to the Lenders or by or on behalf of the Borrower Parties to the Agent-Related Person or any Lender Party or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty or other implied duty to the Lenders, regardless of whether a Default has occurred or is continuing. No Agent-Related Person shall be required to expend or risk any of its own funds or otherwise incur liability, financial or otherwise, in the performance of its duties under the Loan Documents or in the exercise of any of its rights or powers under this Credit Agreement. Each Lender Party recognizes and agrees that the Administrative Agent shall not be required to determine independently whether the conditions described in Section 6.2(a) or Section 6.2(b) have been satisfied and, when the Administrative Agent disburses funds to any Borrower or the Letter of Credit Issuer causes Letters of Credit to be issued or accepts any Qualified Borrower Guaranties, the Administrative Agent may rely fully upon statements contained in the relevant requests by a Borrower Party.

11.4
Reliance on Communications. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, email, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Borrower Parties, independent accountants and other experts selected by the Agents with reasonable care). Each Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 12.11(d). Each Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically required, all of the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).
11.5
Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Borrower Party referring to the Loan Document, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Administrative Agent will notify the Lenders of its receipt of any such notice, and the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Loan Documents.
11.6
Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agent-Related Person has made any representations or warranties to it and that no act by any Agent-Related

Person hereafter taken, including any review of the affairs of any Borrower Party, shall be deemed to constitute any representation or warranty by such Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower Parties which may come into the possession of any Agent‑Related Person.
11.7
Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify, upon demand, each Agent-Related Person (to the extent not reimbursed by a Borrower Party and without limiting the obligation of the Borrower Parties to do so), ratably in accordance with the applicable Lender’s Lender Pro Rata Share, and hold harmless each Agent-Related Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following payment in full of the Obligations) be imposed on, incurred by or asserted against it in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by it under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment, or related to another Lender; provided further that no action taken in accordance with the directions of the Required Lenders or all Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Letter of Credit Issuer upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower Parties. The agreements in this Section 11.7 shall survive the termination of the Commitments, payment of all of the Obligations hereunder and under the other Loan Documents or any documents contemplated by or referred to herein or therein, as well as the resignation or replacement of any Agent.
11.8
Agents in Their Individual Capacity. Each Agent (and any successor acting as an Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower Party (or any of its Subsidiaries or Affiliates) as though such Agent were not an Agent or a Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding the Borrower Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to the Loans made and all obligations owing to it, an Agent acting in its individual capacity shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
11.9
Successor Agent.
(a)
Resignation of Administrative Agent. (i) The Administrative Agent may at any time give thirty (30) days’ notice of its resignation to the Lenders, the Letter of Credit Issuer and the Borrowers. The Administrative Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers and subject to the consent of the Borrowers (provided no Event of Default has occurred and is continuing at the time of such appointment), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Letter of Credit Issuer and, prior to the occurrence of an Event of Default, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(i)
With effect from the Resignation Effective Date, (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders and the Letter of Credit Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 11 and Section 12.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(ii)
Any resignation by SMBC as Administrative Agent pursuant to this Section 11.9 shall also constitute its resignation as Letter of Credit Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer,
(iii)
the retiring Letter of Credit Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.
(iv)
If the Administrative Agent is removed by the Required Lenders then such removal will be at the expense and cost of the Lenders.
(b)
Resignation of Other Agents. Any other Agent may, at any time, resign upon written notice to the Lenders and the Borrowers. If no successor agent is appointed prior to the effective date of the resignation of the applicable Agent, then the retiring Agent may appoint, after consulting with the Lenders and the Borrowers, a successor Agent from any of the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and shall assume the duties and obligations of such retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Credit Agreement and the other Loan Documents. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 11.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement.
11.10
Reliance by the Credit Parties. The Credit Parties shall be entitled to rely upon, and to act or refrain from acting on the basis of, any notice, statement, certificate, waiver or other document or instrument delivered by the Administrative Agent to the Credit Parties, so long as the Administrative Agent is purporting to act in its respective capacity as the Administrative Agent pursuant to this Credit Agreement, and the Credit Parties shall not be responsible or liable to any Lender (or to any Participant or to any Assignee), or as a result of any action or failure to act (including actions or omissions which would otherwise constitute defaults hereunder) which is based upon such reliance upon the Administrative Agent. The Credit Parties shall be entitled to treat the Administrative Agent as the properly authorized Administrative Agent pursuant to this Credit Agreement until the Credit Parties shall have received notice of resignation, and the Credit Parties shall not be obligated to recognize any successor Administrative Agent until the Credit Parties shall have received written notification satisfactory to them of the appointment of such successor.
11.11
Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Liability shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Principal Obligations, Letter of Credit Liability and all other

Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Party, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.

Section 12.
MISCELLANEOUS
12.1
Amendments. Except as may be otherwise provided in this Credit Agreement or any other Loan Document, neither this Credit Agreement (including the exhibits hereto) nor any other Loan Document (other than the Fee Letter entered into as of the Closing Date) to which any Credit Party is a party, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by the Administrative Agent and the Required Lenders, on the one hand, and such Credit Party on the other hand; and, if the rights or duties of an Agent are affected thereby, by such Agent; provided that no such amendment, waiver, discharge, or termination shall, without the consent of:
(a)
each Lender directly affected thereby:
(i)
increase the amount or alter the term of the Commitment of such Lender, reduce or otherwise alter in a manner adverse to such Lender the provisions relating to any fees (or any other payments other than as a result of waiving the applicability of Default Rate) payable to such Lender, or accelerate or postpone the obligations of any Lender to advance its portion of any Borrowing, as contemplated in Section 2.5 or issue or participate in any Letter of Credit, as contemplated in Section 2.14;
(ii)
extend the time for payment of the principal of or interest on the Obligations, or fees or costs, or reduce the principal amount of the Obligations (except as a result of the application or waiver of payments or prepayments), or reduce the rate of interest borne by the Obligations (other than as a result of waiving a Default, Event of Default or the applicability of the Default Rate);
(iii)
release all or substantially all Liens granted under the Collateral Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in, or withdrawal from, a Credit Party permitted hereunder or in any other Loan Document; or

(iv)
alter the manner in which payments or prepayments of the principal of or interest on the Obligations, fees or costs or any other amounts hereunder shall be applied as among the Lenders or types of Loans;
(b)
all Lenders (other than any Defaulting Lender):
(i)
reduce the percentages specified in the definition of Required Lenders herein or any other provision hereof specifying the number or percentage of the Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;
(ii)
except as otherwise provided in this Credit Agreement, consent to the assignment or transfer by any Credit Party of any of its rights and obligations under (or in respect of) the Loan Documents;
(iii)
except as otherwise provided in this Credit Agreement, release any Borrower from its obligations under any Borrower Guaranty prior to the repayment in full of all outstanding Principal Obligations guaranteed thereby;
(iv)
amend the terms of Section 4.3 or this Section 12.1;
(v)
[reserved];
(vi)
amend the definition of “Applicable Requirement”, “Available Commitment”, “Borrowing Base”, “Borrowing Base Investor”, “Concentration Limits”, “Designated Investor, “Included Investor”, or “Funding Ratio” or the definition of any of the defined terms used therein; or
(vii)
amend the definition of Section 6.2, Section 9.10 or Section 10.1(l).

The Administrative Agent agrees that it will promptly notify each Lender of any proposed modification, waiver or amendment to any Loan Document, and deliver drafts of such proposed modification, waiver or amendment to such Lenders, prior to the effectiveness of such proposed modification, waiver or amendment; provided that the Administrative Agent providing such notice (other than in order to obtain the necessary consents required above) shall not be a condition to the effectiveness of any such modification, waiver or amendment. Notwithstanding the above: (A) no provisions of Section 11 may be waived, amended or modified without the consent of the Administrative Agent, or, to the extent affected thereby, any other Agent; (B) no provisions of Section 2.14 may be amended or modified without the consent of the Letter of Credit Issuer; and (C) Section 8 and Section 9 specify the requirements for waivers of the Affirmative Covenants and Negative Covenants listed therein, and any amendment to a provision of Section 8 or Section 9 shall require the consent of the Lenders or the Administrative Agent that are specified therein as required for a waiver thereof. Any amendment, waiver or consent not specifically addressed in this Section 12.1 or otherwise shall be subject to the approval of the Administrative Agent and the Required Lenders.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersede the unanimous consent provisions set forth herein; (2) the Required Lenders may consent to allow a Fund Party to use cash collateral in the context of a bankruptcy or insolvency proceeding; and (3) the Administrative Agent may, in its sole discretion, agree to the modification or waiver of any of the other terms of this Credit Agreement or any other Loan Document or consent to any action or failure to act by any Fund Party, if such modification, waiver, or consent is of an administrative nature.

Notwithstanding anything to the contrary herein, if following the Closing Date, the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Credit Agreement or any other Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document if the same is not reasonably objected to in writing by the Required Lenders within three (3) Business Days following receipt of notice thereof.

If the Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and shall not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by the Administrative Agent, such Lender shall be deemed to have given its consent to the request.

12.2
Sharing of Offsets. Each Lender and the Administrative Agent agree that if it shall, through the exercise of any right of counterclaim, offset, banker’s lien or otherwise, receive payment of a portion of the aggregate amount of principal, interest and fees due to such Lender hereunder which constitutes a greater proportion of the aggregate amount of principal, interest and fees then due to such Lender hereunder than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to such other Lenders under this Credit Agreement, then such Lender shall purchase participations in the Obligations under this Credit Agreement held by such other Lenders so that all such recoveries of principal, interest and fees with respect to this Credit Agreement, the Notes and the Obligations thereunder held by the Lenders shall be pro rata according to each Lender’s outstanding Obligations (determined as of the date thereof and regardless of any change in any Lender’s outstanding Obligations caused by such Lender’s receipt of a proportionately greater or lesser payment hereunder).
12.3
Sharing of Collateral. To the extent permitted by Applicable Law, each Lender and the Administrative Agent, in its capacity as a Lender, agrees that if it shall, through the receipt of any proceeds from an Investor Capital Call or the exercise of any remedies under any Collateral Documents, receive or be entitled to receive payment of a portion of the aggregate amount of principal, interest and fees due to it under this Credit Agreement which constitutes a greater proportion of the aggregate amount of principal, interest and fees then due to such Lender under this Credit Agreement than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to any Obligations to such Lender under this Credit Agreement, then such Lender or the Administrative Agent, in its capacity as a Lender, as the case may be, shall purchase participations in the Obligations under this Credit Agreement held by such other Lenders so that all such recoveries of principal, interest and fees with respect to this Credit Agreement, the Notes and the Obligations thereunder held by the Lenders shall be pro rata according to each Lender’s outstanding Obligations (determined as of the date hereof and regardless of any change in any Lender’s outstanding Obligations caused by such Lender’s receipt of a proportionately greater or lesser payment hereunder). Each Lender hereby authorizes and directs the Administrative Agent to coordinate and implement the sharing of collateral contemplated by this Section 12.3 prior to the distribution of proceeds from Investor Capital Calls or proceeds from the exercise of remedies under the Collateral Documents prior to making any distributions of such proceeds to each Lender or the Administrative Agent, in its capacity as a Lender.
12.4
Waiver. No failure to exercise, and no delay in exercising, on the part of any Agent or Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders hereunder and under the Loan Documents shall be in addition to all other rights provided by Applicable Law. No modification or waiver of any provision of this Credit Agreement, the Notes or any of the other Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
12.5
Payment of Expenses; Indemnity.
(a)
Each Credit Party hereby agrees to pay on a joint and several basis (by the Required Payment Time) its pro rata portion of (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable and documented fees and expenses of the Administrative Agent’s one designated law firm and, to the extent applicable, one law firm in each relevant foreign jurisdiction) reasonably and actually incurred by it in connection with the negotiation, preparation, execution and delivery of this Credit Agreement, the Notes, and the other Loan Documents, any and all amendments, modifications and supplements thereof or thereto and the initial syndication undertaken at the direction of, or with the approval of, the Borrowers, and, if an Event of Default exists, all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the attorneys’ reasonable and documented fees of the Administrative Agent’s one designated law firm and, to the extent applicable, one law firm in each relevant foreign jurisdiction) reasonably and actually incurred by them in connection with the preservation and enforcement of the Administrative Agent’s and the Lenders’ rights under this Credit Agreement, the Notes, and the other Loan Documents, and (ii) all reasonable and documented out-of-pocket expenses incurred by the Letter of Credit Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Letter of Credit Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Letter of Credit Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section 12.5, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)
Each Credit Party hereby agrees on a joint and several basis to promptly, and in any event by the Required Payment Time, indemnify each Agent‑Related Person, each Lender, the Letter of Credit Issuer and each of their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively, the “Indemnitees”) against, and to hold each Indemnitee harmless from, such Credit Party’s portion of any and all losses, claims, actions, judgments, suits, disbursements, penalties, damages, liabilities and related expenses and reasonable counsel fees and expenses (including, without limitation, the counsel fees and expenses incurred in the enforcement of any Loan Documents against any Credit Party), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of:
(i)
the execution, delivery and enforcement of this Credit Agreement or any other Loan Document or any agreement or instrument contemplated thereby,
(ii)
the use or misuse of the proceeds of any Loans or Letter of Credit to a Borrower,

(iii)
any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iv)
the fraudulent actions or misrepresentations of any Credit Party or its Affiliates in connection with the transactions contemplated by this Credit Agreement and the other Loan Documents, or any breach by any Credit Party of its obligations under this Credit Agreement or any other Loan Document, or
(v)
any claim, litigation, investigation or proceeding relating to any of the foregoing or relating to any transaction contemplated hereby, whether or not any Indemnitee is a party thereto;

provided that such indemnity shall not apply to (x) any such losses, claims, actions, judgments, suits, disbursements, penalties, damages, liabilities or related expenses arising from the fraud, gross negligence, bad faith or willful misconduct by the Administrative Agent or a Lender (or any Affiliate, officer, director, employee, agent or attorney-in-fact thereof) as determined by a court of competent jurisdiction by final and nonappealable judgment; (y) any settlements related to this Credit Agreement or transactions contemplated hereby without the consent of the Borrower (such consent not to be unreasonably withheld or delayed); or (z) disputes among two or more Indemnitees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, actions, judgments, suits, disbursements, penalties, damages, liabilities or related expenses (x) result from a claim brought by each Borrower or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) is recourse for amounts owing from Investor Capital Commitments that are uncollectible or uncollected due to the bankruptcy, insolvency or financial inability of the Investor to pay shall be excluded from the indemnifications provided for in this Section 12.5 or (z) with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim.

(c)
WITHOUT LIMITATION OF AND SUBJECT TO THE FOREGOING, EACH BORROWER INTENDS AND AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND EXPENSES OF COUNSEL) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR CLAIMS OF NEGLIGENCE OF SUCH OR ANY OTHER INDEMNITEE OR ANY STRICT LIABILITY OR CLAIMS OF STRICT LIABILITY.
(d)
The provisions of this Section 12.5 shall survive termination of this Credit Agreement, and shall remain operative and in full force and effect regardless of the expiration of the Commitment Period, the consummation of the transactions contemplated hereby, the repayment of the Obligations, the occurrence of the Maturity Date, the invalidity, illegality, or unenforceability of any term or provision of this Credit Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents or the Lenders. All amounts due under this Section 12.5 shall be payable promptly (and in all events within twenty (20) Business Days) upon written demand therefor.

(e)
To the fullest extent permitted by Applicable Law, no party hereto shall assert, and each Credit Party hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such party through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such party as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(f)
To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 12.5(a) or Section 12.5(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Letter of Credit Issuer, any Agent‑Related Person or any of their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact of any of the foregoing (each, an “Agent-Related Party”), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Letter of Credit Issuer or such other Agent-Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Principal Obligations at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Letter of Credit Issuer in its capacity as such, or against any other Agent-Related Party acting for the Administrative Agent (or any such sub-agent), Letter of Credit Issuer in connection with such capacity.
12.6
Notice.
(a)
Notices Generally. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (a) if by hand delivery, telecopy or other facsimile transmission, on the day (or if delivered on a day that is not a Business Day, on the first Business Day after such day) and at the time on which delivered to such party at the address or fax numbers specified below; (b) if by mail, on the day which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; (c) if by FedEx or other internationally recognized reputable express mail service for next Business Day scheduled delivery, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; (d) if by telephone, on the day and at the time communication with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below; or (e) if by email, approved in Section 12.6(b).

If to a Borrower:

At the address specified with respect thereto on Schedule I hereto

With copies (which shall not be deemed to be notice hereunder) to:

Milbank LLP
55 Hudson Yards
New York, NY 10001
Attention: Sean Solis
Telephone: (212) 530-5898
Fax: (212) 822-5346
E-mail: ssolis@milbank.com

If to a Qualified Borrower:

At the address specified in its Qualified Borrower Promissory Note

With copies (which shall not be deemed to be notice hereunder) to:

Milbank LLP
55 Hudson Yards
New York, NY 10001
Attention: Sean Solis
Telephone: (212) 530-5898
Fax: (212) 822-5346
E-mail: ssolis@milbank.com

If to SMBC as Administrative Agent:

Sumitomo Mitsui Banking Corporation
277 Park Avenue

New York, New York 10172

Attention: Andrew Gerrity
Email: andrew_gerrity@smbcgroup.com
Telephone: (212) 353-7111

If to SMBC as Lender:

Sumitomo Mitsui Banking Corporation
277 Park Avenue

New York, New York 10172

Attention: Andrew Gerrity
Email: andrew_gerrity@smbcgroup.com
Telephone: (212) 353-7111

If to SMBC as Letter of Credit Issuer:

Sumitomo Mitsui Banking Corporation
277 Park Avenue

New York, New York 10172

Attention: Andrew Gerrity
Email: andrew_gerrity@smbcgroup.com
Telephone: (212) 353-7111

With a copy to the Administrative Agent, at the address and numbers set forth above.

With copies (which shall not be deemed to be notice hereunder) to:

Cadwalader, Wickersham & Taft LLP
650 South Tryon Street
Charlotte, North Carolina 28202
Attention: Tim Hicks
Telephone: (704) 348-5191
Facsimile: (704) 348-5200
Email: tim.hicks@cwt.com

If to the Lenders:

At the address and numbers set forth below the signature of such Lender on the signature page hereof or on the Assignment and Acceptance Agreement of such Lender.

Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section 12.6. With respect to any notice received by the Administrative Agent from any Borrower not otherwise addressed herein, the Administrative Agent shall notify the Lenders promptly of the receipt of such notice, and shall provide copies thereof to the Lenders.

(b)
Electronic Communication. Notices and other communications to the Lenders and the Letter of Credit Issuer or any other person hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Section 2 if such Lender or the Letter of Credit Issuer, as applicable, has notified the Administrative Agent and the Primary Borrowers in writing that it is incapable of receiving such notices by electronic communication. Any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

12.7
Governing Law. This Credit Agreement and any other Loan Document (except, at to any other Loan Document, as expressly set forth therein), and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
12.8
Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against any Credit Party with respect to this Credit Agreement, the Notes or the other Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their reasonable discretion may elect, and each Credit Party hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Credit Party hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by the applicable party by registered or certified mail, postage prepaid, to such Credit Party’s address set forth in Section 12.6. Each Credit Party hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the Notes brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.
12.9
Invalid Provisions. If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail.
12.10
Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.
12.11
Parties Bound; Assignment.
(a)
Parties Bound. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, except as expressly permitted hereby, no Borrower may assign or otherwise transfer any of its respective rights under this Credit Agreement without the prior written consent of all the Lenders.
(b)
Participations. With the prior written consent of the Administrative Agent, any Lender may (subject to compliance with the provisions of this Section 12.11) at any time grant to one or more banks or other institutions, other than a Competitor of the Investment Manager or a Borrower (each a “Participant”) a participating interest in its Commitment or any or all of its Principal Obligations. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall retain the sole right and responsibility to enforce and exercise any rights and perform its obligations hereunder and under the other Loan Documents, the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Credit Agreement. The voting rights of each Participant shall be limited to (i) reductions or increases in the amount, or altering the term, of the Commitment of such Participant and (ii) changes to the Maturity Date or interest rate. The Credit Parties agree that each Participant shall be entitled to the benefits of Section 4 and Section 5.3 with respect to its participating interest, to the extent that such Participant complies with the requirements of such Sections (it being understood that the documentation required under Section 4.1(f) shall be delivered to the granting Lender), as if it were a Lender; provided that in no event shall any Borrower be obligated to pay to such Participant amounts greater than those such Borrower would have been required to pay to the granting Lender in the absence of such participation, except to the extent that such obligation to pay such greater amounts results from a Change in Law that occurs after the Participant acquires the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 12.12 with respect to any Participant. An assignment or other transfer which is not permitted by Section 12.11(d) shall be given effect for purposes of this Credit Agreement only to the extent of a participating interest which is permitted in accordance with this Section 12.11(b). Each Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant shall, as agent of the Credit Parties solely for the purpose of this Section 12.11(b), record in book entries maintained by such Lender the name and the principal amount (and stated interest) of the participating interest of each Participant entitled to receive payments in respect of such participating interests (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitment, loan, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)
Preservation. In the event of a transfer, assignment, novation or amendment of the rights and/or the obligations under this Credit Agreement or any other Loan Documents, all security interests, guarantees and privileges created under or in connection with the Loan Documents shall automatically and without any formality be preserved for the benefit of the Administrative Agent, any Assignee and the other Secured Parties.
(d)
Assignments by Lenders. With the prior written consent of the Administrative Agent, and, other than (x) during the continuance of an Event of Default that has been continuing for more than thirty (30) consecutive days or (y) in the case of an assignment to an existing Lender, or an Affiliate of the assigning Lender that is an Eligible Institution, the Borrowers (such consents not to be unreasonably withheld or delayed), any Lender may (at its expense) at any time assign to one or more Eligible Assignees (an “Assignee”) all, or a proportionate part of all (in a constant, not varying, percentage), of its rights and obligations under this Credit Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance Agreement; provided that:
(i)
this Section 12.11(d) shall not restrict a pledge or grant of liens by any Lender to a Federal Reserve Bank, but no such assignment to a Federal Reserve Bank shall release the assigning Lender from its obligations hereunder;
(ii)
except in the case of an assignment to another Lender, or the assignment of all of a Lender’s rights and obligations under this Credit Agreement, any assignment shall be in a minimum amount of $10,000,000 unless otherwise consented to by the Administrative Agent, and, other than during the continuance of an Event of Default, the Borrowers;
(iii)
the assignee shall deliver to the Borrowers and the Administrative Agent any documentation required pursuant to Section 4.1(f);
(iv)
the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement and pay to the transferor Lender an amount equal to the purchase price agreed between such transferor Lender and such Assignee, and the transferor Lender shall deliver payment of a processing and recordation fee of $3,500 to the Administrative Agent; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;
(v)
notwithstanding anything in this Section 12.11 to the contrary, it shall be reasonable for the Borrowers to decline consent to an assignment to a Lender which does not agree to waive its rights under Section 5.3;
(vi)
notwithstanding anything in this Section 12.11 to the contrary, no such assignment shall be made to (A) any Fund Party or any Fund Party’s Subsidiaries or Affiliates, (B) to any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) a Competitor, so long as no Event of Default has occurred and been continuing for more than 120 consecutive days.
(e)
Consequences of Assignment by Lenders. Upon execution and delivery of such Assignment and Acceptance Agreement and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall become party to this Credit Agreement as a Lender and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.
(f)
Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (d) of this Section 12.11 and, in addition:
(i)
the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender or an Affiliate of the assigning Lender that is an Eligible Institution;
(ii)
the consent of the Letter of Credit Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment; and
(iii)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender or an Affiliate of such Lender.
(g)
Limitations on Assignments and Participations. Notwithstanding anything in this Section 12.11 to the contrary, (i) each Participant and each Assignee must be a Qualified Purchaser and (ii) prior to an Event of Default, at no time shall there be more than two (2) Lenders and Participants in the aggregate without the consent of the Borrowers in their sole discretion.
(h)
Register of Lenders. The Administrative Agent shall maintain at its principal offices in London or at such other location as the Administrative Agent shall designate in writing to each Lender and the Borrowers, a copy of each Assignment and Acceptance Agreement and each Lender Joinder Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, the amount of each Lender’s pro rata share of the Commitments and principal amounts (and stated interest) of the Loans, and the name and address of each Lender’s agent for service of process in New York (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each person or entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection and copying by any Borrower or any Lender during normal business hours upon reasonable prior notice to the Administrative Agent. A Lender may change its address and its agent for service of process upon written notice to the Administrative Agent, which notice shall be effective upon actual receipt by the Administrative Agent, which receipt will be acknowledged by the Administrative Agent upon request. Upon receipt of any Assignment and Acceptance Agreement or Lender Joinder Agreement, the Administrative Agent shall, if such Assignment and Acceptance Agreement or Lender Joinder Agreement has been completed, fully-executed and is in the form of Exhibit G or Exhibit N, as applicable, attached hereto: (i) accept such an Assignment and Acceptance Agreement or Lender Joinder Agreement; (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers.
(i)
Addition of Lenders. In accordance with Section 2.13, at the request of the Borrowers, a new lender may join the Credit Facility as a Lender by delivering a Lender Joinder Agreement to the Administrative Agent, and such new Lender shall assume all rights and obligations of a Lender under this Credit Agreement and the other Loan Documents; provided that:
(i)
the Commitment of the new Lender shall be in addition to the Commitment of the existing Lenders in effect on the date of such new Lender’s entry into the Credit Facility and the Maximum Commitment shall be increased in a corresponding amount in accordance with Section 2.13; and
(ii)
the parties shall execute and deliver to the Administrative Agent a Lender Joinder Agreement, the Borrowers shall execute such new Notes as the Administrative Agent or any Lender may request, and the new Lender shall deliver payment of a processing and recordation fee of $3,500 to the Administrative Agent, which amount the Administrative Agent may waive in its sole discretion.
(j)
Disclosure of Information. Any Lender may furnish any information concerning any Borrower Party in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.17.
(k)
Lender Representation. Each Lender represents and warrants that it is (and its Participants, if any, will be) a Qualified Purchaser.
12.12
Lender Removal/Replacement.

(a)
If for any reason any Lender shall become a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Administrative Agent, the Lenders, or the Borrowers at law or in equity, such Lender’s right to vote on matters related to this Credit Agreement, and to participate in the administration of the Loans and this Credit Agreement, shall be suspended during the pendency of such failure or refusal. The Borrowers may, upon prior written notice to the Administrative Agent and, if applicable, such Defaulting Lender, with respect to (x) a Defaulting Lender, (y) a Lender who does not consent to an amendment or waiver under Section 12.1 or that does not consent to an extension of the Stated Maturity Date under Section 2.12(a), or (z) a Secured Party requesting compensation or indemnification under Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.5 or Section 4.6, as the case may be, require such Defaulting Lender, non-consenting Lender or Secured Party to (i) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.11), all its interests, rights and obligations as a Lender under this Credit Agreement and the other Loan Documents to an Eligible Assignee acceptable to the Administrative Agent or (ii) resign from its obligations as Lender or Secured Party under this Credit Agreement and other Loan Documents and the Borrowers may reduce the Maximum Commitment by an amount equal to such Lender or Secured Party’s Commitment on a non-pro-rata basis; provided that (x) the assigning Lender shall have received payment of an amount equal to the aggregate outstanding principal balance of the Loans funded by it, all accrued and unpaid interest thereon, all accrued and unpaid fees to which such Lender is entitled and all other Obligations payable to such Lender hereunder, from the assignee (to the extent of such outstanding principal balance, accrued interest and fees) or the Borrowers (in the case of all other Obligations) and (y) in the case of any such assignment resulting from a demand for compensation or indemnification under Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.5 or Section 4.6 such assignment will result in a reduction in or will eliminate such compensation or payments. Any such assignment shall be made upon not less than five (5) Business Days’ notice delivered by the Borrowers to the Defaulting Lender and the Administrative Agent. The Defaulting Lender required to assign pursuant to this Section 12.12 shall have no duty to procure an assignee. Subject to Section 12.12(a), the Administrative Agent shall have the right, but not the obligation to acquire at par all of such Defaulting Lender’s Commitment, including its Lender Pro Rata Share (immediately prior to becoming a Defaulting Lender) of the Obligations under this Credit Agreement. In the event that the Administrative Agent does not exercise its right to so acquire all of such Lender’s interests, then each Lender that is not a Defaulting Lender (a “Current Party”) shall then, thereupon, have the right, but not the obligation, to acquire at par (or if more than one Current Party exercises such right, each Current Party shall have the right to acquire, pro rata, at par) such Defaulting Lender’s Commitment, including its Lender Pro Rata Share (immediately prior to becoming a Defaulting Lender) of the outstanding Obligations under this Credit Agreement.
(b)
Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participations in the Letter of Credit Liability shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Lender Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Principal Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 12.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(c)
Reduction in Maximum Commitment. If the reallocation described in Section 12.12(b) cannot, or can only partially, be effected, the Borrowers shall be deemed to have submitted a request for reduction in the Maximum Commitment equal to such excess in accordance with the procedures set forth in Section 3.6.
12.13
Maximum Interest. Regardless of any provision contained in any of the Loan Documents, in no event shall the rate of interest payable by any Borrower with respect to any Obligation exceed the Maximum Rate.
12.14
Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.
12.15
Survival. All representations and warranties made by the Credit Parties herein shall survive delivery of the Notes, the making of the Loans.
12.16
Full Recourse. Notwithstanding anything in this Credit Agreement or the other Loan Documents to the contrary, (i) the Obligations of any Borrower shall be fully recourse only to such Borrower and (ii) the Obligations shall not be recourse to any Investor, any General Partner or to any of the Borrowers’ or General Partners’ past, present or future directors, officers, employees, incorporators, authorized persons or agents, or the Investment Manager, except, in each case, with respect to the Collateral pledged and granted by way of assignment pursuant to the Loan Documents and for any claim or action for actual damages of the Administrative Agent or the Lenders as a result of any fraud, bad faith, willful misrepresentation or willful misappropriation of proceeds from the Credit Facility on the part of such Person, in which event there shall be full recourse against such Person. The Portfolio Investments shall not be included in the Collateral. No Investor shall have any personal liability under this Credit Agreement or the other Loan Documents; provided that the foregoing shall not limit the obligations of such Investor under the Partnership Agreement of the applicable Fund or its Subscription Agreement to make Investor Capital Contributions with respect to its Unfunded Capital Commitment.
12.17
Availability of Records; Confidentiality. (a) The Agent and the Lenders agree to keep confidential (and use only in connection with this Credit Agreement and the other Loan Documents and the transactions contemplated thereby) any Confidential Information; (b) the Borrowers acknowledge and agree that the Agents may provide such Confidential Information (other than Investor Information) to the Lenders, and that the Agents and each Lender may provide to any Affiliate thereof or Participant or Assignee or proposed Participant or Assignee and each of their respective officers, directors, employees, advisors, auditors, counsel, rating agencies, commercial paper dealers, commercial paper conduit service providers and agents or any other Person as deemed necessary or appropriate in any Agent’s or Lender’s reasonable judgment; provided that such party is advised of the confidential nature of such information, originals or copies of this Credit Agreement, all Loan Documents and all other documents, certificates, opinions, reports, and other material information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of any Borrower Party or received by an Agent or a Lender in connection with the Principal Obligations, the Letter of Credit Liability, the Commitments or any Borrower Party; provided that, prior to any such delivery or communication, the Agent, Affiliate of an Agent, Lender, Affiliate of a Lender, Participant, or Assignee, or proposed Participant or Assignee or such other Person, as the case may be, shall agree to preserve the confidentiality of all data and information which constitutes Confidential Information; (c) the Borrowers and the Agents (i) acknowledge and agree that (x) the identities of the Investors, any structural or financial information delivered by the Investors, the amounts of their respective Investor Capital Commitments and details regarding their investments under the applicable Subscription Agreements or Partnership Agreements (collectively, the “Investor Information”) have been and will be delivered on a confidential basis to the Administrative Agent and SMBC, as lender, provided that, (A) the Administrative Agent and SMBC, as lender, shall disclose such Investor Information within the Administrative Agent, SMBC and its counsel only to those persons responsible for the administration and enforcement of the Credit Facility, (B) the Administrative Agent and

SMBC, as lender, shall preserve the confidentiality of the Investors and shall not disclose the identities of the Investors to any and all other persons including any other Lender (and each of their respective employees, representatives, or other agents), (C) the Administrative Agent and SMBC, as lender, shall use Investor Information only in the context of enforcing rights of the Administrative Agent and the Lenders under the Credit Facility and shall not use Investor Information to solicit the Investors; provided that such restriction shall not prohibit any independent solicitation by SMBC or its Affiliates without reliance on such Investor Information (it being acknowledged and agreed that such Investor Information will not be shared with such Affiliate for any purpose) and (D) upon written request of the Borrowers, all Investor Information received by the Administrative Agent and SMBC, as lender, will be returned, destroyed or erased, as applicable, by the Administrative Agent and SMBC, as lender, as soon as reasonably practicable, after the Maturity Date; and (y) information with respect to Portfolio Investments has been and will be delivered on a confidential basis; (ii) acknowledge and agree that such Investor Information and information with respect to Portfolio Investments are Confidential Information; and (iii) agree that such Investor Information and information with respect to Portfolio Investments shall be subject to the provisions of this Section 12.17; and (d) anything herein to the contrary notwithstanding, the provisions of this Section 12.17 shall not preclude or restrict any such Person from disclosing any Confidential Information: (i) with the prior written consent of any Credit Party; (ii) upon the order of or pursuant to the rules and regulations of any Governmental Authority having jurisdiction over such party; (iii) in connection with any audit by an independent public accountant of such party, provided that such auditor thereto agrees to keep such information confidential; (iv) to examiners or auditors of any applicable Governmental Authority which examines such party’s books and records while conducting such examination or audit; (v) as otherwise specifically required by Applicable Laws or by any subpoena or similar legal process; (vi) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (vii) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section 12.17 or (B) becomes available to such Person on a non-confidential basis from a source other than the Credit Parties or (viii) which relates to the tax treatment and tax structure of the transactions contemplated hereby, including, without limitation, all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure, to taxing authorities. Notwithstanding the foregoing Section 12.17(c)(i)(x)(D), (i) the Administrative Agent will be permitted to retain Confidential Information to comply with any applicable laws or regulations and to satisfy internal audit or compliance requirements, and (ii) the Administrative Agent shall not be required to delete Confidential Information from back-up archival electronic storage in accordance with security and/or disaster recovery procedures.

The provisions of this Section 12.17 shall survive termination of this Credit Agreement, and shall remain operative and in full force and effect regardless of the repayment of the Obligations for a period of one (1) year from the termination of this Credit Agreement.

12.18
USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the USA PATRIOT Act of 2001, as amended (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Credit Party (and, in certain circumstances, each beneficial owner thereof), which information includes the name and address of each Credit Party (and any beneficial owner, as applicable) and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party (and any beneficial owner, as applicable) in accordance with the Patriot Act and the Beneficial Ownership Regulation.
12.19
Multiple Counterparts. This Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Credit Agreement by signing any such counterpart. Delivery of an executed counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.
12.20
Joint and Several Liability. Each Borrower acknowledges, represents and warrants the following:
(a)
Inducement. The Lenders have been induced to make the Loans to the Borrowers in part based upon the assurances by each Borrower that each Borrower desires that the Notes be honored and enforced as separate obligations of each Borrower, should the Administrative Agent and the Lenders desire to do so.
(b)
Combined Liability. Notwithstanding the foregoing, the Loans and the other Obligations constitute the joint and several obligations of each and every Borrower, and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Loans and the other Obligations against any one or more of the Borrowers.
(c)
Separate Exercise of Remedies. The Administrative Agent (on behalf of the Lenders) may exercise remedies against any Borrower and its property separately, whether or not the Administrative Agent exercises remedies against any other Borrower or its property. The Administrative Agent may enforce any Borrower’s obligations without enforcing any other Borrower’s obligations. Any failure or inability of the Administrative Agent to enforce any Borrower’s obligations shall not in any way limit the Administrative Agent’s right to enforce the obligations of any other Borrower. If the Administrative Agent forecloses or exercises similar remedies under any one or more Collateral Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Loans only to the extent of the cash proceeds actually realized by the Lenders from such foreclosure or similar remedy or, if applicable, the Administrative Agent’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Loans secured by such Collateral Documents under the applicable state law.
12.21
Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party that is an Affected Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
12.22
Judgment Currency. Each Borrower agrees to indemnify and hold harmless the Agents and the Lenders from and against any loss incurred by any of them as a result of any judgment or order being given or made for an amount due from such Borrower under or in connection with this Credit Agreement or any other Loan Document and such judgment or order being paid or payable in a currency other than the applicable currency (the “Judgment Currency”) as a result of any variation as between (i) the rate of exchange at which the applicable currency amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the relevant indemnified party is able to purchase the applicable currency with the amount of the Judgment Currency actually received by such Person. The foregoing indemnity shall constitute separate and independent obligations of the Borrowers and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion of, the relevant currency.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

BORROWER:

BLACKROCK DIRECT LENDING CORP.

By: /s/ Erik L. Cuellar__________
Name: Erik Cuellar
Title: Chief Financial Officer

Revolving Credit Agreement – BlackRock Direct Lending Corp.

ADMINISTRATIVE AGENT, LETTER OF CREDIT ISSUER AND LENDER:

SUMITOMO MITSUI BANKING CORPORATION,
as Administrative Agent, Letter of Credit Issuer and a Lender

By: /s/ Valery Fomenko_______________________
Name: Valery Fomenko
Title: Director

Revolving Credit Agreement – BlackRock Direct Lending Corp.

SUMITOMO MITSUI BANKING CORPORATION,
as Lender

By: /s/ Valery Fomenko_______________________
Name: Valery Fomenko
Title: Director

Revolving Credit Agreement – BlackRock Direct Lending Corp.

SCHEDULE I

Fund Party Information

Name	Type of Fund Party	Jurisdiction of Formation	Partnership Agreement / Limited Liability Company Agreement / Certificate of Incorporation	Management Agreement	Investor Subscription Agreement	Collateral Account Information
BlackRock Direct Lending Corp.	Borrower	Delaware	Certificate of Incorporation dated October 12, 2020.	N/A

Subscription Agreement, dated as of November 2020 (as modified by that certain Supplement to Subscription Agreement dated as of December 11, 2020), by and among the Public Institution for Social Security of Kuwait and BlackRock Direct Lending Corp.

Bank Name: State Street Bank and Trust Company ABA Number: 011-000-028 Account No. 11688280

SCH. I-1

Notice to a Borrower or a General Partner:

c/o BlackRock Capital Investment Advisors, LLC
2951 28th Street, Suite 1000

Santa Monica, CA 90405

Attention: Nik Singhal

Erik Cuellar

John Doyle

Laurence Paredes

Diana Huffman

Email: nik.singhal@BlackRock.com

erik.cuellar@BlackRock.com

john.doyle@BlackRock.com

laurence.paredes@BlackRock.com

diana.huffman@BlackRock.com

with a copy (which shall not be deemed to be notice hereunder) to:

c/o BlackRock, Inc.

Office of the General Counsel

50 Hudson Yards

New York, NY 10001

Attention: Jack Schinasi

Email: legaltransactions@blackrock.com

SCH. I-2

SCHEDULE II

Lender	Commitment
SUMITOMO MITSUI BANKING CORPORATION	$ 40,000,000

SCH. II-1

SCHEDULE III

Responsible Officers

1. Nik Singhal

2. Erik Cuellar

3. John Doyle

4. Laurence Paredes

SCH. III-1

SCHEDULE IV

Schedule of Maximum Commitments

Lender	Aggregate Commitments
SUMITOMO MITSUI BANKING CORPORATION	$ 40,000,000.00

Schedule IV